SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


           Date of Report (Date of earliest event reported): January 15, 1999
        ----------------------------------------------------------------------
                                                            (December 31, 1998)
                                                            ------------------


                          Ames Department Stores, Inc.
                         ------------------------------
               (Exact Name of Registrant As Specified In Charter)



                                    Delaware
                                   ----------
                 (State Or Other Jurisdiction Of Incorporation)



       1-5380                                         04-2269444
------------------------                      ---------------------------------
(Commission File Number)                      (IRS Employer Identification No.)



2418 Main Street; Rocky Hill, Connecticut              06067-2598
-----------------------------------------             ------------
 Address Of Principal Executive Offices)               (Zip Code)



                                 (860) 257-2000
                                 ---------------
              (Registrant's Telephone Number, Including Area Code)



                                 Not Applicable
                                ----------------
          (Former Name Or Former Address, If Changed Since Last Report)





Item 2:           ACQUISITION OR DISPOSITION OF ASSETS

                         On December 31, 1998, HSC Acquisition Corp.  ("HSC"), a
                  wholly owned subsidiary of Ames Department Stores, Inc. (the "Company")consummated its tender offer for the equity and debt securities of Hills Stores Company (" Hills") pursuant to which it acquired 81.5% of the common stock and 65.3% of the Series A preferred stock of Hills, and 73.9% of the aggregate principal amount outstanding of the senior subordinated notes of Hills (collectively, the "Hills Acquisition"). The Hills Acquisition was consummated pursuant to an Agreement and Plan of Merger, dated as of November 12, 1998, by and among the Company, HSC, and Hills which was filed as Exhibit 99(c)(1) to the Company's and HSC's Tender Offer Statement in a
                  Schedule 14D-1 filed with the Securities and Exchange Commission on November 18, 1998 and is incorporated herein by reference.

                         In  consummation of the  Hills acquisition,  a total of
                  $114,002,068  was  disbursed  as  follows:  i) $12,325,578  to tendering common shareholders; ii) $831,500 to tendering preferred shareholders; iii) $100,844,990 to tendering holders of the senior subordinated notes of Hills. The Hills Acquisition was funded by cash provided by operations and by the New Facility, as defined below.

                         The Hills  Acquisition  will be accounted for under the
                  purchase method of accounting, and as such, the final calculated purchase price will be allocated to the fair value of tangible assets and the excess of cost over net assets acquired.

Item 5:           OTHER EVENTS

                  (a)Certain on the Company's subsidiaries entered into a Credit Agreement dated December 31, 1998 with BankAmerica Business Credit, Inc., as agent, and a syndicate consisting of nineteen other banks and financial institutions,for a secured revolving credit facility of up to $650 million (the "New Facility"). The New Facility has a sublimit of $150 million for letters of credit and expires June 30, 2002. A copy of the New Facility is attached as Exhibit 10(k) and is incorporated herein by reference.

                 (b) The  Company  entered  into a post  merger  transition  and agency agreement (the "Gordon/Nassi Agreement") on December 31, 1998 with Gordon Brothers Retail Partners, LLC and The Nassi Group, LLC, (collectively, the "Agent"), which provides that the Agent shall serve for a period of time to manage the sale of the inventory acquired in the Hills Acquisition as well as certain other inventory identified in the Gordon/ Nassi Agreement. A copy of the Gordon/Nassi Agreement is attached as Exhibit 10(l) and is incorporated herein by reference.




Item 7:      FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS


                  (a)     Financial Statements.

                         As of the date of filing  this  Current  Report on Form
                  8-K, the financial statements required by this Item 7(a) are not yet available. In accordance with Item 7(a)(4)of Form 8-K, such financial statements shall be filed by amendment to this Form 8-K no later than 60 days after January 15, 1999.

                  (b)     Pro Forma Financial Information

                         As of the date of filing  this  Current  Report on Form
                  8-K, the pro forma financial information required by this Item 7 (b)are not yet available. In accordance with Item 7(b) of Form 8-K, such financial statements shall be filed by amendment to this Form 8-K no later than 60 days after January 15, 1999.





                                INDEX TO EXHIBITS






Exhibit No.                  Exhibit

       2(d) Agreement and Plan of Merger, dated as of November 12, 1998, by and among Ames Department Stores, Inc., its wholly-owned subsidiary, HSC Acquisition Corporation, and Hills Stores Company (Incorporated by reference to Exhibit 99(c)(1) of the Company's Schedule 14D-1 filed on November 12, 1998)


      10(k) Second Amended and Restated Credit Agreement, dated December 31, 1998, among certain financial institutions, as Lenders, BankAmerica Business Credit, as the Administrative Agent, and Ames FS, Inc., Ames Merchandising Corporation, and Hills Department Store Company


      10(l) Post Merger Transition and Agency Agreement by and among the Gordon Brothers Retail Partners, LLC and The Nassi Group, LLC, (collectively the "Agent") and Hills Stores Company, Hills Department Stores Company, and Ames Merchandising Corporation (collectively, and as applicable to the operator of the particular store, the "Merchant") dated as of December 31, 1998


















                                   SIGNATURES


       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                          AMES DEPARTMENT STORES, INC.
                                   Registrant




Dated:     January 14, 1999             By:         /s/ Joseph R. Ettore
                                                    -----------------------
                                                      Joseph R. Ettore
                                                      President, Director, and
                                                      Chief Executive Officer



Dated:     January 14, 1999             By:         /s/ Rolando de Aguiar
                                                    ------------------------
                                                      Rolando de Aguiar
                                                      Executive Vice President,
                                                      Chief Financial Officer



Dated:     January 14, 1999             By:         /s/ Mark von Mayrhauser
                                                    -------------------------
                                                      Mark von Mayrhauser
                                                      Vice President, Controller


















                                                                  Exhibit 10(k)






                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

                          Dated as of December 31, 1998

                                      Among

                     THE FINANCIAL INSTITUTIONS NAMED HEREIN

                                 as the Lenders

                                       and

                        BANKAMERICA BUSINESS CREDIT, INC.

                           as the Administrative Agent

                                       and

                                  AMES FS, INC.

                                   as Borrower

                         AMES MERCHANDISING CORPORATION

                                   as Borrower

                         HILLS DEPARTMENT STORE COMPANY

                                   as Borrower

                                       and

                      THE OTHER CREDIT PARTIES NAMED HEREIN

Section                                                       Page

                                TABLE OF CONTENTS


ARTICLE 1 INTERPRETATION OF THIS AGREEMENT
1.1 Definitions................................................2

1.2 Accounting Terms..........................................28

1.3 Interpretive Provisions...................................28


ARTICLE 2 LOANS AND LETTERS OF CREDIT
2.1 Total Facility............................................29

2.2 Loans.....................................................30

2.3 [Reserved]................................................37

2.4 Letters of Credit.........................................37


ARTICLE 3 INTEREST AND FEES
3.1 Interest..................................................45

3.2 Conversion and Continuation Elections.....................46

3.3 Maximum Interest Rate.....................................47

3.4 Closing Fee...............................................48

3.5 Unused Line Fee...........................................48

3.6 Letter of Credit Fee......................................48

3.7 Other Fees................................................49

3.8 Payment of Fees Under Section 3.8
    of the Existing Credit Agreement .........................49


ARTICLE 4 PAYMENTS AND PREPAYMENTS
4.1 Loans.....................................................49

4.2 Termination and Reduction of Facility.....................49

4.3 Payments from Insurance and Other Proceeds................50

4.4 Payments by the Borrowers.................................52

4.5 Payments as Loans.........................................52

4.6 Apportionment, Application and Reversal of Payments.......53

4.7 Indemnity for Returned Payments...........................54

4.8 Administrative Agent's and Lenders' Books
    and Records; Monthly Statements...........................54


ARTICLE 5 TAXES, YIELD PROTECTION AND ILLEGALITY
5.1 Taxes.....................................................55

5.2 Illegality................................................56

5.3 Increased Costs and Reduction of Return...................56

5.4 Funding Losses............................................58

5.5 Inability to Determine Rates..............................58

5.6 Certificates of Lenders...................................58

5.7 Substitution of Lenders...................................59

5.8 Survival..................................................60




ARTICLE 6 COLLATERAL
6.1 Grant of Security Interest................................60

6.2 Perfection and Protection of Security Interest............61

6.3 Location of Collateral....................................62

6.4 Title to, Liens on, and Sale and Use of Collateral........63

6.5 Appraisals................................................63

6.6 Access and Examination; Confidentiality...................63

6.7 Collateral Reporting......................................65

6.8 Collection of Accounts, Inventory and Other Amounts.......66

6.9 Inventory; Cycle Counts...................................67

6.10 Equipment................................................67

6.11 Documents, Instruments, and Chattel Paper................68

6.12 Right to Cure............................................68

6.13 Power of Attorney........................................68

6.14 The Administrative Agent's and Lenders'
     Rights, Duties and Liabilities...........................69


ARTICLE 7 BOOKS AND RECORDS; FINANCIAL INFORMATION; NOTICES
7.1 Books and Records.........................................69

7.2 Financial Information.....................................70

7.3 Notices to the Administrative Agent.......................73


ARTICLE 8 GENERAL WARRANTIES AND REPRESENTATIONS
8.1 Authorization, Validity, and Enforceability
    of this Agreement and the Loan Documents..................75

8.2 Validity and Priority of Security Interest................75

8.3 Organization and Qualification............................75

8.4 Corporate Name; Prior Transactions........................76

8.5 Subsidiaries and Affiliates...............................76

8.6 Financial Statements and Projections......................76

8.7 Capitalization............................................77

8.8 Solvency..................................................77

8.9 Debt......................................................77

8.10 Distributions............................................77

8.11 Title to Property........................................77

8.12 Proprietary Rights.......................................79

8.13 Trade Names..............................................79

8.14 Litigation...............................................79

8.15 Restrictive Agreements...................................80

8.16 Labor Matters............................................80

8.17 Environmental Laws.......................................80

8.18 No Violation of Law......................................81

8.19 No Default...............................................81

8.20 Employee Benefit Plans...................................81

8.21 Taxes....................................................83

8.22 Regulated Entities.......................................83

8.23 Use of Proceeds; Margin Regulations......................83

8.24 Copyrights, Patents, Trademarks and Licenses, etc........84

8.25 No Material Adverse Effect...............................84

8.26 Full Disclosure..........................................84

8.27 Material Agreements......................................85

8.28 Bank Accounts............................................85

8.29 Year 2000................................................85


ARTICLE 9 AFFIRMATIVE AND NEGATIVE COVENANTS
9.1 Taxes and Other Obligations...............................85

9.2 Corporate Existence and Good Standing.....................86

9.3 Compliance with Law; Maintenance of Licenses;
    Performance of Agreements.................................86

9.4 Maintenance of Property...................................87

9.5 Insurance.................................................87

9.6 Leases; New Real Estate...................................89

9.7 Environmental Laws........................................90

9.8 Compliance with ERISA.....................................93

9.9 Mergers, Consolidations or Sales..........................94

9.10 Restricted Investments; Capital Change; Distributions....95

9.11 Transactions Affecting Collateral or Obligations.........96

9.12 Guaranties...............................................96

9.13 Debt.....................................................96

9.14 Redemptions and Other Payments...........................97

9.15 Transactions with Affiliates.............................97

9.16 Investment Banking and Finder's Fees.....................98

9.17 Management Compensation..................................98

9.18 Business Conducted.......................................98

9.19 Liens....................................................98

9.20 Sale and Leaseback Transactions..........................98

9.21 New Subsidiaries.........................................98

9.22 Fiscal Year..............................................98

9.23 [Reserved]...............................................98

9.24 [Reserved]...............................................98

9.25 Minimum EBITDA...........................................98

9.26 Fixed Charge Coverage Ratio..............................99

9.27 Minimum Combined Availability............................99

9.28 Use of Proceeds..........................................99

9.29 Modification of Material Contracts.......................99

9.30 No Negative Pledges......................................99

9.31 Supplemental Disclosure.................................100

9.32 Further Assurances......................................100

9.33 Hills Merger............................................100



ARTICLE 10 CONDITIONS OF LENDING
10.1 Conditions Precedent to Making
     of Loans on the Closing Date............................101

10.2 Conditions Precedent to Each Loan.......................105


ARTICLE 11 DEFAULT; REMEDIES
11.1 Events of Default.......................................106

11.2 Remedies................................................110


ARTICLE 12 TERM AND TERMINATION
12.1 Term and Termination....................................112


ARTICLE 13 AMENDMENTS; WAIVER; PARTICIPATIONS; ASSIGNMENTS; SUCCESSORS
13.1 No Waivers; Cumulative Remedies.........................113

13.2 Amendments and Waivers..................................113

13.3 Assignments; Participations.............................114


ARTICLE 14 THE ADMINISTRATIVE AGENT
14.1 Appointment and Authorization...........................117

14.2 Delegation of Duties....................................117

14.3 Liability of Administrative Agent.......................118

14.4 Reliance by Administrative Agent........................118

14.5 Notice of Default.......................................119

14.6 Credit Decision.........................................119

14.7 Indemnification.........................................120

14.8 Administrative Agent in Individual Capacity.............120

14.9 Successor Administrative Agent..........................120

14.10 Withholding Tax........................................121

14.11 [Reserved].............................................122

14.12 Collateral Matters.....................................123

14.13 Restrictions on Actions by Lenders;
      Sharing of Payments....................................124

14.14 Agency for Perfection..................................125

14.15 Payments by Administrative Agent to Lenders............125

14.16 Concerning the Collateral and
      the Related Loan Documents.............................125

14.17 Field Audit and Examination Reports;
      Disclaimer by Lenders..................................125

14.18 Relation Among Lenders.................................126


ARTICLE 15 GUARANTEES


ARTICLE 16 MISCELLANEOUS
16.1 Cumulative Remedies; No Prior Recourse to Collateral....128

16.2 Severability............................................129

16.3 Governing Law; Choice of Forum; Service of Process;
     Jury Trial Waiver.......................................129

16.4 WAIVER OF JURY TRIAL....................................130

16.5 Survival of Representations and Warranties..............130

16.6 Other Security and Guaranties...........................130

16.7 Fees and Expenses.......................................131

16.8 Notices.................................................132

16.9 Waiver of Notices.......................................134

16.10 Binding Effect.........................................134

16.11 Indemnity of the Administrative Agent
      and the Lenders by the Credit Parties..................134

16.12 Limitation of Liability................................134

16.13 Final Agreement........................................135

16.14 Counterparts...........................................135

16.15 Captions...............................................135

16.16 Right of Setoff........................................135

16.17 Joint and Several Liability............................136

                             EXHIBITS AND SCHEDULES


EXHIBIT A         -                 FORM OF BORROWING BASE CERTIFICATE

EXHIBIT B         -                 LIST OF CLOSING DOCUMENTS

EXHIBIT C         -                 NOTICE OF BORROWING

EXHIBIT D         -                 NOTICE OF CONVERSION/CONTINUATION

EXHIBIT E         -                 FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT

EXHIBIT F         -                 FORM OF ACCOUNTANT'S LETTER

EXHIBIT G         -                 FORM OF NOTE


SCHEDULE A        -                 OUTSTANDING LETTERS OF CREDIT
SCHEDULE B        -                 [RESERVED]
SCHEDULE C        -                 LANDLORD LIEN STATES
SCHEDULE 6.3      -                 LOCATIONS OF COLLATERAL
SCHEDULE 8.3      -                 CORPORATE ORGANIZATION AND QUALIFICATION
SCHEDULE 8.4      -                 CORPORATE NAME; PRIOR TRANSACTIONS
SCHEDULE 8.5      -                 SUBSIDIARIES AND AFFILIATES
SCHEDULE 8.7      -                 CAPITALIZATION
SCHEDULE 8.10     -                 PRIOR DISTRIBUTIONS
SCHEDULE 8.11     -                 REAL ESTATE; LEASES
SCHEDULE 8.12     -                 REGISTERED PROPRIETARY RIGHTS
SCHEDULE 8.13     -                 TRADE NAMES
SCHEDULE 8.14     -                 LITIGATION
SCHEDULE 8.16     -                 LABOR MATTERS
SCHEDULE 8.17     -                 ENVIRONMENTAL LAWS
SCHEDULE 8.20     -                 ERISA
SCHEDULE 8.21     -                 TAX MATTERS
SCHEDULE 8.27     -                 MATERIAL AGREEMENTS
SCHEDULE 8.28     -                 BANK ACCOUNTS
SCHEDULE 9.5      -                 INSURANCE
SCHEDULE 9.9      -                 ASSET SALES
SCHEDULE 9.13     -                 DEBT
SCHEDULE 9.19     -                 LIENS
SCHEDULE 10.1(q)  -                 CERTAIN MORTGAGED PREMISES

                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

         Second Amended and Restated Credit Agreement, dated as of December 31, 1998, among the financial institutions listed on the signature pages hereof (such financial institutions, together with their respective successors and assigns, are referred to hereinafter each individually as a "Lender" and collectively as the "Lenders"), BankAmerica Business Credit, Inc., a Delaware corporation (together with its successors and assigns, "BABC"), with an office at 40 East 52nd Street, New York, New York 10022, as administrative agent for the Lenders (in its capacity as administrative agent, together with any successor in such capacity, the "Administrative Agent"), Ames FS, Inc., a
Delaware corporation, with an office at 2418 Main Street, Rocky Hill, Connecticut 06067 ("Ames FS"), Ames Merchandising Corporation, a Delaware corporation (formerly known as Zayre Central Corp.), with an office at 2418 Main Street, Rocky Hill, Connecticut 06067 ("Ames Merchandising"), Hills Department Store Company, a Delaware corporation, with an office at 2418 Main Street, Rocky Hill, Connecticut 06067 ("Hills Department Stores" and together with Ames FS and Ames Merchandising, each a "Borrower" and collectively, the "Borrowers") and the other Credit Parties named herein and signatories hereto.


                              W I T N E S S E T H

         WHEREAS, Ames FS, Ames Merchandising and certain affiliates thereof, all or some of the Lenders (in such capacity, the "Existing Lenders"), the Co-Agents party thereto (in such capacity, the "Existing Co-Agents") and the Administrative Agent are parties to the Amended and Restated Credit Agreement, dated as of December 27, 1996 (as heretofore amended, together with the Exhibits and Schedules thereto, the "Existing Credit Agreement"), providing for loans to be made to, and letters of credit to be issued for the account of, Ames FS and Ames Merchandising in the aggregate principal and/or face amount not exceeding $320,000,000 at any one time outstanding;

         WHEREAS, HSC Acquisition Corp., a Delaware corporation ("HSC") is a wholly-owned subsidiary of Ames Department Stores, Inc., a Delaware corporation (the "Parent");

         WHEREAS, the Parent and HSC have entered into an Agreement and Plan of Merger dated as of November 12, 1998 (as in effect on the date of this Agreement and as hereafter amended, restated, supplemented or otherwise modified from time to time with the prior written consent of the Administrative Agent and the Majority Lenders, the "Hills Merger Agreement") with Hills Stores Company, a Delaware corporation ("Hills");

         WHEREAS, Hills Department Stores is a wholly-owned subsidiary of Hills;

         WHEREAS, pursuant to the Hills Merger Agreement HSC has made the Offer and the Note Tender Offer (as such terms are defined in the Hills Merger Agreement and used herein as therein defined);

         WHEREAS, the Credit Parties have requested that the Administrative Agent and the Lenders amend and restate the terms and conditions of the Existing Credit Agreement to, inter alia, terminate the existing $20,000,000 term loan facility, increase the aggregate maximum principal amount of the credit facilities provided from $320,000,000 to $650,000,000 at any one time outstanding and add Hills Department Stores as a borrower hereunder; and

         WHEREAS, the Parent and its Subsidiaries will each derive substantial benefits from the execution, delivery and performance of this Agreement.

         NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth in this Agreement, and for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree that the Existing Credit Agreement shall be amended and restated in its entirety as follows:


                                    ARTICLE 1

                        INTERPRETATION OF THIS AGREEMENT

1.1      Definitions.
           As used herein:

"Accounts" means, with respect to any Credit Party, all of such Credit Party's now owned or hereafter acquired or arising accounts, and any other rights of such Credit Party to payment for the sale or lease of goods or rendition of services, whether or not they have been earned by performance.

"Account Debtor" means each Person obligated in any way on or in connection with an Account.

"Administrative Agent" means BankAmerica Business Credit, Inc., solely in its capacity as administrative agent for the Lenders, and any successor agent.

"Administrative Agent Advances" has the meaning specified in Section 2.2(i).

"Administrative Agent's Liens" means the Liens granted to the Administrative Agent, for the ratable benefit of the Lenders, BABC and the Administrative Agent pursuant to this Agreement and the other Security Documents.

"Administrative Agent-Related Persons" means the Administrative Agent and any successor agent, together with their respective Affiliates, and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

"Adverse Environmental Condition" means any of the matters referred to in clause
(i), (ii) or (iii) of the definition of Environmental Claim.

"Affiliate" means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person or which owns, directly or indirectly, ten percent (10%) or more of the outstanding equity interest of such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, by contract, or otherwise.

"Agreement" means this Amended and Restated Credit Agreement.

"Amended and Restated Intercompany Security Agreements" means, collectively, the Intercompany Security Agreement, dated as of June 22, 1994, as heretofore amended and as amended and restated as of the Closing Date, by the Parent in favor of Ames Merchandising, the Intercompany Security Agreement, dated as of the Closing Date, by the Parent in favor of Ames FS and the Intercompany Security Agreement, dated as of the Closing Date, by the Parent in favor of Hills Department Stores.

"Amended and Restated Patent and Trademark Agreement" means the Security Agreement and Mortgage - Trademarks, Patents and Copyrights, dated as of June 22, 1994, as heretofore amended and as amended and restated as of the Closing Date, executed and delivered by the Credit Parties to the Administrative Agent to evidence and perfect the Administrative Agent's Lien in the present and future patents, trademarks, copyrights and related licenses and rights of the Credit Parties, for the benefit of the Administrative Agent and the Lenders.

"Amended and Restated Stock Pledge Agreement" means the Pledge Agreement (Capital Stock), dated as of June 22, 1994, as heretofore amended and as amended and restated as of the Closing Date, by the Parent in favor of the Administrative Agent and the Lenders.

"Amended Collateral Assignments" means (i) the Collateral Assignment of Master Sublease, dated as of June 22, 1994, as heretofore amended and as amended and restated as of the Closing Date, between a Credit Party and the Administrative Agent and delivered to the Administrative Agent, and (ii) each Collateral Assignment of Leases and Rents, dated as of June 22, 1994, as heretofore amended and as amended and restated as of the Closing Date, between a Credit Party and the Administrative Agent and delivered to the Administrative Agent, each of which is listed on Exhibit B and which provides the Administrative Agent a Lien, for the benefit of the Administrative Agent and the Lenders, on or other interest in the property covered thereby.

"Amended Mortgages" means each Open End Mortgage, Assignment of Leases, Rents and Profits, Security Agreement, Financing Statement and Fixture Filings, dated as of June 22, 1994, as heretofore amended and as amended and restated as of the Closing Date, between the Credit Party or Credit Parties named therein and the Administrative Agent and delivered to the Administrative Agent, each of which is listed on Exhibit B, and as from time to time further amended, spread, severed, partially released, increased or otherwise modified, in each case, which provide the Administrative Agent a Lien, for the benefit of the Administrative Agent and the Lenders, on or other interest in any portion of the Premises or the Real Estate or which relate to any such Lien or interest.

"Ames Credit Parties" shall mean and include the Parent and each Subsidiary of the Parent existing immediately prior to consummation of the Offer.

"Ames FS" has the meaning set forth in the recitals to this Agreement.

"Ames Merchandising" has the meaning set forth in the recitals to this Agreement.

"Anniversary Date" means each anniversary of the Closing Date.

"Applicable Margin" means, with respect to any Loan, the amount set forth below which corresponds to the Fixed Charge Coverage Ratio set forth below for the four consecutive fiscal quarter period of the Parent ended with the most recent fiscal quarter of the Parent for which the Administrative Agent receives the financial statements and Fixed Charge Coverage Ratio Certificate required below, determined and adjusted as provided herein. On the Closing Date and thereafter until the first day of the first full calendar month after the delivery to the Administrative Agent of the financial statements of the Parent and its Subsidiaries required pursuant to Section 7.2(c) as at the end of and for the fiscal quarter of the Parent ended January, 2000, together with the corresponding Fixed Charge Coverage Ratio Certificate for the four consecutive fiscal quarter period ended on such date, the Applicable Margin for LIBOR Rate Loans shall be 2.25% and the Applicable Margin for Base Rate Loans shall be 0.625% and each shall thereafter be adjusted after each delivery to the Administrative Agent of the quarterly financial statements of the Parent and its Subsidiaries required pursuant to Section 7.2(c) for each fiscal quarter of the Parent, together with the corresponding Fixed Charge Coverage Ratio Certificate for the four fiscal quarter period ending on the last day of such fiscal quarter, which Fixed Charge Coverage Ratio Certificate demonstrates that the Fixed Charge Coverage Ratio indicated below for any such adjustment has been achieved, each such adjustment to be effective on the first day of the first full calendar month after the latest date on which each such delivery is required hereunder.


Fixed Charge                Applicable Margin for              Applicable Margin
Coverage                       LIBOR Rate Loans                       for
  Ratio                                                         Base Rate Loans

Equal to or greater than
1.50 to 1.00                       1.50%                              zero (0)

Equal to or  greater  than
1.25 to 1.00                       1.75%                              .125%
but less than 1.50 to 1.00

Equal to or  greater  than
1.01 to 1.00                       2.00%                              .375%
but less than 1.25 to 1.00

Less than 1.01 to 1.00             2.25%                              .625%

         Notwithstanding anything in this definition to the contrary, (i) in the event that the Administrative Agent shall fail to receive any such financial statements and the related Fixed Charge Coverage Ratio Certificate for any fiscal quarter of the Parent within forty-five (45) days following the end of such fiscal quarter (within ninety (90) days following the end of such fiscal quarter if such fiscal quarter is the last fiscal quarter of any Fiscal Year), then the Applicable Margin shall, at the end of such forty-fifth or ninetieth day, as appropriate, immediately and without notice or further action be the highest Applicable Margin provided herein (such Applicable Margin to be in effect until the first day of the first full calendar month after the Administrative Agent receives the financial statements of the Parent and its Subsidiaries required under Section 7.2(c) for the most recent fiscal quarter of the Parent, and the related Fixed Charge Coverage Ratio Certificate); and (ii) in the event that, with respect to any four consecutive fiscal quarter period of the Parent which shall be a Fiscal Year, the audited financial statements of the Parent and its Subsidiaries required under Section 7.2(a) for such Fiscal Year shall indicate the Fixed Charge Coverage Ratio for such four consecutive fiscal quarter period (as determined by the Administrative Agent) was less than that reflected in the Fixed Charge Coverage Ratio Certificate delivered to the Administrative Agent for such four consecutive fiscal quarter period, the Applicable Margin shall be adjusted retroactively (to the effective date of the Applicable Margin which was determined based upon the delivery of such Fixed Charge Coverage Ratio Certificate and the related quarterly financial statements of the Parent and its Subsidiaries delivered pursuant to Section 7.2(c) for the fourth quarter of such four consecutive fiscal quarter period) to reflect an Applicable Margin based upon the Fixed Charge Coverage Ratio determined from the audited financial statements and each of the Borrowers shall make payments to the Administrative Agent on behalf of the Lenders to reflect such adjustment.

"Assignee" has the meaning specified in Section 13.3(a).

"Assignment and Acceptance" has the meaning specified in Section 13.3(a).

"Attorney Costs" means and includes all fees, expenses and disbursements of any law firm or other external counsel engaged by the Administrative Agent, the allocated cost of internal legal services of the Administrative Agent and all expenses and disbursements of internal counsel of the Administrative Agent.

"BABC" has the meaning set forth in the first paragraph of this Agreement.

"BABC Loan" and "BABC Loans" have the meanings specified in Section 2.2(h).

"Bank of America" means Bank of America National Trust and Savings Association, a national banking association, or any successor entity thereto.

"Bankruptcy Code" means Title 11 of the United States Code (11 U.S.C. ss. 101 et seq.).

"Base Rate" means, for any day, the rate of interest in effect for such day as publicly announced from time to time by Bank of America in San Francisco, California, as its "reference rate" (the "reference rate" being a rate set by Bank of America based upon various factors including Bank of America's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate). Any change in the reference rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change. Each Interest Rate based upon the Base Rate shall be adjusted simultaneously with any change in the Base Rate.

"Base Rate Loan" means a Loan during any period in which it bears interest based on the Base Rate.

"Book Value" means at any time, as to any Inventory of a Borrower in respect of which such amount is to be determined, the lower of (i) cost at such time (determined in accordance with GAAP on a first-in, first-out basis) or (ii) market value at such time.

"Borrowing" means a borrowing hereunder consisting of Loans made on the same day by the Lenders to a Borrower (or by BABC in the case of a Borrowing funded by BABC Loans) or by the Administrative Agent in the case of a Borrowing consisting of an Administrative Agent Advance.

"Borrowing Base Certificate" means a certificate by a Responsible Officer of a Borrower, substantially in the form of Exhibit A (or another form acceptable to the Administrative Agent) setting forth the calculation of the Combined Availability and the Individual Availability for such Borrower, including a calculation of each component thereof, as of the close of business no more than seven (7) Business Days prior to the date of such certificate, all in such detail as shall be satisfactory to the Administrative Agent. All calculations of Combined Availability and Individual Availability of a Borrower in connection with the preparation of any Borrowing Base Certificate shall originally be made by such Borrower and certified to the Administrative Agent; provided, that the Administrative Agent shall have the right to review and adjust, in the exercise of its reasonable credit judgment, any such calculation (1) to reflect its reasonable estimate of declines in value of any of the Collateral described therein, and (2) to the extent that such calculations are not in accordance with this Agreement.

"Business Day" means (a) any day that is not a Saturday, Sunday, or a day on which banks in San Francisco, California, are required or permitted to be closed, and (b) with respect to all notices, determinations, fundings and payments in connection with the LIBOR Rate or LIBOR Rate Loans, any day that is a Business Day pursuant to clause (a) above and that is also a day on which trading is carried on by and between banks in the London interbank market.

"Capital Adequacy Regulation" means any guideline, request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any bank or of any corporation controlling a bank.

"Capital Expenditures" means, for any Person, any expenditures or costs made or to be made by such Person for the acquisition, maintenance or repair of fixed or capital assets (in each case, which are required to be capitalized on the balance sheet of such Person in accordance with GAAP), including, without limitation, the incurrence or assumption of any Debt in respect of such fixed or capital asset, including, without limitation, those costs arising in connection with a Capital Lease; provided, however, that the expenditure of proceeds of casualty insurance on tangible property for any replacement, repair or restoration of such tangible property, the loss or destruction of or damage to which gave rise to such proceeds, shall not constitute a Capital Expenditure for purposes of determining the Fixed Charge Coverage Ratio for any period.

"Capital Lease" of any Person means any lease of any property (whether real, personal or mixed) by that Person as lessee which, in conformity with GAAP, is, or is required to be, accounted for as a capital lease on the balance sheet of such Person.

"Cash Interest Expense" means, with respect to the Parent and its consolidated Subsidiaries for any period, the aggregate amount of cash required to be paid by the Parent and its Subsidiaries on a consolidated basis during such period in respect of Interest Expense of the Parent and its Subsidiaries on a consolidated basis during such period.

"Change in Control" means such time as (i) any Credit Party liquidates or dissolves except to the extent expressly permitted under Section 9.9 hereof,
(ii) prior to consummation of the Hills Merger, the Parent shall cease to own and control, directly or indirectly, (x) 100% of each class of capital stock or other ownership interests (on a fully diluted basis) of each of the Ames Credit Parties (other than the Parent) and (y) at least 75% of the voting stock or other equivalent ownership interests (on a fully diluted basis) of each of the Hills Credit Parties, (iii) upon and at all times following consummation of the Hills Merger, the Parent shall cease to own and control, directly or indirectly, 100% of each class of capital stock or other ownership interests (on a fully diluted basis) of each of the Credit Parties (other than the Parent), (iv) Hills shall cease to own and control, directly or indirectly, 100% of each class of capital stock or other ownership interests (on a fully diluted basis) of each of the Hills Credit Parties (other than Hills), (v) there occurs any transaction or series of transactions (including, without limitation, a tender offer, merger or consolidation) the result of which is that any "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) becomes the "beneficial owner" (as defined in Rule 13(d)(3) of the Exchange Act) of more than 25% of the total aggregate voting power of the voting capital stock of the Parent and/or warrants or options to acquire such voting capital stock, calculated on a fully diluted basis.

"Closing Date" means December 31, 1998.

"Closing Fee" has the meaning specified in Section 3.4.

"COBRA" has the meaning specified in Section 8.20.

"Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute, and regulations promulgated thereunder.

"Collateral" has the meaning specified in Section 6.1.

"Combined Availability" means at any time the aggregate of the Individual Availability of the Borrowers at such time.

"Combined Borrowing Base" means at any time the aggregate of the Individual Borrowing Bases of the Borrowers at such time.

"Combined Outstandings" means at any time the aggregate of the Individual Outstandings of the Borrowers at such time.

"Commitment" means, at any time with respect to a Lender, the principal amount set forth beside such Lender's name under the heading "Commitment" on the signature pages of this Agreement or on the signature page of the Assignment and Acceptance pursuant to which such Lender became a Lender hereunder in accordance with the provisions of Section 13.3, as such Commitment may be adjusted from time to time in accordance with the provisions of Section 13.3, and "Commitments" means, collectively, the aggregate amount of the commitments of all of the Lenders.

"Consent Solicitation" has the meaning set forth in the Hills Merger Agreement.

"Constrained Lender" has the meaning specified in Section 13.3(e).

"Contaminant" means all Hazardous Materials and all those substances which are regulated by or form the basis of liability under Federal, state or local environmental, health and safety statutes or regulations including, without limitation, asbestos, polychlorinated biphenyls ("PCBs"), and radioactive substances, or any other material or substance which constitutes a material health, safety or environmental hazard to any Person or property.

"Conversion/Continuation Date" has the meaning specified in Section 3.2(b).

"Credit Parties" means and includes each Borrower, the Parent and each other Guarantor.

"Credit Support" has the meaning specified in Section 2.4(a).

"Debt" means, as to any Person, all liabilities, obligations and indebtedness of such Person to any other Person, of any kind or nature, now or hereafter owing, arising, due or payable, howsoever evidenced, created, incurred, acquired or owing, whether primary, secondary, direct, contingent, fixed or otherwise, and including, without in any way limiting the generality of the foregoing: (i) such Person's liabilities and obligations to trade creditors; (ii) all Obligations;
(iii) all obligations and liabilities of any Person secured by any Lien on such Person's property, even though such Person shall not have assumed or become liable for the payment thereof; provided, however, that all such obligations and liabilities which are limited in recourse to such property shall be included in Debt only to the extent of the book value of such property as would be shown on a balance sheet of such Person prepared in accordance with GAAP; (iv) all obligations or liabilities created or arising under any Capital Lease or conditional sale or other title retention agreement with respect to property used or acquired by such Person, even if the rights and remedies of the lessor, seller or lender thereunder are limited to repossession of such property; provided, however, that all such obligations and liabilities which are limited in recourse to such property shall be included in Debt only to the extent of the book value of such property as would be shown on a balance sheet of such Person prepared in accordance with GAAP; (v) all accrued pension fund and other employee benefit plan obligations and liabilities; (vi) all obligations and liabilities under Guaranties; and (vii) deferred taxes.

"Debt For Borrowed Money" means, as to any Person, Debt for borrowed money or as evidenced by notes, bonds, debentures or similar evidences of any such Debt of such Person, the deferred and unpaid purchase price of any property or business (other than trade accounts payable incurred in the ordinary course of business and constituting current liabilities) and all obligations under Capital Leases.

"Default" means any event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured or otherwise remedied during such time) constitute an Event of Default.

"Default Rate" means a fluctuating per annum interest rate at all times equal to the sum of (i) the otherwise applicable Interest Rate plus (ii) two percent (2.00%). Each Default Rate shall be adjusted simultaneously with any change in the applicable Interest Rate. In addition, with respect to Letters of Credit, the Default Rate shall mean an increase in the Letter of Credit Fee by two percentage points.

"Defaulting Lender" has the meaning specified in Section 2.2(g)(ii).

"Distribution" means, in respect of any corporation: (a) the payment or making of any dividend or other distribution of property in respect of capital stock (or any options or warrants for such stock) of such corporation, other than distributions in capital stock (or any options or warrants for such stock) of the same class; or (b) the redemption or other acquisition of any capital stock (or any options or warrants for such stock) of such corporation.

"DOL" means the United States Department of Labor or any successor department or agency.

"Dollar" and "$" mean dollars in the lawful currency of the United States.

"EBITDA" means, for the Parent and its Subsidiaries, on a consolidated basis for any period, the sum of:

         (i) the net income (or net loss) of the Parent and its Subsidiaries on a consolidated basis (determined in accordance with GAAP except to the extent otherwise provided in the proviso to this definition) for such period, without giving effect to any GAAP extraordinary gains or losses; plus (or minus)

         (ii) to the extent that any of the items  referred to in any of clauses
(A) through (E) below were deducted (or added) in calculating such net income (or net loss):

(A) Interest Expense of the Parent and its Subsidiaries, on a consolidated basis for such period;

(B) income tax expense or benefit (including, without limitation, income tax refunds pertaining to prior fiscal years) of the Parent and its Subsidiaries, on a consolidated basis with respect to operations for such period;

(C) the amount of all depreciation, amortization, LIFO inventory expense, stock appreciation right accruals and other noncash charges in accordance with GAAP, in each case of the Parent and its Subsidiaries on a consolidated basis for such period;

(D) the amount of non-recurring restructuring charges in connection with the closing of stores in an amount not to exceed the amounts set forth in the projections of the Parent and its Subsidiaries entitled "The October 28, 1998 Projections" for the fiscal periods set forth therein (or, for any Fiscal Year not fully set forth in such projections, the Latest Projections most recently delivered to the Administrative Agent for such period); and

(E) in addition to charges described in clause (D) above, up to $10,000,000 in each Fiscal Year (commencing with the Fiscal Year ending in January 2000) in respect of non-recurring restructuring charges and incremental inventory markdowns in connection with the closing of stores;

provided, that EBITDA shall be calculated based on the Parent's historical treatment of inventory mark-downs in connection with store closings, consistent with the methodology used during the term of the Existing Credit Agreement and in the preparation of the projections of the Parent and its Subsidiaries entitled "The October 28, 1998 Projections."

"Eligible Inventory" means Inventory, valued at the lower of cost or market, that constitutes first quality finished goods and that, unless the Administrative Agent in its sole discretion elects: (i) is not, in the Administrative Agent's good faith judgment, obsolete or unmerchantable; (ii) is located at premises owned by or leased to a Credit Party or on premises otherwise reasonably acceptable to the Administrative Agent (unless such Inventory is in-transit and also is subject to a merchandise or documentary Letter of Credit); provided, however, that Inventory located (x) in any warehouse not owned by a Credit Party (or otherwise held by any bailee), (y) on premises leased to a Credit Party in (A) any jurisdiction in which, as of the Closing Date, no Credit Party maintains any leased premises to the extent that the law of such jurisdiction provides for a Lien in favor of lessors on inventory located on leased premises or (B) any jurisdiction which is listed in Schedule C as in effect on the Closing Date or any jurisdiction which, by virtue of any change in law enacted or effective after the Closing Date, provides a Lien in favor of lessors on inventory located on leased premises or (z) on premises owned by such Credit Party and subject to a mortgage the mortgagee of which holds a Lien on inventory located on such premises by virtue of such mortgage or possession by the mortgagee of the premises, shall in each case not be Eligible Inventory unless (A) such Borrower shall have delivered to the Administrative Agent a Lien Waiver Certificate for the Inventory at any such premises or (B) a reserve has been established by the Administrative Agent for the Inventory at all such premises in an aggregate amount of $1,843,000; (iii) is Inventory upon which the Administrative Agent for the benefit of the Lenders has a first priority perfected security interest; (iv) is not work-in-process, spare parts, packaging and shipping materials, raw materials, supplies, bill-and-hold Inventory, returned or defective Inventory, lay-away Inventory, Inventory in-transit (other than that covered by a merchandise or documentary Letter of Credit as provided in the definition of Individual Availability) or Inventory delivered to a Borrower on approval or consignment ; and (v) the Administrative Agent, in the exercise of its good faith judgment, deems eligible as the basis for Loans based on such collateral criteria as the Administrative Agent may from time to time in its sole discretion deem necessary or appropriate. If any Inventory at any time ceases to be Eligible Inventory, such Inventory shall promptly be excluded from the calculation of Eligible Inventory.

"Employee Plan" means an "employee benefit plan" as defined in Section 3(3) of ERISA, which is maintained for, or contributions are made on behalf of, employees of any Credit Party, and any ERISA Affiliate, other than a Multiemployer Plan.

"Environmental Claim" means any written notice of violation, claim, demand, abatement or order by any governmental authority or any person for personal injury (including sickness, disease or death), property damage, damage to the environment, nuisance, pollution, contamination or other adverse effects on the environment, or for fines, penalties or deed or use restrictions, resulting from or based upon (i) the existence, or the continuation of the existence, of a Release (including, without limitation, sudden or non-sudden, accidental or nonaccidental Releases), of, or exposure to, any Contaminant, odor or audible noise or other release or emission in, into or onto the environment (including, without limitation, the air, ground, water or any surface) at, in, by or from any of the Facilities, (ii) the environmental aspects of the transportation, storage, treatment or disposal of Contaminants in connection with the operation of any of the Facilities or (iii) the violation, or alleged violation by the Parent or any of its Subsidiaries, of any statutes, ordinances, orders, rules, regulations, Permits or licenses of or from any governmental authority, agency or court relating to environmental matters connected with any of the Facilities, under any applicable Environmental Law.

"Environmental Compliance Reserve" means any reserves which the Administrative Agent, after the Closing Date, establishes from time to time for amounts that are reasonably likely to be expended by the Borrowers in order for the Borrowers and their respective operations and property (i) to comply with any notice from a Governmental Authority asserting non-compliance with Environmental Laws, or
(ii) to correct any such non-compliance identified in a report delivered to the Administrative Agent and the Lenders pursuant to Section 9.7, in either case, the result of which could reasonably be expected to have a Material Adverse Effect.

"Environmental Laws" means the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C.ss. 9601 et seq.), the Hazardous
Material Transportation Act (49 U.S.C. ss. 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. ss. 6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. ss. 1251 et seq.), the Oil Pollution Act of 1990 (P.L. 101-380), the Safe Drinking Water Act (42 U.S.C. ss.300(f), et seq.), the Clean Air Act (42 U.S.C. ss. 7401 et seq.), the Toxic Substances Control Act, as amended ( 15 U.S.C. ss. 2601 et seq. ), the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. ss. 136 et seq.), and the Occupational Safety and Health Act (29 U.S.C. ss. 651 et seq.), as such laws have been and hereafter may be amended or supplemented, and any analogous present or future federal, state or local, statutes and regulations promulgated pursuant thereto.

"Equipment" means, with respect to any Credit Party, all of such Credit Party's now owned and hereafter acquired machinery, equipment, furniture, furnishings, fixtures, and other tangible personal property (except Inventory), including motor vehicles with respect to which a certificate of title has been issued, aircraft, dies, tools, jigs, and office equipment, as well as all of such types of property leased by such Credit Party and all of such Credit Party's rights and interests with respect thereto under such leases (including, without limitation, options to purchase); together with all present and future additions and accessions thereto, replacements therefor, component and auxiliary parts and supplies used or to be used in connection therewith, and all substitutes for any of the foregoing, and all manuals, drawings, instructions, warranties and rights with respect thereto; wherever any of the foregoing is located.

"ERISA" means, at any date, the Employee Retirement Income Security Act of 1974 and the applicable regulations promulgated and rulings issued thereunder, all as the same shall be in effect at such date.

"ERISA Affiliate" means any trade or business (whether or not incorporated), any individual, trust, firm, partnership or joint venture that for purposes of Title I and Title IV of ERISA and Section 412 of the Code is a member of any Credit Party's controlled group or is under common control with any Credit Party within the meaning of Section 414(b), (c), (m) or (o) of the Code, and the applicable regulations promulgated and rulings issued thereunder.

"ERISA Event" means, with respect to any Credit Party or any ERISA Affiliate and with respect to any Pension Benefit Plan, (a)(i) a Reportable Event (other than a Reportable Event not subject to the provision for 30-day notice to the PBGC under subsection .13, .14, .15, .18 or .19 of PBGC Reg. ss. 2615) and (ii) the requirements of Section 4043(b)(i) of ERISA are met (without regard to the requirements of Section 4043(b)(2)), and an event described in paragraphs (9),
(10), (11) (12) or (13) of Section 4043(c) is reasonably expected to occur with respect to any Pension Benefit Plan within the following 30 days, (b) the withdrawal of any Credit Party or any ERISA Affiliate from a Pension Benefit Plan during a plan year in which it was a "substantial employer" as defined in
Section 4001(a)(2) of ERISA, (c) the provision of a notice of intent to terminate a Pension Benefit Plan under Section 4041 of ERISA, (d) the institution of proceedings to terminate a Pension Benefit Plan by the PBGC under
Section 4042 of ERISA, (e) the failure to make required contributions which would result in the imposition of a Lien under Section 412 of the Code or
Section 302 of ERISA, or (f) any other event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Benefit Plan or to cause the imposition of any liability on any Credit Party or any ERISA Affiliate under Title IV of ERISA.

"Event of Default" has the meaning specified in Section 11.1.

"Exchange Act" means the Securities and Exchange Act of 1934, and regulations promulgated thereunder.

"Existing Co-Agents" has the meaning assigned to such term in the recitals hereto.

"Existing Credit Agreement" has the meaning assigned to such term in the recitals hereto.

"Existing Hills Credit Agreement" means the Loan and Security Agreement, dated as of September 30, 1996, among certain lenders, BABC as Agent, Hills, Hills Department Stores, C.R.H. International, Inc. and the other loan parties signatories hereto, as amended.

"Existing Lenders" has the meaning assigned to such term in the recitals hereto.

"Existing Letters of Credit" means letters of credit outstanding on the Closing Date that were issued under the Existing Credit Agreement or the Existing Hills Credit Agreement, all of which are listed on Schedule A hereto.

"Existing Loans" means the "Revolving Advances" outstanding on the Closing Date under (and as defined in) the Existing Credit Agreement.

"Existing Security Documents" means the "Security Documents" as defined in the Existing Credit Agreement.

"Facilities" means any and all real property owned, operated or leased by any Credit Party.

"FDIC" means the Federal Deposit Insurance Corporation, and any Governmental Authority succeeding to any of its principal functions.

"Federal Funds Rate" means, for any day, the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, "H.15(519)") on the preceding Business Day opposite the caption "Federal Funds (Effective)"; or, if for any relevant day such rate is not so published on any such preceding Business Day, the rate for such day will be the arithmetic mean as determined by the Administrative Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Administrative Agent.

"Federal Reserve Board" means the Board of Governors of the Federal Reserve System or any successor thereto.

"Financial Statements" means, according to the context in which it is used, the financial statements referred to in Section 8.6 or any other financial statements required to be given to the Administrative Agent and the Lenders pursuant to this Agreement.

"Fiscal  Year"  means  a  fiscal  year  of  the  Parent  and  its   consolidated
Subsidiaries for financial accounting purposes, which in any event shall end on the last Saturday of January of each year.

"Fixed Assets" means, with respect to any Credit Party, Equipment, Facilities and Real Estate of such Credit Party.

"Fixed Charge Coverage Ratio" means, with respect to the Parent and its consolidated Subsidiaries for any period, the ratio of (i) EBITDA for such period to (ii) Fixed Charges for such period.

"Fixed Charge Coverage Ratio Certificate" means a certificate of a Responsible Officer of the Parent setting forth the Fixed Charge Coverage Ratio for any applicable period, together with such supporting documentation and calculations as the Administrative Agent may reasonably request with respect to such Fixed Charge Coverage Ratio.

"Fixed  Charges"  means,  with  respect  to  the  Parent  and  its  consolidated
Subsidiaries for any period, the sum of (i) Cash Interest Expense for such period, (ii) Capital Expenditures made in such period and (iii) all payments made in such period on account of the principal amount of Debt for Borrowed Money (other than the Obligations).

"Funding Date" means the date on which a Borrowing occurs.

"GAAP" means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination; provided, that for the purposes of determining compliance with the financial covenant contained in Section 9.26 (and the definitions contained herein to the extent employed in determining such compliance) only, "GAAP" shall mean generally accepted accounting principles as in effect as of the Closing Date.

"General Intangibles" means any and all of any Credit Party's now owned or hereafter acquired general intangibles, choses in action and causes of action and all other intangible personal property of such Credit Party of every kind and nature (other than Accounts), including, without limitation, all contract rights, Proprietary Rights, corporate or other business records, inventions, designs, blueprints, plans, specifications, patents, patent applications, trademarks, service marks, trade names, trade secrets, goodwill, copyrights, computer software, customer lists, registrations, licenses, franchises, tax refund claims, any funds which may become due to such Credit Party in connection with the termination of any Plan or other employee benefit plan or any rights thereto and any other amounts payable to such Credit Party from any Plan or other employee benefit plan, rights and claims against carriers and shippers, rights to indemnification, business interruption insurance and proceeds thereof, property, casualty or any similar type of insurance and any proceeds thereof, proceeds of insurance covering the lives of key employees on which such Credit Party is beneficiary, and any letter of credit, guarantee, claim, security interest or other security held by or granted to such Credit Party.

"Governmental Authority" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

"Guarantor" means, at any time, the Parent and each present or future direct and indirect Subsidiary thereof, or other Person, in any case, which shall have executed and delivered a counterpart to this Agreement as a guarantor of the Obligations under Article 15 or otherwise become a Guarantor of all or any Obligations.

"Guaranty" means, with respect to any Person, all obligations of such Person which in any manner directly or indirectly guarantee or assure, or in effect guarantee or assure, the payment or performance of any indebtedness, dividend or other obligations of any other Person (the "guaranteed obligations"), or assure or in effect assure the holder of the guaranteed obligations against loss in respect thereof, including, without limitation, any such obligations incurred through an agreement, contingent or otherwise: (i) to purchase the guaranteed obligations or any property constituting security therefor; (ii) to advance or supply funds for the purchase or payment of the guaranteed obligations or to maintain a working capital or other balance sheet condition; or (iii) to lease property or to purchase any debt or equity securities or other property or services.

"Hazardous Material" means any pollutant, contaminant, chemical, or industrial or hazardous, toxic or dangerous waste, substance or material, defined or regulated as such in (or for purposes of) any Environmental Law and any other toxic, reactive, or flammable chemicals, including (without limitation) any asbestos, any petroleum (including crude oil or any fraction), any radioactive substance and any polychlorinated biphenyls; provided, in the event that any Environmental Law is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply subsequent to the effective date of such amendment; and provided, further, to the extent that the applicable laws of any state establish a meaning for "hazardous material," "hazardous substance," "hazardous waste," "solid waste" or "toxic substance" which is broader than that specified in any Environmental Law, such broader meaning shall apply.

"Hills" has the meaning set forth in the recitals to this Agreement.

"Hills Credit Parties" shall mean and include Hills and each Subsidiary of Hills.

"Hills Department Stores" has the meaning set forth in the first paragraph of this Agreement.

"Hills Merger" means the merger pursuant to the Hills Merger Agreement of HSC with and into Hills, whereupon HSC shall cease to exist and Hills shall remain as the sole surviving entity.

"Hills Merger Agreement" has the meaning set forth in the recitals to this Agreement.

"Hills Merger Documents" means the Hills Merger Agreement and all agreements, certificates, instruments and other documents executed and/or delivered in connection therewith, in each case as amended, restated, supplemented or otherwise modified from time to time to the extent permitted under the terms of this Agreement.

"Hills Offer Documents" means, collectively, the Offer Documents and the Note Tender Offer Documents (including, without limitation, the Consent Solicitation and the Supplemental Indenture).

"HSC" has the meaning set forth in the recitals to this Agreement.

"Indemnified Liabilities" has the meaning specified in Section 16.11.

"Indemnified Person" has the meaning specified in Section 16.11.

"Indenture" means the Indenture dated as of April 19, 1996 among Hills, the guarantors party thereto and Fleet National Bank, as Trustee, as amended by the Supplemental Indenture.

"Individual Availability" means at any time with respect to any Borrower (a) the lesser of (i) the Maximum Revolver Amount minus the sum of the Individual Outstandings of the other Borrowers at such time or (ii) the sum of (x) at any time during each period commencing on July 1 and ending on November 30 in each year, seventy five percent (75%), and at any other time seventy percent (70%), of the Book Value of Eligible Inventory of such Borrower (excluding Inventory referred to in clause (y) below), plus (y) fifty percent (50%) of the Book Value of finished goods Inventory of such Borrower not in the possession of such Borrower as to which a merchandise or documentary Letter of Credit has been issued and which, if in possession of such Borrower, would be treated as Eligible Inventory of such Borrower, but only if such Inventory is covered by insurance with recognized insurers on terms (including, without limitation, types of coverage, policy limits and deductible amounts) not materially different from those of the insurance maintained by the Borrowers with respect to such Inventory on the Closing Date or is otherwise deemed adequate by the Administrative Agent; minus (b) the sum of (i) the unpaid balance of Loans of such Borrower at such time, (ii) the aggregate amount of Pending Loans of such Borrower at such time, (iii) the aggregate undrawn amount of all outstanding Letters of Credit issued for the account of such Borrower at such time, (iv) the aggregate amount of any unpaid reimbursement obligations of such Borrower in respect of the Letters of Credit, (v) reserves for accrued interest on the Obligations established with respect to such Borrower, (vi) the Environmental Compliance Reserve established with respect to such Borrower, and (vii) all other reserves which the Administrative Agent deems necessary or appropriate in its sole discretion to maintain with respect to such Borrower's account, including, without limitation, reserves for any amounts which the Administrative Agent or any Lender may be obligated to pay in the future for the account of such Borrower.

         The Administrative Agent reserves the right in good faith, based on such collateral considerations as the Administrative Agent may in its sole discretion deem necessary or appropriate, to adjust the Individual Borrowing Base of any Borrower by establishing reserves, making determinations of Eligible Inventory, revising standards of eligibility of Eligible Inventory or decreasing from time to time the percentages set forth above, in which case the "Individual Availability" and the "Individual Borrowing Base" of such Borrower shall be defined to include such reserves, revisions or decreased percentages and limited to Eligible Inventory as so determined.

"Individual Borrowing Base" means, with respect to any Borrower at any time, the aggregate amount of clauses (a)(ii)(x) and (a)(ii)(y) of the definition of Individual Availability at such time.

"Individual Outstandings" with respect to any Borrower at any time, means the aggregate amount of clauses (b)(i) through (b)(vii) of the definition of Individual Availability at such time.

"Intercompany Accounts" means all assets and liabilities, however arising, which are due to the Parent and/or any of its Subsidiaries from, which are due from the Parent and/or any of its Subsidiaries to, or which otherwise arise from any transaction by the Parent and/or any of its Subsidiaries with, any Affiliate thereof.

"Interest Expense" means, with respect to the Parent and its consolidated Subsidiaries for any period, total interest expense (net of interest income) on a consolidated basis during such period determined in accordance with GAAP, and shall include in any event, without limitation, interest expense with respect to Debt for Borrowed Money and payments under Rate Protection Agreements.

"Interest Period" means, as to any LIBOR Rate Loan, the period commencing on the Funding Date of such Loan or on the Conversion/Continuation Date on which the Loan is converted into or continued as a LIBOR Rate Loan, and ending on the date one, two, three or six months thereafter as selected by a Borrower in its Notice of Borrowing or Notice of Conversion/Continuation; provided, that:

(i) if any Interest Period would otherwise end on a day that is not a Business Day, that Interest Period shall be extended to the following Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

(ii) any Interest Period pertaining to a LIBOR Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(iii) no Interest Period shall extend beyond the Stated Termination Date.

"Interest Rate" means each or any of the interest rates, including the Default Rate, set forth in Section 3.1.

"Inventory" means any and all now owned or hereafter acquired (i) inventory, goods, merchandise, and other tangible personal property (including, without limitation, all raw materials, work-in-process, finished goods, lay-away inventory, returned and repossessed goods) that are intended for sale or lease in the ordinary course of business, and (ii) materials and supplies of any kind, nature or description which are or might be used or consumed in any Credit Party's business or used in connection with the manufacture, packing, shipping, advertising, selling or finishing of such inventory, goods, merchandise and such other personal property, and all documents of title or other documents representing them, and all books and records relating thereto, including, without limitation, computer records, disks, tapes and other media on which any information relating to inventory, inventory control systems or Accounts is stored or recorded and all computer software, management information systems and other similar systems of any kind, in the case of (i) or (ii), in the custody or possession, actual or constructive, of any of the Credit Parties, or in transit to any of the Credit Parties, and including, without limitation, such inventory as is on consignment to third parties, leased to customers of any of the Credit Parties, or otherwise temporarily out of the custody or possession of the Credit Parties.

"IRS" means the Internal Revenue Service and any Governmental Authority succeeding to any of its principal functions under the Code.

"Latest Projections" means: (i) on the Closing Date and thereafter until the Administrative Agent receives new projections pursuant to Section 7.2(e), the projections of the financial condition, results of operations, and cash flow of the Parent and its Subsidiaries, entitled "The October 28, 1998 Projections" and delivered to the Administrative Agent and the Lenders prior to the Closing Date; and (ii) thereafter, the projections most recently received by the Administrative Agent pursuant to Section 7.2(e).

"Lender" and "Lenders" have the meanings specified in the introductory paragraph hereof and shall include the Administrative Agent to the extent of any Administrative Agent Advance outstanding and BABC to the extent of any BABC Loan outstanding; provided that no such Administrative Agent Advance or BABC Loan shall be taken into account in determining any Lender's Pro Rata Share.

"Letter of Credit" means a letter of credit issued or caused to be issued for the account of a Borrower pursuant to Section 2.4.

"Letter of Credit Fee" has the meaning specified in Section 3.6.

"LIBOR Rate" means, for any Interest Period, with respect to LIBOR Rate Loans comprising part of the same Borrowing, the rate of interest per annum (rounded upward to the next 1/16th of 1.0%) determined pursuant to the following formula:

LIBOR Rate    =                          LIBOR
                           ------------------------------------
                           1.00 - Eurodollar Reserve Percentage

where

"Eurodollar Reserve Percentage" means the maximum reserve percentage (expressed as a decimal, rounded upward to the nearest 1/100th of 1%) in effect on the date LIBOR for such Interest Period is determined (whether or not applicable to Bank of America National Trust and Savings Association) under regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities") having a term comparable to such Interest Period; and

"LIBOR" means the rate of interest per annum determined by Bank of America to be the arithmetic mean (rounded upward, if necessary, to the nearest one-hundredth of one percent (1/100%)) of the rates of interest per annum notified to Bank of America as the rate of interest at which dollar deposits in an amount approximately equal to the amount of the Loan to be made or continued as, or converted into, a LIBOR Rate Loan by the Lenders and having a maturity equal to such Interest Period would be offered to major banks in the London interbank market at their request at or about 11:00 a.m. (London time) on the second Business Day before the commencement of such Interest Period.

"LIBOR Rate Loan" means a Loan during any period in which it bears interest based on the LIBOR Rate.

"Lien"  means any lien,  mortgage,  pledge,  security  interest or other type of charge or encumbrance of any kind, or any other type of preferential arrangement, including, without limitation, the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property and any financing statement filed in respect of any of the foregoing (other than precautionary filings in respect of true leases of Equipment and in respect of goods which have been consigned to a Borrower as to which such Borrower has no right, title or interest).

"Lien Waiver Certificate" means an agreement, waiver, subordination or other certificate, in form and substance satisfactory to the Administrative Agent, with respect to personal property of the Credit Parties that is located at a leased Facility, stored in a public warehouse, placed on consignment, or otherwise held by any bailee or other third party, duly executed on behalf of the appropriate warehouseman, bailee, consignee, landlord, mortgagee or such other third party.

"Loan Account" means, with respect to a Borrower, the loan account of such Borrower, which account shall be maintained by the Administrative Agent.

"Loan Documents" means this Agreement, the Notes, each Security Document and the Amended and Restated Intercompany Security Agreements, each as from time to time amended, supplemented or modified, and any other agreements, instruments, and documents heretofore, now or hereafter evidencing or otherwise relating to the Obligations, the Collateral, or any other aspect of the transactions contemplated by this Agreement.

"Loans"  has  the  meaning   specified   in  Section  2.2  and   includes   each
Administrative Agent Advance and BABC Loan.

"Majority Lenders" means at any time Lenders having more than fifty percent (50%) of the Commitments of the Lenders at such time or, if no Commitments shall then be in effect, Lenders who hold more than fifty percent (50%) of the aggregate principal amount of the Loans then outstanding.

"Margin Stock" means "margin stock" as such term is defined in Regulation T, U or X of the Federal Reserve Board.

"Master Agreement" means the Master Assignment and Assumption Agreement dated as of the Closing Date by and among the Existing Lenders, the Lenders, the Credit Parties and BABC in its capacities as Agent hereunder and under the Existing Credit Agreement.

"Master Sublease" means that certain sublease agreement dated as of December 28, 1992 between Ames Realty II, Inc., as sublessor and Ames FS or Ames Merchandising (as successor to Ames Stores), as sublessee with respect to each leased Ames FS or Ames Merchandising location, as heretofore amended, and as in effect on the Closing Date.

"Material Adverse Effect" means a material adverse effect on (i) the business, assets, properties, prospects, performance, operations or financial or other condition of the Borrowers or the Credit Parties taken as a whole, (ii) the ability of the Borrowers or the Credit Parties taken as a whole to pay the Obligations in accordance with the terms hereof or (iii) the Administrative Agent's Lien on any material portion of the Collateral or the priority of any such Lien (other than by reason of acts or omissions of the Administrative Agent or any Lender except to the extent such act or omission has occurred and is continuing as the result or consequence of a Default or Event of Default by any Credit Party or the failure of a Credit Party to deliver any instruments or agreements requested by the Administrative Agent to perfect or protect the priority of such Lien).

"Material Contracts" means the agreements listed in Schedule 8.27, including without limitation, the Master Sublease, the Amended and Restated Intercompany Security Agreements, the Indenture, the Hills Merger Documents and the Hills Offer Documents, each as in effect on the Closing Date.

"Maximum Revolver Amount" means $650,000,000, as such amount may be reduced from time to time pursuant to Section 4.2.

"Mortgage" has the meaning specified in Section 10.1(t).

"Multiemployer Plan" means a "multiemployer plan" (as defined in Section 4001(a)(3) in ERISA) maintained or contributed to within the preceding five years for employees of (i) the Parent or any of its Subsidiaries; (ii) any Credit Party; or (iii) any ERISA Affiliate.

"Net Cash Proceeds" means, with respect to any sale of assets of a Credit Party, cash (freely convertible into U.S. dollars) received by such Credit Party from such sale (including cash received as consideration for the assumption or incurrence of liabilities incurred in connection with or in anticipation of such sale), after (i) provision for all title, recording or other taxes measured by or resulting from such sale, (ii) payment of all reasonable brokerage commissions, investment banking and legal fees and other fees and expenses related to such sale, (iii) deduction of appropriate amounts to be provided by such Credit Party as a reserve, in accordance with GAAP, against any liabilities associated with the assets sold or disposed of in such transaction and retained by such Credit Party after such transaction, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with the assets sold or disposed of in such transaction and (iv) amounts paid to satisfy Debt (other than the Obligations) which are required to be repaid in connection with any such sale.

"Note" and "Notes" means the Notes of the Borrowers, executed and delivered as provided in Section 4.8, in substantially the form of Exhibit G, as amended, modified or supplemented from time to time.

"Note Tender Offer" has the meaning set forth in the Hills Merger Agreement.

"Note Tender Offer Documents"  has  the  meaning set  forth in the  Hills Merger
 Agreement.

"Notice of Borrowing" has the meaning specified in Section 2.2(b).

"Notice of Conversion/Continuation" has the meaning specified in Section 3.2(b).

"Obligations" means all present and future loans, advances, liabilities, obligations, covenants, duties, and debts owing by any Borrower or other Credit Party to the Administrative Agent and/or any Lender, arising under or pursuant to this Agreement, the Notes or any of the other Loan Documents, whether or not evidenced by any note, or other instrument or document, whether arising from an extension of credit, opening of a letter of credit, acceptance, loan, guaranty, indemnification or otherwise, whether direct or indirect (including, without limitation, those acquired by assignment from others, and any participation by the Administrative Agent and/or any Lender in any Borrower's debts owing to others), absolute or contingent, due or to become due, primary or secondary, as principal or guarantor, and including, without limitation, all principal, interest, charges, expenses, fees, attorneys' fees, filing fees and any other sums chargeable to any Borrower hereunder or under any of the other Loan Documents. "Obligations" includes, without limitation, all debts, liabilities, and obligations now or hereafter owing from any Borrower to the Administrative Agent and/or any Lender under or in connection with the Letters of Credit.

"Offer" has the meaning set forth in the Hills Merger Agreement.

"Offer Documents" has the meaning set forth in the Hills Merger Agreement.

"Originating Lender" has the meaning specified in Section 13.3(e).

"Other Taxes" means any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Documents.

"Parent" has the meaning set forth in the recitals to this Agreement.

"Participating Lender" means any Person who shall have been granted the right by any Lender in accordance with Section 13.3(e) to participate in the financing provided by such Lender under this Agreement, and who shall have entered into a participation agreement in form and substance satisfactory to such Lender.

"Payments" has the meaning specified in Section 6.8.

"PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereof under ERISA.

"PCBs" has the meaning set forth in the definition of Contaminant herein.

"Pending Loans" means, with respect to any Borrower at any time, the aggregate principal amount of all Loans requested by such Borrower in any Notice(s) of Borrowing received by the Administrative Agent which have not yet been advanced and for which the related Notice of Borrowing has not been declined by the Administrative Agent.

"Pension Benefit Plan" means any Employee Plan which is an "employee pension benefit plan" (as defined in Section 3(2) of ERISA) and which is subject to Title IV of ERISA, other than a Multiemployer Plan.

"Permits" means any permit, approval, authorization, license or variance required from a governmental authority having jurisdiction under an applicable Environmental Law.

"Permitted Liens" means:

(a)      the Administrative Agent's Liens;

(b) (i) Liens for taxes, assessments or governmental charges or levies, provided payment thereof shall not at the time be required in accordance with the provisions of Section 9.1;

         (ii) deposits, Liens or pledges of cash collateral to secure payments of workmen's compensation and other payments, unemployment and other insurance, old age pensions or other social security obligations, or the performance of bids, tenders, leases, contracts (other than contracts for the payment of money), public or statutory obligations, surety, stay or appeal bonds, or other similar obligations arising in the ordinary course of business;

         (iii) mechanics', workmen's, repairmen's, warehousemen's, vendors' or carriers' Liens, or other similar Liens arising in the ordinary course of business and securing sums which are not past due, or deposits or pledges to obtain the release of any such Liens;

         (iv) zoning restrictions, encroachments, easements, rights of way, licenses and restrictions on the use of real property or minor irregularities in title thereto, which do not materially impair the use of such property in the normal operation of the business of any of the Credit Parties or any of their respective Subsidiaries or the value of such property for the purpose of such business; and

         (v) Liens created by statute or common law in favor of landlords for unpaid rent and related amounts as to which the Administrative Agent is entitled to create a reserve under the definition of Individual Availability.

(c) existing Liens set forth in Schedule 9.19 hereto and any renewals thereof, but not any increase in amount thereof and not any extension thereof to other property;

(d) purchase money mortgages or other purchase money Liens (including, without limitation, Capital Leases) in favor of non-Affiliates of the Credit Parties and their respective Subsidiaries upon any fixed or capital assets hereafter acquired by any Credit Party or any Subsidiary thereof constituting real property interests or machinery and equipment, or purchase money mortgages (including, without limitation, Capital Leases) on any such assets hereafter acquired or existing at the time of acquisition of such assets by any Credit Party or any Subsidiary thereof, whether or not assumed, so long as (i) any such Lien does not extend to or cover any other asset of any Credit Party or any of its Subsidiaries, (ii) such Lien secures only the obligation to pay the purchase price of such asset (or the obligation under such Capital Leases), interest thereon and other customary incidental obligations relating thereto only and
(iii) the Debt incurred to finance each such acquisition is permitted by Section 9.13; and

(e)  Liens  arising  under  the  Amended  and  Restated   Intercompany  Security
Agreements.

"Permitted Reduction" means a permanent reduction of the Maximum Revolver Amount of up to $200,000,000 made in accordance with the terms and conditions of this Agreement contemporaneously with the consummation by the Parent of a public offering of equity or unsecured debt securities in an amount and otherwise on terms and conditions acceptable in all respects to the Administrative Agent and the Majority Lenders.

"Person" means any individual, sole proprietorship,  partnership, joint venture,
trust,  unincorporated  organization,   association,  corporation,  Governmental
Authority, or any other entity.

"Plan" means an employee benefit plan (as defined in Section 3(3) of ERISA) which any Credit Party sponsors or maintains or to which such Credit Party makes, is making, or is obligated to make contributions and includes any Pension Plan.

"Premises" means the land identified by addresses on Schedule 8.11, together with all buildings, improvements, and fixtures thereon and all tenements, hereditaments, and appurtenances belonging or in any way appertaining thereto, and which constitutes all of the real property in which any Credit Party has any interests on the Closing Date.

"Pro Rata Share" means, with respect to a Lender, a fraction (expressed as a percentage), the numerator of which is the amount of such Lender's Commitment and the denominator of which is the sum of the amounts of all of the Lenders' Commitments, or if no Commitments are outstanding, a fraction (expressed as a percentage), the numerator of which is the amount of Obligations owed to such Lender and the denominator of which is the aggregate amount of the Obligations owed to the Lenders.

"Proprietary Rights" means all of any Credit Party's now owned and hereafter arising or acquired: licenses, franchises, permits, patents, patent rights, copyrights, works which are the subject matter of copyrights, trademarks, service marks, trade names, trade styles, patent, trademark and service mark applications, and all licenses and rights related to any of the foregoing, including, without limitation, those patents, trademarks, service marks, trade names and copyrights set forth on Schedule 8.12 hereto, and all other rights under any of the foregoing, all extensions, renewals, reissues, divisions, continuations, and continuations-in-part of any of the foregoing, and all rights to sue for past, present and future infringement of any of the foregoing.

"Rate Protection Agreements" means interest rate swap, cap, collar or floor arrangements or other similar agreements entered into by the Parent or any Subsidiary thereof to provide protection against fluctuations in interest rates. Each Rate Protection Agreement shall be on terms satisfactory to the Administrative Agent with a counter party satisfactory to the Administrative Agent.

"Real Estate" means all of the Premises now owned or hereafter acquired by any Credit Party or any interest therein including, without limitation, those listed on Schedule 8.11 hereto and more particularly described in the Amended Mortgages and those more particularly described in the other Mortgages, together with the right, title and interest of any Credit Party, if any, in and to the streets, the land lying in the bed of any streets, roads or avenues, opened or proposed, in front of, adjoining, or abutting the Premises to the center line thereof, the air space and development rights pertaining to the land and right to use such air space and development rights, all rights of way, privileges, liberties, tenements, hereditaments, and appurtenances belonging or in any way appertaining thereto, awards from any condemnation or eminent domain proceedings and insurance proceeds resulting from any casualty or other damage to the buildings and other improvements on the Premises, all fixtures, all easements now or hereafter benefitting the Premises and all royalties and rights appertaining to the use and enjoyment of the Premises, including, without limitation, all alley, vault, drainage, mineral, water, oil, coal, gas, timber and other similar rights, together with all of the buildings and other improvements now or hereafter erected on the Premises, all fixtures and all additions thereto and substitution and replacement thereof.

"Release" means any releasing, spilling, escaping, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, leaching, disposing or dumping. The meaning of the term shall also include any threatened Release.

"Remedial Action" means all actions required to (i) clean up, remove, treat or dispose of Contaminants in the indoor or outdoor environment; (ii) prevent the Release or threat of Release or minimize the further Release of Contaminants so they do not migrate or otherwise endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; or (iii) perform pre-remedial studies and investigations and post-remedial monitoring and care in respect of actions contemplated in the preceding clauses (i) and (ii).

"Reportable Event" has the meaning specified in Section 9.8(b)(i).

"Requirement of Law" means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

"Responsible Officer" means the Chief Executive Officer, the President, the Executive Vice President/Chief Financial Officer, the Chief Financial Officer, the Senior Vice President-Finance, the Vice President/Controller, the Treasurer or the Assistant Treasurer of the Parent or any Borrower, as appropriate, or any other officer having substantially the same authority and responsibility; or, with respect to compliance with financial covenants and the preparation of the Borrowing Base Certificate, the Executive Vice President/Chief Financial Officer, the Chief Financial Officer, the Senior Vice President-Finance, the Vice President/Controller, the Treasurer or the Assistant Treasurer of the Parent and each Borrower, or any other officer having substantially the same authority and responsibility.

"Restricted Investment" means any acquisition of property by the Parent or any of its Subsidiaries in exchange for cash or other property, whether in the form of an acquisition of stock, debt, or other indebtedness or obligation, or the purchase or acquisition of any other property, or a loan, advance, capital contribution, or subscription, except the following: (i) Equipment to be used in the business of the Parent or any Subsidiary thereof so long as the acquisition costs thereof constitute Capital Expenditures permitted hereunder; (ii) Inventory of a Borrower in the ordinary course of business; (iii) current assets arising from the sale or lease of goods or the rendition of services in the ordinary course of business of a Borrower; (iv) direct obligations of the United States of America, or any agency thereof, or obligations guaranteed by the United States of America; provided that such obligations mature within one year from the date of acquisition thereof; (v) certificates of deposit maturing within one year from the date of acquisition, bankers' acceptances, Eurodollar bank deposits, or overnight bank deposits, in each case issued by, created by, or with a Lender or with a bank or trust company organized under the laws of the United States or any state thereof having capital and surplus aggregating at least $500,000,000, the holding company of which has outstanding commercial paper meeting the requirements of clause (vii) of this definition; (vi) repurchase agreements with a term of not more than seven (7) days for underlying securities of the types described in clause (iv) or (v) of this definition; provided, that the underlying securities of the type described in clause (iv) may not have maturities of more than six months from the date of acquisition) entered into with any Lender or any other bank meeting the qualifications specified in clause (v) above or with securities dealers of recognized national standing; provided, further, that the terms of such agreements comply with the guidelines set forth in the Federal Financial Institutions Examination Council Supervisory Policy Repurchase Agreements of Depositary Institutions With Securities Dealers and Others as adopted by the Comptroller of the Currency on October 31, 1985 (the "Supervisory Policy"); and provided, further, that possession or control of the underlying securities is established as provided in the Supervisory Policy; (vii) commercial paper given a rating of "A-1" or better by Standard & Poor's Ratings Group or "P-1" or better by Moody's Investors Service, Inc. and maturing not more than 180 days from the date of creation thereof; (viii) in the case of the Parent or any other Credit Party, common equity investments existing on December 27, 1996 in the capital stock of its Subsidiaries, but not any additional investments therein other than increases solely by reason of increases in the retained earnings of such Subsidiary; (ix) in the case of the Parent or any other Credit Party, common equity investments existing on the Closing Date in the capital stock of its Subsidiaries, but not any additional investments therein other than increases solely by reason of increases in the retained earnings of such Subsidiary; (x) individual store deposit accounts with local depositary banks and concentration deposit accounts, if any, permitted by Section 6.8; (xi) investments representing stock or obligations issued to any Credit Party or any Subsidiary thereof in settlement of claims against any other Person by reason of a composition or readjustment of debt or a reorganization of any debtor of any Credit Party or such Subsidiary;
(xii) the Guaranties permitted under Section 9.12 hereof; (xiii) investments in Hills arising by virtue of consummation of the Offer and the Note Tender Offer and other investments in Hills and its Subsidiaries to the extent expressly permitted under the provisions of this Agreement; and (xiv) loans and advances to senior management of up to $100,000 individually and no more than $1,700,000 in the aggregate.

"Security Documents" means this Agreement, the Amended and Restated Patent and Trademark Agreement, the Amended Mortgages and other Mortgages, the Amended Collateral Assignments and the Amended and Restated Stock Pledge Agreement, each as from time to time amended, supplemented or modified, and any other agreements, instruments, and documents heretofore, now or hereafter evidencing, securing, guaranteeing or otherwise relating to the Collateral.

"Settlement" and "Settlement Date" have the meanings specified in Section 2.2(j)
(i).

"Shares" has the meaning set forth in the Hills Merger Agreement.

"Shipping Release Indemnity" has the meaning specified in Section 2.4(k).

"Solvent" means when used with respect to any Person that at the time of determination:

         (i) the assets of such Person, at a fair valuation, are in excess of the total amount of its debts (including, without limitation, contingent liabilities); and

         (ii) the present fair saleable value of its assets is greater than its probable liability on its existing debts as such debts become absolute and matured; and

         (iii) it is then able and expects to be able to pay its debts (including, without limitation, contingent debts and other commitments) as they mature; and

         (iv) it has capital sufficient to carry on its business as conducted and as proposed to be conducted.

For purposes of determining whether a Person is Solvent, the amount of any contingent liability shall be computed as the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

"Stated Termination Date" means June 30, 2002.

"Subsidiary" of a Person means any corporation, association, partnership, joint venture or other business entity of which more than fifty percent (50%) of the voting stock or other equity interests (in the case of Persons other than corporations), is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof. Unless the context otherwise clearly requires, references herein to a "Subsidiary" refer to a Subsidiary of the Parent.

"Supplemental Indenture"  has  the  meaning  set  forth  in  the  Hills   Merger
Agreement.

"Taxes" means any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and the Administrative Agent, such taxes (including income taxes or franchise taxes) as are imposed on or measured by each Lender's net income by the jurisdiction (or any political subdivision thereof) under the laws of which such Lender or the Administrative Agent, as the case may be, is organized or maintains a lending office.

"Termination Date" means the earliest to occur of (i) the Stated Termination Date, (ii) the date the Total Facility is terminated either by the Borrowers pursuant to Section 4.2 or by the Majority Lenders pursuant to Section 11.2, and
(iii) the date this Agreement is otherwise terminated for any reason whatsoever.

"Total Facility" has the meaning specified in Section 2.1(a).

"UCC" means the Uniform Commercial Code (or any successor statute) of the State of New York or of any other state the laws of which are required by Section 9-103 thereof to be applied in connection with the issue of perfection of security interests.

"Unused Letter of Credit Subfacility" means an amount equal to $150,000,000 minus the sum of (i) the aggregate undrawn amount of all outstanding Letters of Credit plus (ii) the aggregate unpaid reimbursement obligations with respect to all Letters of Credit.

"Unused Line Fee" has the meaning specified in Section 3.5.

"Zayre  Merger  Documents"  means  the  Agreement  and  Plan of  Merger  and the
Certificate of Merger of Zayre New England Corp. with and into Ames Merchandising, each dated as of March 3, 1998, and all agreements, documents and instruments executed and delivered pursuant thereto or in connection therewith, including without limitations and agreements, documents and instruments evidencing the dissolution of Ames Stores.

"Zayre Merger Transaction" means the merger of Zayre New England Corp. with and into Ames Merchandising (formerly known as Zayre Central Corp.), whereupon Zayre New England Corp. ceased to exist and Ames Merchandising remained as the sole surviving entity, and the resulting dissolution of Ames Stores all pursuant to the Zayre Merger Documents and the partnership agreement of Ames Stores.

1.2      Accounting Terms

         Any accounting term used in this Agreement shall have, unless otherwise specifically provided herein, the meaning customarily given in accordance with GAAP, and all financial computations hereunder shall be computed, unless otherwise specifically provided herein, in accordance with GAAP as consistently applied and using the same method for inventory valuation as used in the preparation of the Financial Statements.

1.3      Interpretive Provisions.

         (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

         (b) The words "hereof," "herein," "hereunder" and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and Subsection, Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

         (c) (i) The term "documents" includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.

              (ii)The term "including" is not limiting and means "including without limitation."

              (iii)In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including," the words "to" and "until" each mean "to but excluding" and the word "through" means "to and including."

            (d) Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

            (e) The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

            (f) This Agreement and other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms.

            (g) This Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to the Administrative Agent, the Credit Parties and the other parties, and are the products of all parties. Accordingly, they shall not be construed against the Lenders or the Administrative Agent merely because of the Administrative Agent's or Lenders' involvement in their preparation.


                                    ARTICLE 2

                           LOANS AND LETTERS OF CREDIT

2.1         Total Facility.

(a) Credit Facility. Subject to all of the terms and conditions of this Agreement, the Lenders severally agree to make available a total credit facility of up to $650,000,000 (the "Total Facility") for the Borrowers' use from time to time during the term of this Agreement. The Total Facility shall be comprised of a revolving line of credit consisting of revolving loans and letters of credit up to the Maximum Revolver Amount, as described in Sections 2.2 and 2.4.

(b)         Existing Loans and Existing Letters of Credit.  On the Closing Date:

              (i) the Existing Loans held by each Existing Lender shall automatically, and without any action on the part of any Person, be designated as Loans of such Lender hereunder and any Notes (as defined in the Existing Credit Agreement) evidencing the same shall be returned to the Administrative Agent (to be held until the Termination Date), with any Loans then outstanding to be reflected by the Administrative Agent on its books and records in accordance with the terms of this Agreement;

              (ii)the Existing Letters of Credit shall automatically, and without any action on the part of any Person, be designated as Letters of Credit issued hereunder;

              (iii)the transactions contemplated to occur under the Master Agreement shall have occurred; and

              (iv)all interest and fees accrued up to, but not including, the Closing Date, under the Existing Credit Agreement shall be paid by the Borrowers to the Administrative Agent for disbursement to the Existing Co-Agents, the Existing Lenders and BABC, as Issuing Lender, in accordance with the terms of (and in accordance with their pro rata shares under and as defined in) the Existing Credit Agreement (it being understood that no termination fee is payable under Section 4.2 of the Existing Credit Agreement by virtue of the restatement herein contemplated); all such interest and fees may be financed by the Lenders as a Loan to be made on the Closing Date;

in each case in such amounts (and the Lenders shall, through the Administrative Agent, make such additional adjustments among themselves as shall be necessary) so that after giving effect to such assignments, adjustments, revolving credit loans and letters of credit, the Lenders shall hold the Loans and Letters of Credit ratably in accordance with their respective Pro Rata Shares.

(c)           Interest Periods.

               On the Closing Date, all "Interest Periods" under and as defined in the Existing Credit Agreement, if any, shall automatically be terminated.

(d) Continuation of Indebtedness, Etc. Except as expressly provided herein, the indebtedness outstanding under the Existing Credit Agreement on the Closing Date shall not be deemed to be repaid or prepaid by the amendment and restatement of the Existing Credit Agreement provided for hereby or the other transactions stated to occur on the Closing Date, but such indebtedness shall continue to be outstanding hereunder on the terms and conditions hereof. Without limitation of the foregoing, upon the satisfaction of the conditions precedent set forth in
Article 10 hereof, the Commitments and the Notes (if any) shall be in renewal of, and substitution and replacement for, the commitments (if any) of the Existing Lenders to lend under the Existing Credit Agreement (and each of the Notes as defined therein and delivered thereunder).

2.2           Loans.

(a) Amounts. Subject to the satisfaction of the conditions precedent set forth in Article 10, each Lender severally agrees, upon the request of any Borrower from time to time on any Business Day during the period from the Closing Date to the Termination Date, to make revolving loans (the "Loans") to such Borrower, in amounts not to exceed (except for BABC with respect to BABC Loans or Administrative Agent Advances) such Lender's Pro Rata Share of such Borrower's Individual Availability. The Lenders, however, in their discretion, may elect to make Loans or participate (as provided for in Section 2.4(f)) in the credit support or enhancement provided to such Borrower through the Administrative Agent to the issuers of Letters of Credit in excess of such Borrower's Individual Availability on one or more occasions, but if they do so, neither the Administrative Agent nor the Lenders shall be deemed thereby to have changed the limits of the Total Facility or such Borrower's Individual Availability or to be obligated to exceed such limits on any other occasion. If the Individual Outstandings of such Borrower exceeds the Individual Availability of such Borrower, the Lenders may refuse to make or otherwise restrict the making of Loans to such Borrower as the Lenders determine until such excess has been eliminated, subject to the Administrative Agent's authority, in its sole discretion, to make Administrative Agent Advances pursuant to the terms of
Section 2.2(i).

(b) Procedure for Borrowing. (1) Each Borrowing by a Borrower (including BABC Loans) shall be made upon such Borrower's irrevocable written notice delivered to the Administrative Agent in substantially the form attached hereto as Exhibit C (a "Notice of Borrowing") together with a Borrowing Base Certificate reflecting sufficient Individual Availability of such Borrower and no less than $100,000,000 of Combined Availability, which must be received by the Administrative Agent not later than 12:00 Noon New York time (i) at least three Business Days prior to the requested Funding Date, in the case of LIBOR Rate Loans and (ii) no later than 12:00 Noon on the requested Funding Date, in the case of Base Rate Loans, specifying:

              (A) the amount of the Borrowing;

              (B) the requested Funding Date, which shall be a Business Day;

              (C) whether the Loans requested are to be Base Rate Loans or LIBOR Rate Loans; and

              (D) the duration of the Interest Period if the requested Loans are to be LIBOR Rate Loans. If the Notice of Borrowing fails to specify the duration of the Interest Period for any Borrowing comprised of LIBOR Rate Loans, such Interest Period shall be one month;

provided, however, that with respect to any Borrowing to be made on the Closing Date, such Borrowing will consist of Base Rate Loans only; and provided, further, that no Notice of Borrowing shall be required with respect to any Borrowing pursuant to Section 2.2(i) or Section 2.4(e)(2).

              (2) After giving effect to any Borrowing, there may not be more than ten (10) different Interest Periods in effect for the Borrowers in the aggregate.

              (3) With respect to any request for Base Rate Loans, in lieu of delivering the above-described Notice of Borrowing a Borrower may give the Administrative Agent telephonic notice of such request by the required time, with such telephonic notice to be confirmed in writing within 24 hours of the giving of such notice but the Administrative Agent shall be entitled to rely on the telephonic notice in making such Base Rate Loans.

(c) Reliance upon Authority. On or prior to the Closing Date and thereafter prior to any change with respect to any of the information contained in the following clauses (i) and (ii), the applicable Borrower shall deliver to the Administrative Agent a writing setting forth (i) the account of such Borrower to which the Administrative Agent is authorized to transfer the proceeds of the Loans requested by such Borrower pursuant to this Section 2.2, and (ii) the names of the officers authorized to request Loans on behalf of such Borrower, and shall provide the Administrative Agent with a specimen signature of each such officer. The Administrative Agent shall be entitled to rely conclusively on such officer's authority to request Loans on behalf of the applicable Borrower, the proceeds of which are to be transferred to any of the accounts specified by such Borrower pursuant to the immediately preceding sentence, until the Administrative Agent receives written notice to the contrary. The Administrative Agent shall have no duty to verify the identity of any individual representing him or herself as one of the officers authorized by the applicable Borrower to make such requests on its behalf.

(d) No Liability. The Administrative Agent shall not incur any liability to any Borrower as a result of acting upon any notice referred to in Sections 2.2(b) and (c), which notice the Administrative Agent believes in good faith to have been given by an officer duly authorized by such Borrower to request Loans on its behalf or for otherwise acting in good faith under this Section 2.2, and the crediting of Loans to such Borrower's deposit account, or transmittal to such Person as such Borrower shall direct, shall conclusively establish the obligation of such Borrower to repay such Loans as provided herein.

(e) Notice Irrevocable. Any Notice of Borrowing (or telephonic notice in lieu thereof) made pursuant to Section 2.2(b) shall be irrevocable and the applicable Borrower shall be bound to borrow the funds requested therein in accordance therewith.

(f) Administrative Agent's Election. Promptly after receipt of a Notice of Borrowing (or telephonic notice in lieu thereof) pursuant to Section 2.2(b), the Administrative Agent shall elect, in its discretion, (i) to have the terms of
Section 2.2(g) apply to such requested Borrowing, or (ii) to request BABC to make a BABC Loan pursuant to the terms of Section 2.2(h) in the amount of the requested Borrowing; provided, however, that if BABC declines in its sole discretion to make a BABC Loan pursuant to Section 2.2(h), the Administrative Agent shall elect to have the terms of Section 2.2(g) apply to such requested Borrowing.

(g) Making of Loans. (i) In the event that the Administrative Agent shall elect to have the terms of this Section 2.2(g) apply to a requested Borrowing as described in Section 2.2(f), then promptly after receipt of a Notice of Borrowing or telephonic notice pursuant to Section 2.2(b), the Administrative Agent shall notify the Lenders by telecopy, telephone or other similar form of transmission, of the requested Borrowing. Each Lender shall make the amount of such Lender's Pro Rata Share of the requested Borrowing available to the Administrative Agent in same day funds, to such account of the Administrative Agent as the Administrative Agent may designate, not later than 1:00 p.m. (New York time) on the Funding Date applicable thereto. After the Administrative Agent's receipt of the proceeds of such Loans, upon satisfaction of the applicable conditions precedent set forth in Article 10, the Administrative Agent shall make the proceeds of such Loans available to the applicable Borrower on the applicable Funding Date by transferring same day funds equal to the proceeds of such Loans received by the Administrative Agent to the account of such Borrower, designated in writing by such Borrower and acceptable to the Administrative Agent; provided, however, that the amount of Loans so made to such Borrower on any date shall in no event exceed the Individual Availability of such Borrower on such date.

              (ii)Unless the Administrative Agent receives notice from a Lender on or prior to the Closing Date or, with respect to any Borrowing after the Closing Date, at least one Business Day prior to the date of such Borrowing (or, with respect to any Base Rate Loan, by 1:00 p.m. on the date of such Borrowing), that such Lender will not make available as and when required hereunder to the Administrative Agent for the account of applicable Borrower the amount of that Lender's Pro Rata Share of the Borrowing, the Administrative Agent may assume that each Lender has made such amount available to the Administrative Agent in immediately available funds on the Funding Date and the Administrative Agent may (but shall not be so required), in reliance upon such assumption, make available to such Borrower on such date a corresponding amount. If and to the extent any Lender shall not have made its full amount available to the Administrative Agent in immediately available funds and the Administrative Agent in such circumstances has made available to applicable Borrower such amount, that Lender shall on the Business Day following such Funding Date make such amount available to the Administrative Agent, together with interest at the Federal Funds Rate for each day during such period. A notice of the Administrative Agent submitted to any Lender with respect to amounts owing under this subsection shall be conclusive, absent manifest error. If such amount is so made available, such payment to the Administrative Agent shall constitute such Lender's Loan to the applicable Borrower on the date of Borrowing for all purposes of this Agreement. If such amount is not made available to the Administrative Agent on the Business Day following the Funding Date, the Administrative Agent will notify the applicable Borrower of such failure to fund and, upon demand by the Administrative Agent, such Borrower shall pay such amount to the Administrative Agent for the Administrative Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Loans comprising such Borrowing. The failure of any Lender to make any Loan on any Funding Date (any such Lender, prior to the cure of such failure, being hereinafter referred to as a "Defaulting Lender") shall not relieve any other Lender of any obligation hereunder to make a Loan on such Funding Date, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on any Funding Date.

              (iii) The Administrative Agent shall not be obligated to transfer to a Defaulting Lender any payments made by any Borrower to the Administrative Agent for the Defaulting Lender's benefit; nor shall a Defaulting Lender be entitled to the sharing of any payments hereunder. Amounts payable to a Defaulting Lender shall instead be paid to or retained by the Administrative Agent. The Administrative Agent may hold and, in its discretion, re-lend to the applicable Borrower the amount of all such payments received or retained by it for the account of such Defaulting Lender. Any amounts so re-lent to such Borrower shall bear interest at the rate applicable to Base Rate Loans and for all other purposes of this Agreement shall be treated as if they were Loans, provided, however, that for purposes of voting or consenting to matters with respect to the Loan Documents (other than with respect to increasing the Commitment of such Lender under Section 13.2(a)) and determining Pro Rata Shares, such Defaulting Lender shall be deemed not to be a "Lender" and such Lender's Commitment shall be deemed to be zero (-0-). Until a Defaulting Lender cures its failure to fund its Pro Rata Share of any Borrowing (1) such Defaulting Lender shall not be entitled to any portion of the Unused Line Fee and (2) the Unused Line Fee shall accrue in favor of the Lenders which have funded their respective Pro Rata Shares of such requested Borrowing, shall be allocated among such performing Lenders ratably based upon their relative Commitments, and shall be calculated based upon the average amount by which the aggregate Commitments of such performing Lenders exceeds the sum of outstanding Loans and the undrawn face amount of all outstanding Letters of Credit. This Section shall remain effective with respect to such Lender until such time as the Defaulting Lender shall no longer be in default of any of its obligations under this Agreement. The terms of this Section shall not be construed to increase or otherwise affect the Commitment of any Lender, or relieve or excuse the performance by the applicable Borrower of its duties and obligations hereunder.

(h) Making of BABC Loans. (i) In the event the Administrative Agent shall elect, with the consent of BABC, to have the terms of this Section 2.2(h) apply to a requested Borrowing as described in Section 2.2(f), BABC shall make a Loan in the amount of such Borrowing (any such Loan made solely by BABC pursuant to this Section 2.2(h) being referred to as a "BABC Loan" and such Loans being referred to collectively as "BABC Loans") available to the applicable Borrower on the Funding Date applicable thereto by transferring same day funds to an account of such Borrower, designated in writing by such Borrower and acceptable to the Administrative Agent. Each BABC Loan is a Loan hereunder and shall be subject to all the terms and conditions applicable to other Loans except that all payments thereon shall be payable to BABC solely for its own account (and for the account of the holder of any participation interest with respect to such Loan). The Administrative Agent shall not request BABC to make any BABC Loan if (i) the Administrative Agent shall have received written notice from any Lender, or otherwise has actual knowledge, that one or more of the applicable conditions precedent set forth in Article 10 will not be satisfied on the requested Funding Date for the applicable Borrowing, or (ii) the requested Borrowing would exceed the Individual Availability of the applicable Borrower on such Funding Date. BABC shall not otherwise be required to determine whether the applicable conditions precedent set forth in Article 10 have been satisfied or the requested Borrowing would exceed the Individual Availability of the Borrower on the Funding Date applicable thereto prior to making, in its sole discretion, any BABC Loan.

              (ii)The BABC Loans shall be repayable on demand and secured by the Collateral, shall constitute Loans and Obligations hereunder, and shall bear interest at the rate applicable to the Loans from time to time.

              (i) Administrative Agent Advances. (i) Subject to the limitations set forth in the provisos contained in this Section 2.2(i), the Administrative Agent is hereby authorized by the Borrowers and the Lenders, from time to time in the Administrative Agent's sole discretion, (1) after the occurrence of a Default or an Event of Default, or (2) at any time that any of the other applicable conditions precedent set forth in Article 10 have not been satisfied, to make Loans to any Borrower on behalf of the Lenders which the Administrative Agent, in its reasonable business judgment, deems necessary or desirable (A) to preserve or protect the Collateral, or any portion thereof, (B) to enhance the likelihood of, or maximize the amount of, repayment of the Loans and other Obligations, or (C) to pay any other amount chargeable to any Borrower pursuant to the terms of this Agreement, including, without limitation, costs, fees and expenses as described in Section 16.7 (any of the advances described in this
Section 2.2(i) being hereinafter referred to as "Administrative Agent Advances"); provided, that the Majority Lenders may at any time revoke the Administrative Agent's authorization contained in this Section 2.2(i) to make Administrative Agent Advances, any such revocation to be in writing and to become effective prospectively upon the Administrative Agent's receipt thereof; and provided, further, that the Administrative Agent shall not make Administrative Agent Advances for purposes described in clauses (B) and (C) above which would cause the sum of (w) the aggregate unpaid balance of all outstanding Loans made to the Borrowers at such time, (x) the aggregate amount of Pending Loans requested by the Borrowers at such time, (y) the aggregate undrawn amount of all outstanding Letters of Credit at such time and (z) the aggregate amount of any unpaid reimbursement obligations in respect of Letters of Credit at such time to exceed the lesser of the Maximum Revolver Amount or $25,000,000 in excess of the Combined Borrowing Bases at such time.

              (ii)The Administrative Agent Advances shall be repayable on demand and secured by the Collateral, shall constitute Loans and Obligations hereunder, and shall bear interest at the rate applicable to the Loans from time to time. The Administrative Agent shall notify each Lender in writing of each such Administrative Agent Advance.

(j) Settlement. It is agreed that each Lender's funded portion of a Loan is intended by the Lenders to be equal at all times to such Lender's Pro Rata Share of the outstanding Loans. Notwithstanding such agreement, the Administrative Agent, BABC, and the other Lenders agree (which agreement shall not be for the benefit of or enforceable by any Borrower) that in order to facilitate the administration of this Agreement and the other Loan Documents, settlement among them as to the Loans, the BABC Loans and the Administrative Agent Advances shall take place on a periodic basis in accordance with the following provisions:

              (i) The Administrative Agent shall request settlement ("Settlement") with the Lenders on a weekly basis, or on a more frequent basis if so determined by the Administrative Agent, (1) on behalf of BABC, with respect to each outstanding BABC Loan, (2) for itself, with respect to each Administrative Agent Advance, and (3) with respect to collections received, in each case, by notifying the Lenders of such requested Settlement by telecopy, telephone or other similar form of transmission, of such requested Settlement, no later than 12:00 Noon (New York time) on the date of such requested Settlement (the "Settlement Date"). Each Lender (other than BABC, in the case of BABC Loans) shall make the amount of such Lender's Pro Rata Share of the outstanding principal amount of the BABC Loans and Administrative Agent Advances with respect to which Settlement is requested available to the Administrative Agent, for itself or for the account of BABC, in same day funds, to such account of the Administrative Agent as the Administrative Agent may designate, not later than 4:00 p.m. (New York time), on the Settlement Date applicable thereto, regardless of whether the applicable conditions precedent set forth in Article 10 have then been satisfied. Such amounts made available to the Administrative Agent shall be applied against the amounts of the applicable BABC Loan or Administrative Agent Advance and, together with the portion of such BABC Loan or Administrative Agent Advance representing BABC's Pro Rata Share thereof, shall constitute Loans of such Lenders. If any such amount is not made available to the Administrative Agent by any Lender on the Settlement Date applicable thereto, the Administrative Agent shall be entitled to recover such amount on demand from such Lender together with interest thereon at the Federal Funds Rate for the first three (3) days from and after the Settlement Date and thereafter at the Interest Rate then applicable to the Loans.

              (ii) Notwithstanding the foregoing, not more than one (1) Business
Day after demand is made by the Administrative Agent (whether before or after the occurrence of a Default or an Event of Default and regardless of whether the Administrative Agent has requested a Settlement with respect to a BABC Loan or Administrative Agent Advance), each other Lender shall irrevocably and unconditionally purchase and receive from BABC or the Administrative Agent, as applicable, without recourse or warranty, an undivided interest and participation in such BABC Loan or Administrative Agent Advance to the extent of such Lender's Pro Rata Share thereof by paying to the Administrative Agent, in same day funds, an amount equal to such Lender's Pro Rata Share of such BABC Loan or Administrative Agent Advance. If such amount is not in fact made available to the Administrative Agent by any Lender, the Administrative Agent shall be entitled to recover such amount on demand from such Lender together with interest thereon at the Federal Funds Rate for the first three (3) days from and after such demand and thereafter at the Interest Rate then applicable to the Loans.

              (iii) From and after the date, if any, on which any Lender purchases an undivided interest and participation in any BABC Loan or Administrative Agent Advance pursuant to subsection (ii) above, the Administrative Agent shall promptly distribute to such Lender at such address as such Lender may request in writing, such Lender's Pro Rata Share of all payments of principal and interest and all proceeds of Collateral received by the Administrative Agent in respect of such BABC Loan or Administrative Agent Advance.

              (iv)Between Settlement Dates, the Administrative Agent, to the extent no Administrative Agent Advances or BABC Loans are outstanding, may pay over to BABC any payments received by the Administrative Agent, which in accordance with the terms of this Agreement would be applied to the reduction of the Loans, for application to BABC's other outstanding Loans. If, as of any Settlement Date, collections received since the then immediately preceding Settlement Date have been applied to BABC's other outstanding Loans other than to BABC Loans or Administrative Agent Advances, as provided for in the previous sentence, BABC shall pay to the Administrative Agent for the account of the Lenders, to be applied to the outstanding Loans of such Lenders, an amount such that each Lender shall, upon receipt of such amount, have, as of such Settlement Date, its Pro Rata Share of the Loans. During the period between Settlement Dates, BABC with respect to BABC Loans, the Administrative Agent with respect to Administrative Agent Advances, and each Lender with respect to the Loans other than BABC Loans and Administrative Agent Advances, shall be entitled to interest at the applicable rate or rates payable under this Agreement on the actual average daily amount of funds employed by BABC, the Administrative Agent and the other Lenders.

(k) Notation. The Administrative Agent shall record on its books the principal amount of the Loans owing by each Borrower to each Lender, including the BABC Loans owing by each Borrower to BABC, and the Administrative Agent Advances owing by each Borrower to the Administrative Agent, from time to time. In addition, each Lender is authorized, at such Lender's option, to note the date and amount of each payment or prepayment of principal by each Borrower of such Lender's Loans in its books and records, including computer records, such books and records constituting rebuttably presumptive evidence, absent manifest error, of the accuracy of the information contained therein.

(l) Lenders' Failure to Perform. All Loans (other than BABC Loans and Administrative Agent Advances) shall be made by the Lenders simultaneously and in accordance with their Pro Rata Shares. It is understood that (a) no Lender shall be responsible for any failure by any other Lender to perform its obligation to make any Loans hereunder, nor shall any Commitment of any Lender be increased or decreased as a result of any failure by any other Lender to perform its obligation to make any Loans hereunder, (b) no failure by any Lender to perform its obligation to make any Loans hereunder shall excuse any other Lender from its obligation to make any Loans hereunder, and (c) the obligations of each Lender hereunder shall be several, not joint and several.

2.3           [Reserved].

2.4           Letters of Credit.

(a) Agreement to Cause Issuance. Subject to the terms and conditions of this Agreement, and in reliance upon the representations and warranties of the Credit Parties herein set forth, the Administrative Agent agrees to take reasonable steps (i) to cause to be issued, for the account of any Borrower, Letters of Credit and (ii) to provide credit support or other enhancement to banks, acceptable to the Administrative Agent, which issue Letters of Credit for the account of any Borrower (any such credit support or enhancement being herein referred to as "Credit Support") in accordance with this Section 2.4 from time to time during the term of this Agreement.

(b) Amounts; Outside Expiration Date. The Administrative Agent shall not have any obligation to take steps to cause to be issued any Letter of Credit or to provide Credit Support for any Letter of Credit at any time if: (1) the maximum undrawn amount of the requested Letter of Credit is greater than the Unused Letter of Credit Subfacility at such time; (2) the maximum undrawn amount of the requested Letter of Credit and all commissions, fees, and charges due from the applicable Borrower in connection with the opening thereof exceed the Individual Availability of such Borrower at such time; or (3) such (a) merchandise or other documentary Letter of Credit has an expiration date later than the Stated Termination Date or more than one hundred and eighty (180) days from the date of issuance or (b) standby Letter of Credit has an expiration date later than the Stated Termination Date or more than twelve (12) months from the date of issuance; provided, however, that standby Letters of Credit may have "evergreen" clauses providing for automatic renewals (which renewals shall have an expiration date not later than the Stated Termination Date) unless terminated by the Administrative Agent or issuer of the Letter of Credit at the request of the Administrative Agent by written notice to the beneficiary of such standby Letter of Credit no less than thirty (30) days prior to a renewal date.

(c) Other Conditions. In addition to being subject to the satisfaction of the applicable conditions precedent contained in Article 10, the obligation of the Administrative Agent to take reasonable steps to cause to be issued any Letter of Credit or to provide Credit Support for any Letter of Credit is subject to the following conditions precedent having been satisfied in a manner satisfactory to the Administrative Agent:

              (1) The applicable Borrower shall have delivered to the proposed issuer of such Letter of Credit, at such times and in such manner as such proposed issuer may prescribe, an application in form and substance satisfactory to such proposed issuer and the Administrative Agent for the issuance of the Letter of Credit and such other documents as may be required pursuant to the terms thereof, and the form and terms of the proposed Letter of Credit shall be satisfactory to the Administrative Agent and such proposed issuer; and

              (2) As of the date of issuance, no order of any court, arbitrator or Governmental Authority shall purport by its terms to enjoin or restrain money center banks generally from issuing letters of credit of the type and in the amount of the proposed Letter of Credit, and no law, rule or regulation applicable to money center banks generally and no request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over money center banks generally shall prohibit, or request that the proposed issuer of such Letter of Credit refrain from, the issuance of letters of credit generally or the issuance of such Letters of Credit.

(d)           Issuance of Letters of Credit.

              (1) Request for Issuance. The Borrower for whose account the Letter of Credit is to be issued shall give the Administrative Agent one (1) Business Day's prior written notice of such Borrower's request for the issuance of a Letter of Credit. Such notice shall be irrevocable and shall specify the original face amount of the Letter of Credit requested, the Closing Date (which date shall be a Business Day) of issuance of such requested Letter of Credit, whether such Letter of Credit may be drawn in a single or in partial draws, the date on which such requested Letter of Credit is to expire (which date shall be a Business Day), the purpose for which such Letter of Credit is to be issued, and the beneficiary of the requested Letter of Credit. The Borrower for whose account the Letter of Credit is to be issued shall attach to such notice the proposed form of the Letter of Credit.

              (2) Responsibilities of the Administrative Agent; Issuance. The Administrative Agent shall determine, as of the Business Day immediately preceding the requested issuance date of the Letter of Credit set forth in the notice from the applicable Borrower pursuant to Section 2.4(d)(1), (i) the amount of the applicable Unused Letter of Credit Subfacility and (ii) the Combined Availability as of such date and the Individual Availability of such Borrower as of such date. If (i) the undrawn amount of the requested Letter of Credit is not greater than the applicable Unused Letter of Credit Subfacility and (ii) the issuance of such requested Letter of Credit and all commissions, fees, and charges due from the Borrower in connection with the opening thereof would not exceed the Individual Availability of the applicable Borrower or cause the Combined Availability to be less than $100,000,000, the Administrative Agent shall take reasonable steps to cause such issuer to issue the requested Letter of Credit on such requested Closing Date of issuance.

              (3)   Notice  of   Issuance.   On  each   Settlement   Date,   the
Administrative Agent shall give notice to each Lender of the issuance of all Letters of Credit issued since the last Settlement Date.

              (4) No Extensions or Amendment. The Administrative Agent shall not be obligated to cause any Letter of Credit to be extended or amended unless the requirements of this Section 2.4(d) are met as though a new Letter of Credit were being requested and issued. With respect to any Letter of Credit which contains any "evergreen" or automatic renewal provision, each Lender shall be deemed to have consented to any such extension or renewal unless any such Lender shall have provided to the Administrative Agent, not less than 30 days prior to the last date on which the applicable issuer can in accordance with the terms of the applicable Letter of Credit decline to extend or renew such Letter of Credit, written notice that it declines to consent to any such extension or renewal; provided, that if all of the requirements of this Section 2.4 are met and no Default or Event of Default exists, no Lender shall decline to consent to any such extension or renewal.

(e)           Payments Pursuant to Letters of Credit.

              (1) Payment of Letter of Credit Obligations. Each Borrower agrees to reimburse the issuer for any draw under any Letter of Credit issued for such Borrower's account and the Administrative Agent for the account of the Lenders upon any payment pursuant to any Credit Support issued for such Borrower's account immediately upon demand, and to pay the issuer of such Letter of Credit the amount of all other obligations and other amounts payable to such issuer under or in connection with any Letter of Credit issued for such Borrower's account immediately when due, irrespective of any claim, setoff, defense or other right which such Borrower may have at any time against such issuer or any other Person.

              (2) Loans to Satisfy Reimbursement Obligations. In the event that the issuer of any Letter of Credit honors a draw under such Letter of Credit or makes any payment with respect to a Shipping Release Indemnity or the Administrative Agent shall have made any payment pursuant to any Credit Support or Shipping Release Indemnity and the applicable Borrower shall not have repaid such amount to the issuer of such Letter of Credit or Shipping Release Indemnity or the Administrative Agent, as applicable, pursuant to Section 2.4(e)(1) or
Section 2.4(k)(2), as appropriate, the Administrative Agent shall, upon receiving notice of such failure, notify each Lender of such failure, and each Lender shall unconditionally and immediately pay to the Administrative Agent, for the account of such issuer or the Administrative Agent, as applicable, an amount equal to such Lender's Pro Rata Share of the amount of such payment in Dollars and in same day funds. Such amounts paid by the Lenders to the Administrative Agent shall constitute Loans which shall be deemed to have been requested by the applicable Borrower pursuant to Section 2.2 as set forth in
Section 4.5.

(f)           Participations.

              (1) Purchase of Participations. Immediately upon issuance of any Letter of Credit in accordance with Section 2.4(d) or of any Shipping Release Indemnity in accordance with Section 2.4(k), each Lender shall be deemed to have irrevocably and unconditionally purchased and received without recourse or warranty, an undivided interest and participation in the Letter of Credit or the Credit Support provided through the Administrative Agent to such issuer in connection with the issuance of such Letter of Credit or the Shipping Release Indemnity, as appropriate, equal to such Lender's Pro Rata Share of the face amount of such Letter of Credit or the amount of such Credit Support or the liability under or with respect to such Shipping Release Indemnity (including, without limitation, all obligations of the applicable Borrower with respect thereto, and any security therefor or guaranty pertaining thereto).

              (2) Sharing of Reimbursement Obligation Payments. Whenever the Administrative Agent receives a payment from any Borrower on account of reimbursement obligations in respect of a Letter of Credit, Credit Support or Shipping Release Indemnity as to which the Administrative Agent has previously received for the account of the issuer thereof payment from a Lender pursuant to
Section 2.4(e)(2), the Administrative Agent shall promptly pay to such Lender such Lender's Pro Rata Share of such payment from such Borrower in Dollars. Each such payment shall be made by the Administrative Agent on the Business Day on which the Administrative Agent receives immediately available funds paid to such Person pursuant to the immediately preceding sentence, if received prior to 12:00 Noon (New York City time) on such Business Day and otherwise on the next succeeding Business Day.

              (3) Documentation. Upon the request of any Lender, the Administrative Agent shall furnish to such Lender copies of any Letter of Credit, reimbursement agreements executed in connection therewith, application for any Letter of Credit and credit support or enhancement provided through the Administrative Agent in connection with the issuance of any Letter of Credit, copies of any Shipping Release Indemnity and such other documentation as may reasonably be requested by such Lender.

              (4) Obligations Irrevocable. The obligations of each Lender to make payments to the Administrative Agent with respect to any Letter of Credit, with respect to any Credit Support provided through the Administrative Agent with respect to a Letter of Credit or with respect to any Shipping Release Indemnity, and the obligations of the Borrowers to make payments to the Administrative Agent, for the account of the Lenders, shall be irrevocable, not subject to any qualification or exception whatsoever , including, without limitation, any of the following circumstances:

              (i) any lack of validity or enforceability of this Agreement or any of the other Loan Documents;

              (ii)the existence of any claim, setoff, defense or other right which any Borrower may have at any time against a beneficiary named in a Letter of Credit or any transferee of any Letter of Credit or Shipping Release
Indemnity (or any Person for whom any such transferee may be acting), any Lender, the Administrative Agent, the issuer of such Letter of Credit or Shipping Release Indemnity, or any other Person, whether in connection with this Agreement, any Letter of Credit or Shipping Release Indemnity, the transactions contemplated herein or any unrelated transactions (including any underlying transactions between any Borrower or any other Person and the beneficiary named in any Letter of Credit);

              (iii) any draft, certificate or any other document presented under the Letter of Credit or with respect to any Shipping Release Indemnity proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

              (iv)the   surrender  or   impairment  of  any  security  for   the
performance  or  observance of any of the terms of any of the Loan Documents; or

              (v) the occurrence of any Default or Event of Default.

(g) Recovery or Avoidance of Payments. In the event any payment by or on behalf of any Borrower received by the Administrative Agent with respect to any Letter of Credit or Shipping Release Indemnity or Credit Support provided for any Letter of Credit (or any guaranty by any Borrower or reimbursement obligation of any Borrower relating thereto) and distributed by the Administrative Agent to the Lenders on account of their respective participations therein is thereafter set aside, avoided or recovered from the Administrative Agent in connection with any receivership, liquidation or bankruptcy proceeding, the Lenders shall, upon demand by the Administrative Agent, pay to the Administrative Agent their respective Pro Rata Shares of such amount set aside, avoided or recovered, together with interest at the rate required to be paid by the Administrative Agent upon the amount required to be repaid by it.

(h)           Compensation for Letters of Credit.

              (1) Letter of Credit Fee. Each Borrower agrees to pay to the Administrative Agent with respect to each Letter of Credit issued for such Borrower's account, for the account of the Lenders, the Letter of Credit Fee specified in, and in accordance with the terms of, Section 3.6.

              (2) Issuer Fees and Charges. Each Borrower shall pay to the issuer of any Letter of Credit issued for such Borrower's account, or to the Administrative Agent, for the account of the issuer of any such Letter of Credit, solely for such issuer's account, such fees and other charges as are charged by such issuer for letters of credit issued by it, including, without limitation, its standard fees for issuing, administering, amending, renewing, paying and canceling letters of credit and all other fees associated with issuing or servicing letters of credit, as and when assessed. Each Borrower hereby acknowledges that Bank of America has provided to such Borrower a schedule of Bank of America's fees and charges for opening, amending, transferring or negotiating a letter of credit and the like, which fees and charges may change from time to time based on Bank of America's desired return and other factors, including, without limitation, volume of letter of credit business and reserve requirements.

              (i) Indemnification; Exoneration; Power of Attorney

              (1) Indemnification. In addition to amounts payable as elsewhere provided in this Section 2.4, each Borrower hereby agrees to protect, indemnify, pay and save the Lenders and the Administrative Agent harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees) which any Lender or the Administrative Agent may incur or be subject to as a consequence, direct or indirect, of the issuance of any Letter of Credit for the account of such Borrower or the provision of any Credit Support in connection therewith; provided, that the Borrowers shall have no obligation to the Agent or any Lender under this clause (1) with respect to any such claims, demands, liabilities, damages, losses, costs, charges and expenses to the extent resulting from the gross negligence or wilful misconduct of such Lender or the Administrative Agent. The agreement in this Section 2.4(i)(1) shall survive payments of all Obligations.

              (2) Assumption of Risk by the Borrowers. As among the Borrowers, the Lenders, and the Administrative Agent, each Borrower assumes all risks of the acts and omissions of, or misuse of any of the Letters of Credit by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, the Lenders and the Administrative Agent shall not be responsible for: (A) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any Person in connection with the application for and issuance of and presentation of drafts with respect to any of the Letters of Credit, even if it should prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (B) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (C) the failure of the beneficiary of any Letter of Credit to comply duly with conditions required in order to draw upon such Letter of Credit; (D) errors, omissions, interruptions, or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (E) errors in interpretation of technical terms; (F) any loss or delay in the transmission or otherwise of any document required in order make a drawing under any Letter of Credit or of the proceeds thereof; (G) the misapplication by the beneficiary of any Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (H) any consequences arising from causes beyond the control of the Lenders or the Administrative Agent, including, without limitation, any act or omission, whether rightful or wrongful, of any present or future de jure or de facto Governmental Authority. None of the foregoing shall affect, impair or prevent the vesting of any rights or powers of the Administrative Agent or any Lender under this Section 2.4(i).

              (3) Exoneration. In furtherance and extension, and not in limitation, of the specific provisions set forth above, any action taken or omitted by the Administrative Agent or any Lender under or in connection with any of the Letters of Credit or any related certificates, if taken or omitted in the absence of gross negligence or willful misconduct, shall not put the Administrative Agent or any Lender under any resulting liability to any Borrower or relieve any Borrower of any of its obligations hereunder to any such Person.

              (4) Power of Attorney. In connection with all Inventory financed by Letters of Credit, each Borrower hereby appoints the Administrative Agent, or the Administrative Agent's designee, as its attorney, with full power and authority: (a) to sign and/or endorse such Borrower's name upon any warehouse or other receipts; (b) to sign such Borrower's name on bills of lading and other negotiable and non-negotiable documents; (c) to clear Inventory through customs in the Administrative Agent's or such Borrower's name, and to sign and deliver to customs officials powers of attorney in such Borrower's name for such purpose; (d) to complete in such Borrower's or the Administrative Agent's name, any order, sale, or transaction, obtain the necessary documents in connection therewith, and collect the proceeds thereof; and (e) to do such other acts and things as are necessary in order to enable the Administrative Agent to obtain possession of the Inventory and to obtain payment of the Obligations. Neither the Administrative Agent nor its designee, as any Borrower's attorney, will be liable for any acts or omissions, or for any error of judgement or mistakes of fact or law. This power, being coupled with an interest, is irrevocable until all Obligations have been paid and satisfied and this Agreement has been terminated.

              (5) Account Party. Each Borrower hereby authorizes and directs any issuer of a Letter of Credit issued for the account of such Borrower to name such Borrower as the "Account Party" therein and to deliver to the Administrative Agent all instruments, documents and other writings and property received by the issuer pursuant to the Letter of Credit, and to accept and rely upon the Administrative Agent's instructions and agreements with respect to all matters arising in connection with the Letter of Credit or the application therefor.

              (6) Control of Inventory. In connection with all Inventory financed by Letters of Credit, each Borrower will, at the Administrative Agent's request, instruct all suppliers, carriers, forwarders, warehouses or others receiving or holding cash, checks, Inventory, documents or instruments in which the Administrative Agent holds a security interest to deliver them to the Administrative Agent and/or subject to the Administrative Agent's order, and if they shall come into such Borrower's possession, to deliver them, upon request, to the Administrative Agent in their original form. Each Borrower shall also, at the Administrative Agent's request, designate the Administrative Agent as the consignee on all bills of lading and other negotiable and non-negotiable documents.

              (j) Supporting Letter of Credit; Cash Collateral. If, notwithstanding the provisions of Section 2.4(b) and Section 12.1 any Letter of Credit is outstanding upon the termination of this Agreement, then upon such termination the applicable Borrower shall deposit with the Administrative Agent, for the ratable benefit of the Administrative Agent and the Lenders, with respect to each Letter of Credit issued for the account of such Borrower then outstanding, as the Majority Lenders, in their discretion shall specify, either
(A) a standby letter of credit (a "Supporting Letter of Credit") in form and substance satisfactory to the Administrative Agent, issued by an issuer satisfactory to the Administrative Agent in an amount equal to the greatest amount for which such Letter of Credit may be drawn plus any fees and expenses associated with such Letter of Credit, under which Supporting Letter of Credit the Administrative Agent is entitled to draw amounts necessary to reimburse the Administrative Agent and the Lenders for payments made by the Administrative Agent and the Lenders under such Letter of Credit or under any credit support or enhancement provided through the Administrative Agent with respect thereto and any fees and expenses associated with such Letter of Credit, or (B) cash in amounts necessary to reimburse the Administrative Agent and the Lenders for payments made by the Administrative Agent or the Lenders under such Letter of Credit or under any credit support or enhancement provided through the Administrative Agent with respect thereto and any fees and expenses associated with such Letter of Credit. Such Supporting Letter of Credit or deposit of cash shall be held by the Administrative Agent, for the ratable benefit of the Administrative Agent and the Lenders, as security for, and to provide for the payment of, the aggregate undrawn amount of such Letters of Credit remaining outstanding.

(k) Airway Bills, Etc. Each Borrower hereby confirms and agrees that (i) from time to time such Borrower may request the Administrative Agent to issue or cause to be issued Letters of Credit providing for direct consignment of goods to the Administrative Agent or the issuer of a Letter of Credit and providing that the original bills of lading, airway bills and other documents be forwarded directly to the Administrative Agent or any such issuer, (ii) such Borrower may request that the Administrative Agent or any such issuer from time to time endorse the bills of lading or other shipping documents and deliver them to such Borrower so as to permit such Borrower to obtain the goods covered by the Letters of Credit without first waiting for the bank that issued the Letter of Credit to examine the documents to be submitted by the beneficiary of the Letter of Credit to determine whether the documents conform to the terms of the Letter of Credit, and (iii) such Borrower may request that the Administrative Agent or the issuer of a Letter of Credit from time to time issue letters of indemnity, guarantees, air releases, and/or other documents (each a "Shipping Release Indemnity") to steamship companies, air freight companies and other shippers in order to permit such Borrower to take possession of the goods covered by Letters of Credit without production and surrender to the shipper of the original bill of lading, airway bill or other shipping documents. In connection with the foregoing, each Borrower hereby expressly and irrevocably:

              (1) represents and warrants that it is otherwise entitled to the delivery of the goods and no other person or entity has any claim to its delivery;

              (2) agrees to indemnify the Administrative Agent, the Lenders and any issuer of a Shipping Release Indemnity and to hold the Administrative Agent, the Lenders and any such issuer harmless from and against any and all claims, actions and suits, whether groundless or otherwise, and from and against all liabilities, losses, damages, judgments, attorney fees (including any in-house counsel costs and expenses) and other expenses of every nature and character, by reason of the Administrative Agent or any such issuer of a Shipping Release Indemnity (i) issuing its Shipping Release Indemnities to steamship companies, freight companies or other shippers and (ii) endorsing and/or delivering to such Borrower the bills of lading and other documents so as to permit such Borrower to obtain possession of the goods covered by the Letters of Credit; agrees to reimburse the Administrative Agent, the Lenders and each issuer of a Shipping Release Indemnity on demand for any and all payments of or with respect to the foregoing which the Administrative Agent or any issuer of a Shipping Release Indemnity is required to make by any of such actions or in accordance with the terms or provisions of said Shipping Release Indemnities, regardless of any offsets, counterclaims or other defenses thereto which the Administrative Agent, any Lender or any issuer of a Shipping Release Indemnity might have or be entitled to assert, all of which offsets, counterclaims or other defenses the Administrative Agent, each Lender and each issuer of a Shipping Release Indemnity is hereby expressly and irrevocably authorized to waive at its discretion; and further agrees that upon the Administrative Agent's request, such Borrower shall appear and defend, represented by counsel satisfactory to the Administrative Agent and at such Borrower's cost and expense, any action or proceeding which may be commenced against the Administrative Agent, any Lender or the issuer in connection with any of the aforementioned actions; provided, that the Borrowers shall have no obligation to the Agent, any Lender or any issuer of a Shipping Release Indemnity under this clause (2) with respect to any such liabilities, losses, damages, judgments, attorneys' fees and other expenses to the extent resulting from the gross negligence or wilful misconduct of the Administrative Agent, such Lender or such issuer.

              (3) authorizes and requests the Administrative Agent and the issuer of any Letters of Credit to honor and pay any drawing under the Letters of Credit covering the shipment notwithstanding the absence of any or all documents required thereunder or any discrepancy, defect or omission which may exist at the time of presentment in any of the required documents, all of which deficiencies, discrepancies, defects and omissions such Borrower hereby expressly and irrevocably waives; such Borrower further authorizes the Administrative Agent to charge its Loan Account for all amounts drawn plus any applicable charges;

              (4) agrees to pay on demand or to reimburse to the Administrative Agent, each Lender and each issuer of a Shipping Release Indemnity upon demand all freight and other charges which may be due or may appear to be due and chargeable to the said goods;

              (5) agrees to procure and to subsequently surrender to the Administrative Agent all original bills of lading and other negotiable documents relating to the shipment of goods properly endorsed; and

              (6) agrees to execute such other documents and indemnities relating to the foregoing as the Administrative Agent may from time to time reasonably request.











                                    ARTICLE 3

                                INTEREST AND FEES

3.1           Interest.

(a) Interest Rates. All outstanding Obligations shall bear interest on the unpaid principal amount thereof (including, to the extent permitted by law, on interest thereon not paid when due) from the date made until paid in full in cash at a rate determined by reference to the Base Rate or the LIBOR Rate and Sections 3.1(a)(i) or (ii), as applicable, but not to exceed the Maximum Rate described in Section 3.3. Subject to the provisions of Section 3.2, any of the Loans may be converted into, or continued as, Base Rate Loans or LIBOR Rate Loans in the manner provided in Section 3.2. If at any time Loans are outstanding with respect to which notice has not been delivered to the Administrative Agent in accordance with the terms of this Agreement specifying the basis for determining the interest rate applicable thereto, then those Loans shall be Base Rate Loans and shall bear interest at a rate determined by reference to the Base Rate until notice to the contrary has been given to the Administrative Agent in accordance with this Agreement and such notice has become effective. Except as otherwise provided herein, the outstanding Obligations shall bear interest as follows:

              (i) For all Base Rate Loans and other Obligations (other than LIBOR Rate Loans) at a fluctuating per annum rate equal to the Base Rate plus the Applicable Margin; and

              (ii)For all LIBOR Rate Loans at a per annum rate equal to the LIBOR Rate plus the Applicable Margin.

Each change in the Base Rate shall be reflected in the interest rate described in (i) above as of the effective date of such change. All interest charges shall be computed on the basis of a year of 360 days and actual days elapsed (which results in more interest being paid than if computed on the basis of a 365-day year). Interest accrued on all Loans will be payable in arrears on the first day of each month hereafter.

(b) Default Rate. If any Default or Event of Default occurs and is continuing and the Majority Lenders in their discretion so elect, then, while any such Default or Event of Default is outstanding, all of the Obligations shall bear interest at the Default Rate applicable thereto.



3.2           Conversion and Continuation Elections.

 (a) Any Borrower may, upon irrevocable written notice to the Administrative Agent in accordance with Subsection 3.2(b):

              (i) elect, as of any Business Day, in the case of Base Rate Loans made to it to convert any such Loans (or any part thereof in an amount not less than $5,000,000, or that is in an integral multiple of $1,000,000 in excess thereof) into LIBOR Rate Loans;

              (ii)elect, as of the last day of the applicable Interest Period, to continue any LIBOR Rate Loans made to it having Interest Periods expiring on such day (or any part thereof in an amount not less than $5,000,000, or that is in an integral multiple of $1,000,000 in excess thereof);

provided, that if at any time the aggregate amount of LIBOR Rate Loans in respect of any Borrowing is reduced, by payment, prepayment, or conversion of part thereof to be less than $5,000,000, such LIBOR Rate Loans shall automatically convert into Base Rate Loans, and on and after such date the right of the applicable Borrower to continue such Loans as, and convert such Loans into, LIBOR Rate Loans, as the case may be, shall terminate. Notwithstanding the foregoing, a Loan may only be continued as a, or converted into another type of, Loan.

(b) The applicable Borrower shall deliver a Notice of Conversion/Continuation in substantially the form attached hereto as Exhibit D (a "Notice of Conversion/Continuation") to be received by the Administrative Agent not later than 12:00 Noon (New York time) at least three (3) Business Days in advance of the conversion/continuation date (the "Conversion/Continuation Date"), if the Loans are to be converted into or continued as LIBOR Rate Loans and specifying:

         (i)  the proposed Conversion/Continuation Date;

         (ii) the aggregate amount of Loans owing by such Borrower to be converted or renewed;

         (iii) the type of Loans resulting from the proposed conversion or continuation; and

         (iv) the duration of the requested Interest Period.

(c) If upon the expiration of any Interest Period applicable to LIBOR Rate Loans, the applicable Borrower has failed to select timely a new Interest Period to be applicable to LIBOR Rate Loans or if any Default or Event of Default then exists, the applicable Borrower shall be deemed to have elected to convert such LIBOR Rate Loans into Base Rate Loans effective as of the expiration date of such Interest Period.

(d) The Administrative Agent will promptly notify each Lender of its receipt of a Notice of Conversion/Continuation. All conversions and continuations shall be made ratably according to the respective outstanding principal amounts of the Loans with respect to which the notice was given held by each Lender.

(e) During the existence of a Default or Event of Default, the applicable Borrower may not elect to have a Loan converted into or continued as a LIBOR Rate Loan.

(f) After giving effect to any conversion or continuation of Loans, there may not be more than ten (10) different Interest Periods in effect for the Borrowers in the aggregate.

3.3      Maximum Interest Rate.

         In no event shall any interest rate provided for hereunder exceed the maximum rate legally chargeable by the Lenders under applicable law for loans of the type provided for hereunder (the "Maximum Rate"). If, in any month, any interest rate, absent such limitation, would have exceeded the Maximum Rate, then the interest rate for that month shall be the Maximum Rate, and, if in future months, that interest rate would otherwise be less than the Maximum Rate, then that interest rate shall remain at the Maximum Rate until such time as the amount of interest paid hereunder equals the amount of interest which would have been paid if the same had not been limited by the Maximum Rate. In the event that, upon payment in full of the Obligations and the termination of this Agreement, the total amount of interest paid or accrued under the terms of this Agreement is less than the total amount of interest which would, but for this
Section 3.3, have been paid or accrued if the interest rates otherwise set forth in this Agreement had at all times been in effect, then the applicable Borrower shall, to the extent permitted by applicable law, pay the Administrative Agent, for the account of the Lenders, an amount equal to the difference between (a) the lesser of (i) the amount of interest which would have been charged to such Borrower if the Maximum Rate had, at all times, been in effect or (ii) the amount of interest owing by such Borrower which would have accrued had the interest rates otherwise set forth in this Agreement, at all times, been in effect and (b) the amount of interest actually paid or accrued by such Borrower under this Agreement. In the event that a court determines that the Administrative Agent and/or any Lender has received interest and other charges hereunder in excess of the Maximum Rate, such excess shall be deemed received on account of, and shall automatically be applied to reduce, the Obligations other than interest, in the inverse order of maturity, and if there are no Obligations outstanding, the Administrative Agent and/or such Lender shall refund to the applicable Borrower such excess.

3.4      Closing Fee.

 The Borrowers agree, jointly and severally, to pay to the Administrative Agent, for the account of the Lenders to be allocated to each Lender in accordance with existing, separate letter agreements between the Administrative Agent and each of the Lenders, on the Closing Date a closing fee (the "Closing Fee") in the amount of $9,425,000 (less $250,000 paid by the Borrowers prior to the Closing Date in respect of a commitment fee pursuant to the letter agreement dated November 6, 1998 among the Administrative Agent, the Parent, Ames Merchandising and Ames FS), which Closing Fee shall be fully earned by the Lenders on the Closing Date. The Administrative Agent, the Lenders and the Borrowers agree that the Closing Fee may be financed by the Lenders as a Loan to be made on the Closing Date.

3.5      Unused Line Fee.

         Until the Obligations have been paid in full and the Agreement terminated, the Borrowers agree, jointly and severally, to pay, on the first day of each month and on the Termination Date, to the Administrative Agent, for the ratable account of the Lenders, an unused line fee equal to (i) three-eighths of one percent (0.375%) per annum on the average daily amount by which the Maximum Revolver Amount exceeded the sum of the average daily outstanding amount of Loans and the undrawn face amount of all outstanding Letters of Credit. The unused line fee payable hereunder shall be computed on the basis of a 360-day year for the actual number of days elapsed. All payments received by the Administrative Agent on account of Accounts or as proceeds of other Collateral shall be deemed to be credited to the Borrowers' Loan Accounts immediately upon receipt for purposes of calculating the unused line fee payable pursuant to this
Section 3.5.

3.6      Letter of Credit Fee.

          The Borrowers agree, jointly and severally, to pay to the Administrative Agent, for the ratable account of the Lenders, for each Letter of Credit, a fee (the "Letter of Credit Fee") equal to one and three-eighths percent (1.375%) per annum of the undrawn face amount of each Letter of Credit issued for any Borrower's account at such Borrower's request, plus all fees and expenses specified in Section 2.4(h)(2). The Letter of Credit Fee shall be payable monthly in arrears on the first day of each month following any month in which a Letter of Credit was issued and/or in which a Letter of Credit remains outstanding. The Letter of Credit Fee shall be computed on the basis of a 360-day year for the actual number of days elapsed.

3.7      Other Fees.

         The Borrowers hereby agree, jointly and severally, to pay to the Administrative Agent for its own account the fees described in the letter agreement dated November 6, 1998 among the Administrative Agent, the Parent, Ames Merchandising and Ames FS at the times set forth therein.

3.8      Payment of Fees Under Section 3.8 of the Existing Credit Agreement.


         The Credit Parties hereby acknowledge and confirm that immediately prior to the funding of the initial Loans made on the Closing Date one or more Revolving Loans under and as defined in the Existing Credit Agreement in the aggregate amount of $525,000 was/were made to Ames Merchandising and/or Ames FS, and the proceeds thereof were applied to the payment of all remaining syndication fees payable to the Administrative Agent under Section 3.8 thereof.






                                    ARTICLE 4

                            PAYMENTS AND PREPAYMENTS

4.1      Loans.

          The Borrowers shall repay the outstanding principal balance of the Loans, plus all accrued but unpaid interest thereon, on the Termination Date. The Borrowers may prepay Loans at any time, and re-borrow subject to the terms of this Agreement; provided, however, that with respect to any LIBOR Rate Loans prepaid by the Borrowers prior to the expiration date of the Interest Period applicable thereto, the Borrowers promise to pay to the Administrative Agent for account of the Lenders the amounts described in Section 5.4. In addition, and without limiting the generality of the foregoing, upon demand from time to time the Borrowers hereby promise to pay to the Administrative Agent, for account of the Lenders, such amounts, without duplication, as are required to ensure that at all times (i) the Individual Availability of each Borrower equals or exceeds zero ($0) and (ii) the Combined Availability equals or exceeds $100,000,000.

4.2      Termination and Reduction of Facility.

         The Borrowers may jointly (but not individually) terminate this Agreement upon at least thirty (30) Business Days' joint notice to the Administrative Agent and the Lenders, upon (w) the payment in full of all outstanding Loans, together with accrued interest thereon, and the cancellation of all outstanding Letters of Credit, (x) the payment of the early termination fee set forth in the second succeeding sentence (if applicable), (y) the payment in full in cash of all other Obligations (including, without limitation, all fees under Sections 3.4, 3.5, 3.6 and 3.7) together with accrued interest thereon, and (z) with respect to any LIBOR Rate Loans prepaid in connection with such termination prior to the expiration date of the Interest Period applicable thereto, the payment of the amounts described in Section 5.4. In addition, the Borrowers may from time to time permanently reduce the Maximum Revolver Amount, ratably among the Lenders in accordance with their respective Commitments, upon
(a) the payment in full of all outstanding Loans, together with accrued interest thereon, and the cancellation of all outstanding Letters of Credit, in each case in excess of the Maximum Revolver Amount so reduced, (b) the payment of the early reduction fee set forth in the next sentence (if applicable), (c) the payment in full in cash of the unused line fees due and owing through and including the date of such reduction, and (d) with respect to any LIBOR Rate Loans prepaid in connection with such reduction prior to the expiration date of the Interest Period applicable thereto, the payment of the amounts described in
Section 5.4. If this Agreement is terminated or the Maximum Revolver Amount is permanently reduced at any time prior to the third Anniversary Date other than pursuant to a Permitted Reduction, whether pursuant to this Section or pursuant to Section 11.2, the Borrowers shall pay to the Administrative Agent, for the ratable account of the Lenders, an early termination fee or an early reduction fee, as applicable, determined inaccordance with the following table:

Period During Which Early
   Termination Occurs                               Early Termination Fee
-----------------------------                 ----------------------------------

On or prior to the first Anniversary Date   0.5% of the Maximum Revolver Amount.

Following  the  first  Anniversary  Date
and on or prior to the third Aniversary     .25% of the Maximum Revolver Amount.
Date



   Period During Which
  Early Reduction Occurs                              Early Reduction Fee
-------------------------                     ----------------------------------

On or prior to the first Anniversary  Date   0.5% of the Maximum Revolver Amount
                                             reduction.

Following the first  Anniversary Date and    .25% of the Maximum Revolver Amount
on or prior to the third Anniversary Date    reduction.

4.3      Payments from Insurance and Other Proceeds.

(a) Except as provided in Section 4.3(b), not later than the fifteenth (15th) calendar day following the receipt by the Administrative Agent or any Credit Party of any proceeds of any insurance required to be maintained pursuant to any Loan Document on account of each separate loss, damage or injury in excess of $1,000,000 (or, if there shall be continuing an Event of Default, of any amount of proceeds) with respect to any tangible property of such Credit Party in which the Credit Parties are required hereunder to provide a Lien in favor of the Administrative Agent, such Credit Party shall notify the Administrative Agent of any such receipt by such Credit Party in writing or by telephone promptly confirmed in writing, and not later than the fifteenth (15th) calendar day following receipt of such proceeds by the Administrative Agent or such Credit Party, there shall become due and payable a prepayment of principal in an amount equal to such proceeds. Each prepayment from such proceeds shall be applied in the manner and order provided in Section 4.6 hereof and shall be accompanied by the payment of interest accrued and unpaid on the amount of such prepayment through the date of such prepayment. Any such prepayment of the Loans shall be made without penalty or premium but shall be subject to payment of any applicable indemnity obligations pursuant to Section 5.3, 5.4 or 16.11.

(b) (i) In the case of the receipt of proceeds described in Section 4.3(a) in respect of tangible property of a Credit Party other than Inventory, such Credit Party may elect, by written notice delivered to the Administrative Agent not later than the day on which a prepayment would otherwise be required, to apply all or a portion of such Net Cash Proceeds for the purpose of replacing, repairing, restoring or rebuilding the relevant tangible property, and, in such event, any required prepayment under the first sentence of Section 4.3(a), shall be reduced dollar for dollar by the amount of such election. An election under this Section 4.3(b)(i) shall not be effective unless:

         (A) at the time of such election no Default or Event of Default is continuing;

         (B) such Credit Party shall have certified to the Administrative Agent that:

         (x) the proceeds of the insurance adjustment for such loss, damage or injury, together with other funds available to such Credit Party (including proceeds of Loans) and which such Credit Party is permitted to utilize for such purpose, shall be sufficient to completely effect such replacement, repair, restoration or rebuilding in accordance with all applicable laws, regulations and ordinances; and

         (y) to the best knowledge of such Credit Party, no Default or Event of Default will arise as a result of such loss, damage, injury, replacement, repair or rebuilding.

         (ii) In the event of an election by a Credit Party under Section 4.3(b)(i) hereof, such Credit Party shall nonetheless apply the proceeds of any insurance received in respect of the applicable tangible property to the repayment of the Loans at the time required under Section 4.3(a) hereof, and the Administrative Agent shall create a reserve against the Individual Borrowing Base of each Borrower (as allocated by the Administrative Agent), which reserve shall be reduced, dollar for dollar, by the amount expended by or on behalf of such Credit Party from time to time for the replacement (which shall include rebuilding within the same geographical area), repair, restoration or rebuilding of such tangible property. In addition, the Administrative Agent shall be entitled to require proof, as a condition to the making of any reduction in such reserve, that the proceeds of such withdrawal or advance are being applied to the purposes permitted hereunder and that no Default or Event of Default shall have occurred and be continuing.

(c) In the event that any Credit Party receives any proceeds of any condemnation, confiscation, taking or similar award in an amount exceeding $1,000,000 (or, if an Event of Default is then continuing, of any amount), in respect of property of any Credit Party in which the Credit Parties are required hereunder to provide a Lien in favor of the Administrative Agent, then such proceeds shall be treated in the same manner and subject to the same prepayment provisions as proceeds of insurance on property other than Inventory under this
Section 4.3.

4.4      Payments by the Borrowers.

(a) All payments to be made by any Borrower shall be made without set-off, recoupment or counterclaim. Except as otherwise expressly provided herein, all payments by any Borrower shall be made to the Administrative Agent for the account of the Lenders at the Administrative Agent's address set forth in
Section 16.8, and shall be made in Dollars and in immediately available funds, no later than 12:00 Noon (New York time) on the date specified herein. Any payment received by the Administrative Agent later than 12:00 Noon (New York time) shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue.

(b) Subject to the provisions set forth in the definition of "Interest Period" herein, whenever any payment is due on a day other than a Business Day, such payment shall be made on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

(c) Unless the Administrative Agent receives notice from the applicable Borrower prior to the date on which any payment is due to the Lenders that such Borrower will not make such payment in full as and when required, the Administrative Agent may assume that such Borrower shall make such payment in full to the Administrative Agent on such date in immediately available funds and the Administrative Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent any Borrower does not make such payment in full to the Administrative Agent, each Lender shall repay to the Administrative Agent on demand such amount distributed to such Lender, together with interest thereon at the Federal Funds Rate for each day from the date such amount is distributed to such Lender until the date repaid.

4.5      Payments as Loans.

         All payments of principal, interest, reimbursement obligations in connection with Letters of Credit, fees, premiums and other sums payable hereunder, including all reimbursement for expenses pursuant to Section 16.7, may, at the option of the Administrative Agent, in its sole discretion, subject only to the terms of this Section 4.5, be paid from the proceeds of Loans made hereunder, whether made following a request by a Borrower pursuant to Section
2.2 or a deemed request as provided in this Section 4.5. Each Borrower hereby irrevocably authorizes the Administrative Agent to charge the relevant Loan Account for the purpose of paying principal, interest, reimbursement obligations in connection with Letters of Credit, fees, premiums and other sums payable hereunder, including reimbursing expenses pursuant to Section 16.7, and agrees that all such amounts charged shall constitute Loans (including BABC Loans and Administrative Agent Advances) and that all such Loans so made shall be deemed to have been requested by a Borrower pursuant to Section 2.2. The Administrative Agent agrees to promptly provide the relevant Borrower with notice of any such charges, but the failure to provide such notice shall not affect the validity of any such charge.

4.6      Apportionment, Application and Reversal of Payments.

         Aggregate principal and interest payments shall be apportioned ratably among the Lenders (according to the unpaid principal balance of the Loans to which such payments relate held by each Lender) and payments of the fees shall, as applicable, be apportioned ratably among the Lenders. All payments shall be remitted to the Administrative Agent and all such payments not relating to principal or interest of specific Loans, or not constituting payment of specific fees, and all proceeds of Accounts or other Collateral received by the Administrative Agent, shall be applied, ratably, subject to the provisions of this Agreement, first, to pay any fees, indemnities or expense reimbursements then due to the Administrative Agent from the Borrowers; second, to pay any fees or expense reimbursements then due to the Lenders from the Borrowers; third, to pay interest due in respect of all Loans, including BABC Loans and Administrative Agent Advances; fourth, to pay or prepay principal of the BABC Loans and Administrative Agent Advances; fifth, to pay or prepay principal of the Loans (other than BABC Loans and Administrative Agent Advances) and unpaid reimbursement obligations in respect of Letters of Credit; and sixth, to the payment of any other Obligation due to the Administrative Agent or any Lender by any Borrower. Notwithstanding anything to the contrary contained in this Agreement, unless so directed by the Borrowers, or unless an Event of Default is outstanding, neither the Administrative Agent nor any Lender shall apply any payments which it receives to any LIBOR Rate Loan, except (a) on the expiration date of the Interest Period applicable to any such LIBOR Rate Loan, or (b) in the event, and only to the extent, that there are no outstanding Base Rate Loans. The Administrative Agent shall promptly distribute to each Lender, pursuant to the applicable wire transfer instructions received from each Lender in writing, such funds as it may be entitled to receive, subject to a Settlement delay as provided for in Section 2.2(j). The Administrative Agent and the Lenders shall have the continuing and exclusive right to apply and reverse and reapply any and all such proceeds and payments to any portion of the Obligations.

4.7      Indemnity for Returned Payments.

         If, after receipt of any payment of, or proceeds applied to the payment of, all or any part of the Obligations, the Administrative Agent or any Lender is for any reason compelled to surrender such payment or proceeds to any Person, because such payment or application of proceeds is invalidated, declared fraudulent, set aside, determined to be void or voidable as a preference, impermissible setoff, or a diversion of trust funds, or for any other reason, then the Obligations or part thereof intended to be satisfied shall be revived and continue and this Agreement shall continue in full force and effect as if such payment or proceeds had not been received by the Administrative Agent or such Lender, and the Borrowers shall be liable to pay to the Administrative Agent, and hereby do indemnify the Administrative Agent and the Lenders and hold the Administrative Agent and the Lenders harmless for, the amount of such payment or proceeds surrendered. The provisions of this Section 4.7 shall be and remain effective notwithstanding any contrary action which may have been taken by the Administrative Agent or any Lender in reliance upon such payment or application of proceeds, and any such contrary action so taken shall be without prejudice to the Administrative Agent's and/or the Lenders' rights under this Agreement and shall be deemed to have been conditioned upon such payment or application of proceeds having become final and irrevocable. The provisions of this Section 4.7 shall survive the termination of this Agreement.



4.8   Administrative Agent's and Lenders' Books and Records; Monthly Statements.

         Each Borrower agrees that the Administrative Agent's and each Lender's books and records showing the Obligations and the transactions pursuant to this Agreement and the other Loan Documents shall be admissible in any action or proceeding arising therefrom, and shall constitute rebuttably presumptive proof thereof, irrespective of whether any Obligation is also evidenced by a promissory note or other instrument. The Administrative Agent will provide to the Borrowers a monthly statement of Loans, payments, and other transactions pursuant to this Agreement. Such statement shall be deemed correct, accurate, and binding on the Borrowers and an account stated (except for reversals and re-applications of payments made as provided in Section 4.6 and corrections of errors discovered by the Administrative Agent), unless the Borrowers notify the Administrative Agent in writing to the contrary within thirty (30) days after such statement is rendered. In the event a timely written notice of objections is given by the Borrowers, only the items to which exception is expressly made will be considered to be disputed by the Borrowers. At the request of a Lender, the Commitments of such Lender shall be evidenced by a single promissory note issued by the Borrowers payable to the order of such Lender, which shall be in the maximum principal amount of such Lender's Commitment. Each Note shall be dated the Closing Date and be duly completed, executed and delivered by the Borrowers. Each of the Notes shall mature on the Termination Date (or earlier as hereinafter provided), and shall be subject to payment and prepayment as provided in this Agreement.

                                    ARTICLE 5

                     TAXES, YIELD PROTECTION AND ILLEGALITY

5.1      Taxes.

(a) Any and all payments by any Borrower to each Lender or the Administrative Agent under this Agreement and any other Loan Document shall be made free and clear of, and without deduction or withholding for any Taxes. In addition, the Borrowers shall pay all Other Taxes.

(b) Each Borrower agrees to indemnify and hold harmless each Lender and the Administrative Agent for the full amount of Taxes or Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section) paid by the Lender or the Administrative Agent and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Payment under this indemnification shall be made within 30 days after the date the Lender or the Administrative Agent makes written demand therefor.

(c) If any Borrower shall be required by law to deduct or withhold any Taxes or Other Taxes from or in respect of any sum payable hereunder to any Lender or the Administrative Agent, then:

         (i) the sum payable shall be increased as necessary so that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section) such Lender or the Administrative Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions or withholdings been made;

         (ii) such Borrower shall make such deductions and withholdings;

         (iii) such Borrower shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law; and

         (iv) such Borrower shall also pay to each Lender or the Administrative Agent for the account of such Lender, at the time interest is paid, all additional amounts which the respective Lender specifies as necessary to preserve the after-tax yield the Lender would have received if such Taxes or Other Taxes had not been imposed.

(d) Within 30 days after the date of any payment by any Borrower of Taxes or Other Taxes, such Borrower shall furnish the Administrative Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to the Administrative Agent.

(e) If any Borrower is required to pay additional amounts to any Lender or the Administrative Agent pursuant to subsection (c) of this Section, then such Lender shall use reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its lending office so as to eliminate any such additional payment by such Borrower which may thereafter accrue, if such change in the judgment of such Lender is not otherwise disadvantageous to such Lender.

 5.2      Illegality.

(a) If any Lender determines that the introduction of any Requirement of Law which has been adopted, issued or become effective after the Closing Date, or any change in any Requirement of Law from that in effect on the Closing Date, or in the interpretation or administration of any Requirement of Law, has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for any Lender or its applicable lending office to make LIBOR Rate Loans, then, on notice thereof by the Lender to the Borrower through the Administrative Agent, any obligation of that Lender to make LIBOR Rate Loans shall be suspended until the Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist.

(b) If a Lender determines that it is unlawful to maintain any LIBOR Rate Loan, the Borrowers shall, upon its receipt of notice of such fact and demand from such Lender (with a copy to the Administrative Agent), prepay in full such LIBOR Rate Loans of that Lender then outstanding, together with interest accrued thereon and amounts required under Section 5.4, either on the last day of the Interest Period thereof, if the Lender may lawfully continue to maintain such LIBOR Rate Loans to such day, or immediately, if the Lender may not lawfully continue to maintain such LIBOR Rate Loan. If the Borrowers are required to so prepay any LIBOR Rate Loan, then concurrently with such prepayment, the Borrowers shall borrow from the affected Lender, in the amount of such repayment, a Base Rate Loan.

5.3      Increased Costs and Reduction of Return.

(a) If any Lender determines that, due to either (i) the introduction of or any change in the interpretation of any law or regulation or (ii) the compliance by that Lender with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), in each case adopted, issued or becoming effective after the Closing Date (or in the event of any change in any law or regulation, from that in effect on the Closing Date), there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining any LIBOR Rate Loans, and the result of any of the foregoing is to increase the actual cost by an amount such Lender deems to be material to such Lender or any branch or Affiliate of such Lender of making, funding or maintaining such share of such Loan, or to reduce the amount of any payment (whether of principal, interest, or otherwise) received or receivable by such Lender or any branch or Affiliate of such Lender, or to require such Lender or any branch or Affiliate of such Lender to make any payment, in each case by or in an amount which such Lender in its reasonable judgment deems material and, in any case, is not compensated for by the Eurodollar Reserve Percentage, then and in any such case: (1) such Lender shall promptly notify the Borrowers, the Administrative Agent and the other Lenders in writing of the happening of such event; (2) such Lender shall promptly deliver to the Borrowers, the Administrative Agent and the other Lenders a certificate stating the change which has occurred, or the reserve requirements or other conditions which have been imposed on such Lender or branch or Affiliate of such Lender, or the request, directive or requirement with which it has complied, together with the date thereof, the amount of such increased cost, reduction or payment and the way in which such amount has been calculated; and (3) upon demand of such Lender to the Borrowers through the Administrative Agent (with a notice of such demand to be sent by such Lender to the Administrative Agent), the Borrowers shall pay to the Lender, from time to time as specified by the Lender, additional amounts sufficient to compensate the Lender for such increase. The protection of this
Section 5.3(a) shall be available to such Lender regardless of any possible contention of invalidity or inapplicability of the law, regulation, treaty, order, directive, interpretation or condition which has been imposed.

(b) If any Lender shall have determined that (i) the introduction of any Capital Adequacy Regulation, (ii) any change in any Capital Adequacy Regulation, (iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or (iv) compliance by the Lender or any corporation or other entity controlling the Lender with any Capital Adequacy Regulation, in each case adopted, issued or becoming effective after the Closing Date (or in the event of any change in any Capital Adequacy Regulation, from that in effect on the Closing Date), affects or would affect the amount of capital required or expected to be maintained by the Lender or any corporation or other entity controlling the Lender and (taking into consideration such Lender's or such corporation's or other entity's policies with respect to capital adequacy and such Lender's desired return on capital) determines that the amount of such capital is increased as a consequence of its Commitments, loans, credits or obligations under this Agreement and the result of any of the foregoing is to increase the actual cost by an amount such Lender deems to be material to such Lender or any branch or Affiliate of such Lender of making, funding or maintaining such share of such Loan, or to reduce the amount of any payment (whether of principal, interest, or otherwise) received or receivable by such Lender or any branch or Affiliate of such Lender, or to require such Lender or any branch or Affiliate of such Lender to make any payment, in each case by or in an amount which such Lender in its reasonable judgment deems material and, in case of any LIBOR Rate Loan, is not compensated for by the Eurodollar Reserve Percentage, then and in any such case: (1) such Lender shall promptly notify the Borrowers, the Administrative Agent and the other Lenders in writing of the happening of such event; (2) such Lender shall promptly deliver to the Borrowers, the Administrative Agent and the other Lenders a certificate stating the change which has occurred, or the reserve requirements or other conditions which have been imposed on such Lender or branch or Affiliate of such Lender, or the request, directive or requirement with which it has complied, together with the date thereof, the amount of such increased cost, reduction or payment and the way in which such amount has been calculated; and (3) upon demand of such Lender to the Borrowers through the Administrative Agent (with a notice of such demand to be sent by such Lender to the Administrative Agent), the Borrowers shall pay to the Lender, from time to time as specified by the Lender, additional amounts sufficient to compensate the Lender for such increase. The protection of this Section 5.3 shall be available to such Lender regardless of any possible contention of invalidity or inapplicability of the law, regulation, treaty, order, directive, interpretation or condition which has been imposed.

5.4      Funding Losses.

         Each Borrower shall reimburse each Lender and hold each Lender harmless from any loss or expense which the Lender may sustain or incur as a consequence of:

(a) the failure of any Borrower to make on a timely basis any payment of principal of any LIBOR Rate Loan;

(b) the failure of any Borrower to borrow, continue or convert a Loan after the Borrower has given (or is deemed to have given) a Notice of Borrowing or a Notice of Conversion/ Continuation;

(c) the prepayment or other payment (including after acceleration thereof) of an LIBOR Rate Loan on a day that is not the last day of the relevant Interest Period;

including any such loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its LIBOR Rate Loans or from fees payable to terminate the deposits from which such funds were obtained.

5.5      Inability to Determine Rates.

         If the Administrative Agent determines that for any reason adequate and reasonable means do not exist for determining the LIBOR Rate for any requested Interest Period with respect to a proposed LIBOR Rate Loan, or that the LIBOR Rate for any requested Interest Period with respect to a proposed LIBOR Rate Loan does not adequately and fairly reflect the cost to the Lenders of funding such Loan, the Administrative Agent will promptly so notify the Borrowers and each Lender. Thereafter, the obligation of the Lenders to make or maintain LIBOR Rate Loans hereunder shall be suspended until the Administrative Agent revokes such notice in writing. Upon receipt of such notice, the Borrowers may revoke any Notice of Borrowing or Notice of Conversion/Continuation then submitted by it. If the Borrowers do not revoke such Notice, the Lenders shall make, convert or continue the Loans, as proposed by the Borrowers, in the amount specified in the applicable notice submitted by the Borrowers, but such Loans shall be made, converted or continued as Base Rate Loans instead of LIBOR Rate Loans.

5.6      Certificates of Lenders.

         Any Lender claiming reimbursement or compensation under this Article 5 shall deliver to the Borrowers (with a copy to the Administrative Agent) a certificate setting forth in reasonable detail the amount payable to the Lender hereunder and such certificate shall be conclusive and binding on the Borrowers in the absence of manifest error.

5.7      Substitution of Lenders.

(a) In the event that any Lender claims any increased costs under Section 5.3 or
Section 5.4, and (i) as a consequence of such increased costs the effective rate of interest payable to such Lender under this Agreement with respect to its Pro Rata Share of the Loans is more than 20 basis points per annum in excess of the effective average annual rate of interest payable to the Majority Lenders under this Agreement and (ii) Lenders holding at least 75% of the Commitments are not subject to such increased costs (any such Lender, an "Affected Lender"), the Borrowers may give not less than 30 days prior written notice (which written notice must be given within 90 days following the receipt by the Borrowers of such claim) to the Administrative Agent and the Affected Lender that the Borrowers intend to substitute another financial institution, which substitute financial institution must be reasonably acceptable to the Administrative Agent and the Majority Lenders; provided, that if more than one Lender claims increased costs arising from the same act or condition and such claims are received by a Borrower within 60 days of each other then the Borrowers may substitute all, but not less than all, Lenders making such claims. In the event that the proposed substitute financial institution is reasonably acceptable to the Administrative Agent and the Majority Lenders and the written notice was properly issued under this Section 5.7, the Affected Lender shall sell at par plus accrued interest and the substitute financial institution shall purchase, pursuant to assignment documentation that is reasonably acceptable to the Affected Lender (and in any event provides that such assignment shall be without recourse, representation or warranty to the Affected Lender), all rights and claims of such Affected Lender under the Loan Documents and the substitute financial institution shall assume and the Affected Lender shall be relieved of its Commitment and all other theretofore unperformed obligations of the Affected Lender under the Loan Documents. Upon the effectiveness of such sale, purchase and assumption (which, in any event shall be conditioned upon the payment in full by the Borrowers to the Affected Lender in cash of all fees, unreimbursed costs and expenses and indemnities accrued and unpaid through such effective date), the substitute financial institution shall become a "Lender" hereunder for all purposes of this Agreement having a Commitment in the amount of such Affected Lender's Commitment assumed by it and such Commitment of the Affected Lender shall be terminated; provided, that all indemnities under the Loan Documents shall continue in favor of such Affected Lender.

(b) In the event that the Affected Lender as to which the requirements of paragraph (a) above apply is a participant which, under Section 13.13(e), is treated as a Lender, except as provided below, the Lender which created such participation shall, subject to the last sentence of this paragraph, be obligated to repurchase such participation from such Affected Lender and at the option of such Affected Lender either sell an equivalent interest in the Commitment (or a like participation) to the substitute financial institution (or to another financial institution selected by the Lender who granted such participation which other financial institution will not require reimbursement for such higher costs as triggered the application of this Section 5.7) or retain such participation for its own account and the claim by such Affected Lender for increased costs under Section 5.3 or Section 5.4 shall constitute an offer by such Affected Lender to sell to the Lender creating such participation the participation of such Affected Lender in the event such sale becomes required under this Section 5.7. Notwithstanding anything to the contrary contained in this Section 5.7, no Lender creating such participation shall be obligated to effect any such purchase of a participation under this Section 5.7 until such Lender shall have been provided good collected funds therefor by the substitute financial institution and until the Borrowers have made all payments required under this Section 5.7.

5.8      Survival.

         The agreements and obligations of the Borrowers in this Article 5 shall survive the payment of all Obligations and the termination of this Agreement.


                                    ARTICLE 6

                                   COLLATERAL


6.1      Grant of Security Interest.

(a) As security for all present and future Obligations, each Credit Party hereby grants to the Administrative Agent, for the ratable benefit of the Administrative Agent and the Lenders, a continuing first (subject to Liens on equipment existing on the Closing Date and described in Schedule 9.19 hereto and Liens permitted to exist under clause (d) of the definition of "Permitted Liens" contained in Section 1.1) priority security interest in, lien on, and right of set-off against, all of the following property of such Credit Party, whether now owned or existing or hereafter acquired or arising, regardless of where located:

         (i)  all Accounts;

         (ii) all Inventory;

         (iii)  all  contract   rights,   letters  of  credit,   chattel  paper,
instruments, notes, documents, and documents of title;

         (iv) all General Intangibles;

         (v)  all Equipment;

         (vi) all money, investment property, securities and other property of any kind of such Credit Party in the possession or under the control of the Administrative Agent or any Lender, any assignee of or participant in the Obligations, or a bailee of any such party or such party's affiliates;

         (vii) all deposit accounts, credits and balances with and other claims against the Administrative Agent or any Lender or any of its affiliates or any other financial institution in which such Credit Party maintains deposits;

         (viii) all books, records and other property related to or referring to any of the foregoing, including, without limitation, books, records, account ledgers, data processing records, computer software and other property and General Intangibles at any time evidencing or relating to any of the foregoing; and

         (ix) all accessions to, substitutions for and replacements, products and proceeds of any of the foregoing, including, but not limited to, proceeds of any insurance policies, claims against third parties, and condemnation or requisition payments with respect to all or any of the foregoing.

All of the foregoing, together with the Real Estate covered by the Amended Mortgages and the other Mortgages and the property covered by the other Security Documents, and all other property of any Credit Party in which the Administrative Agent or any Lender may at any time be granted a Lien (including, without limitation, the Real Estate covered by the Mortgages, if any), is herein collectively referred to as the "Collateral."

(b) As security for all Obligations, the relevant Credit Parties shall simultaneously herewith execute and deliver to the Administrative Agent, the Security Documents listed on Exhibit B to grant to the Administrative Agent, for the ratable benefit of the Administrative Agent and the Lenders, a continuing Lien on the Real Estate and Premises and the other property covered thereby.

(c) All of the Obligations shall be secured by all of the Collateral.

6.2      Perfection and Protection of Security Interest.

(a) Each Credit Party shall, at its expense, perform all steps requested by the Administrative Agent at any time to perfect, maintain, protect, and enforce the Administrative Agent's Liens, including, without limitation: (i) executing, delivering and/or filing and recording of the Amended Mortgages and the other Mortgages, the Amended Collateral Assignments and the Amended and Restated
Patent and Trademark Agreements and executing and filing financing or continuation statements, and amendments thereof, in form and substance satisfactory to the Administrative Agent; (ii) delivering to the Administrative Agent the originals of all instruments, documents, and chattel paper, and all other Collateral of which the Administrative Agent determines it should have physical possession in order to perfect and protect the Administrative Agent's security interest therein, duly pledged, endorsed or assigned to the Administrative Agent without restriction; (iii) delivering to the Administrative Agent warehouse receipts covering any portion of the Collateral located in warehouses and for which warehouse receipts are issued; and (iv) taking such other steps as are deemed necessary or desirable by the Administrative Agent to maintain and protect the Administrative Agent's Liens. To the extent permitted by applicable law, the Administrative Agent may file, without any Credit Party's signature, one or more financing statements disclosing the Administrative Agent's Liens. Each Credit Party agrees that a carbon, photographic, photostatic, or other reproduction of this Agreement or of a financing statement is sufficient as a financing statement.

(b) If any Collateral is at any time in the possession or control of any warehouseman, bailee or any Credit Party's agents or processors, then such Credit Party shall notify the Administrative Agent thereof and shall notify such Person of the Administrative Agent's security interest in such Collateral and, upon the Administrative Agent's request, instruct such Person to hold all such Collateral for the Administrative Agent's account subject to the Administrative Agent's instructions.

(c) From time to time, each Credit Party shall, upon the Administrative Agent's request, execute and deliver confirmatory written instruments pledging to the Administrative Agent, for the ratable benefit of the Administrative Agent and the Lenders, the Collateral with respect to such Credit Party, but such Credit Party's failure to do so shall not affect or limit the Administrative Agent's security interest or the Administrative Agent's other rights in and to the Collateral with respect to such Credit Party. So long as this Agreement is in effect and until all Obligations have been fully satisfied, the Administrative Agent's Liens shall continue in full force and effect in all Collateral (whether or not deemed eligible for the purpose of calculating the Individual Availability or the Combined Availability or as the basis for any advance, loan, extension of credit, or other financial accommodation).

6.3      Location of Collateral.

         Each Credit Party represents and warrants to the Administrative Agent and the Lenders that: (a) Schedule 6.3 is a correct and complete list of such Credit Party's chief executive office, the location of its books and records, the locations of the Collateral, and the locations of all of its other places of business; and (b) Schedule 6.3 correctly identifies any of such facilities and locations that are not owned by such Credit Party and sets forth the names of the owners and lessors or sublessors of and, to the best of such Credit Party's knowledge, the holders of any mortgages on, such facilities and locations. Each Credit Party covenants and agrees that it will not (i) maintain any Collateral at any location other than those locations listed on Schedule 6.3, (ii) otherwise change or add to any of such locations, or (iii) change the location of its chief executive office from the location identified in Schedule 6.3, unless, in each case, it gives the Administrative Agent at least ten (10) days' prior written notice thereof and executes any and all financing statements and other documents that the Administrative Agent requests in connection therewith. Without limiting the foregoing, each Credit Party represents that all of its Inventory (other than Inventory in transit) is, and covenants that all of its Inventory will be, located either (a) on premises owned by a Credit Party, (b) on premises leased by a Credit Party, or (c) in a public warehouse (or otherwise held by a bailee).

6.4      Title to, Liens on, and Sale and Use of Collateral.

         Each Credit Party represents and warrants to the Administrative Agent and the Lenders and agrees with the Administrative Agent and the Lenders that:
(a) all of the Collateral is and will continue to be owned by such Credit Party free and clear of all Liens whatsoever, except for Permitted Liens; (b) the Administrative Agent's Liens in the Collateral will not be subject to any prior Lien; (c) such Credit Party will use, store, and maintain the Collateral with all reasonable care and will use such Collateral for lawful purposes only; and
(d) such Credit Party will not, without the Administrative Agent's prior written approval, sell, or dispose of or permit the sale or disposition of any of the Collateral except for sales of Inventory in the ordinary course of business and other asset sales permitted by Section 9.9. The inclusion of proceeds in the Collateral shall not be deemed to constitute the Administrative Agent's or any Lender's consent to any sale or other disposition of the Collateral except as expressly permitted herein.

6.5      Appraisals.

         Whenever a Default or Event of Default exists, or at any time that EBITDA for any Fiscal Year is less than 80% of EBITDA for such period as set forth in the projections of the Parent and its Subsidiaries entitled "The October 28, 1998 Projections" (or, for any Fiscal Year not fully set forth in such projections, the Latest Projections most recently delivered to the Administrative Agent for such period), the Borrowers shall, at their expense and upon the Administrative Agent's request (to be made during the twelve-month period following delivery to the Administrative Agent of the financial statements required pursuant to Section 7.2(a) and upon notice (which may be telephonic) to a Responsible Officer of each Borrower), provide the Administrative Agent with appraisals or updates thereof of any or all of the Collateral from an appraiser, and prepared on a basis, satisfactory to the Administrative Agent, such appraisals and updates to include, without limitation, information required by applicable law and regulation and by the internal policies of the Lenders. In addition, the Borrowers shall, not more frequently than once a year as the Administrative Agent requests upon notice (which may be telephonic) to a Responsible Officer of each Borrower, allow the Administrative Agent and its designees to perform, and shall assist the Administrative Agent and its designees in performing, appraisals or updates thereof of any or all of the Collateral, at the Lenders' expense, as the Administrative Agent shall direct from time to time.

6.6      Access and Examination; Confidentiality.

(a) The Administrative Agent, accompanied by any Lender which so elects, may at all reasonable times during regular business hours (and at any time when a Default or Event of Default exists) have access to, examine, audit, make extracts from or copies of and inspect any or all of any Credit Party's records, files, and books of account and the Collateral, and discuss any Credit Party's affairs with such Credit Party's officers, management and upon prior notice (which may be telephonic) to a Responsible Officer of such Credit Party, independent accountants (and each of the Credit Parties hereby irrevocably authorizes the independent accountants of the Credit Parties to discuss with the Administrative Agent the financial affairs of the Parent and its Subsidiaries), and the Credit Parties shall, to the extent reasonably requested by the Administrative Agent, confirm such authorization by sending to such independent accountants a letter substantially in the form attached hereto as Exhibit F. The Administrative Agent will use its best efforts to promptly give each of the Lenders notice of any inspection it intends to make pursuant to this Section
6.6. Each Credit Party will deliver to the Administrative Agent any instrument necessary for the Administrative Agent to obtain records from any service bureau maintaining records for such Credit Party. The Administrative Agent may, and at the direction of the Majority Lenders shall, at any time when a Default or Event of Default exists, and at the Borrowers' expense, make copies of all of the books and records of any Credit Party, or require each Credit Party to deliver such copies to the Administrative Agent. The Administrative Agent may, without expense to the Administrative Agent, use such of the Borrower's respective personnel, supplies, and premises as may be reasonably necessary for maintaining or enforcing the Administrative Agent's Liens. The Administrative Agent shall have the right, at any time, in the Administrative Agent's name or in the name of a nominee of the Administrative Agent, to verify the validity, amount or any other matter relating to the Accounts, Inventory, or other Collateral, by mail, telephone, or otherwise.

(b) Each Credit Party agrees that, subject to such Credit Party's prior consent for uses other than in a traditional tombstone, which consent shall not be unreasonably withheld or delayed, the Administrative Agent and each Lender may use such Credit Party's name in advertising and promotional material and in conjunction  therewith  disclose  the  general  terms  of  this  Agreement.  The
Administrative  Agent  and each  Lender  agree  to take  normal  and  reasonable precautions and exercise due care to maintain the confidentiality of all information identified as "confidential" or "secret" by any Credit Party and provided to the Administrative Agent or such Lender by or on behalf of such Credit Party, under this Agreement or any other Loan Document, and neither the Administrative Agent, nor such Lender nor any of their respective Affiliates shall use any such information other than in connection with or in enforcement of this Agreement and the other Loan Documents, except to the extent that such information (i) was or becomes generally available to the public other than as a result of disclosure by the Administrative Agent or such Lender, or (ii) was or becomes available on a nonconfidential basis from a source other than a Credit Party, provided that the Administrative Agent or such Lender does not have reason to believe that such source is bound by a confidentiality agreement with a Credit Party known to the Administrative Agent or such Lender; provided, however, that the Administrative Agent and any Lender may disclose such information (1) at the request or pursuant to any requirement of any Governmental Authority to which the Administrative Agent or such Lender is subject or in connection with an examination of the Administrative Agent or such Lender by any such Governmental Authority; (2) pursuant to subpoena or other court process; (3) when required to do so in accordance with the provisions of any applicable requirement of law; (4) to the extent reasonably required in connection with any litigation or proceeding (including, but not limited to, any bankruptcy proceeding) to which the Administrative Agent, any Lender or their respective  Affiliates may be party;  (5) to the extent  reasonably  required in connection with the exercise of any remedy hereunder or under any other Loan Document; (6) to the Administrative Agent's or such Lender's independent auditors, accountants, attorneys and other professional advisors; (7) to any prospective Participating Lender or assignee under any Assignment and Acceptance, actual or potential; provided, that such prospective Participating Lender or assignee agrees to keep such information confidential to the same extent required of the Administrative Agent and the Lenders hereunder; (8) as expressly permitted under the terms of any other document or agreement regarding confidentiality to which a Credit Party is party or is deemed party with the Administrative Agent or such Lender; and (9) to its Affiliates. A Lender disclosing information under clause (2) or (4) of the immediately preceding sentence shall give reasonable prior notice to the Borrowers thereof, to the extent practicable and not prohibited by applicable law; provided, that no Lender shall be liable to any Person for failure to give any such notice.

6.7      Collateral Reporting.

         Each Borrower shall provide the Administrative Agent with the following documents at the following times in form satisfactory to the Administrative
Agent: (a) on Friday of each week, or more frequently if requested by the Administrative Agent, a Borrowing Base Certificate for the seven-day period ending Saturday of the prior week; (b) on a monthly basis (or more frequently if requested by the Administrative Agent), Inventory reports by department and by store, with additional detail showing additions to and deletions from the Inventory; (c) at the request of the Administrative Agent, on a quarterly basis, within thirty (30) days after the end of each fiscal quarter of the Parent, a reconciliation report in form and substance satisfactory to the Administrative Agent and the Lenders with respect to variances discovered during the cycle inventory count for the immediately preceding fiscal quarter required under
Section 6.9(b) hereof; (d) upon request, copies of invoices in connection with such Borrower's Accounts, customer statements, credit memos, remittance advices and reports, deposit slips, shipping and delivery documents in connection with such Borrower's Accounts and for Inventory and Equipment acquired by such Borrower, purchase orders and invoices; (e) upon request, a statement of the balance of each of the Intercompany Accounts; (f) such other reports as to the Collateral of such Borrower or any Credit Party as the Administrative Agent shall reasonably request from time to time; and (g) with the delivery of each of the foregoing, a certificate of such Borrower executed by an officer thereof certifying as to the accuracy and completeness of the foregoing. If any Borrower's records or reports of the Collateral are prepared by an accounting service or other agent, such Borrower hereby authorizes such service or agent to deliver such records, reports, and related documents to the Administrative Agent, for distribution to the Lenders.

6.8      Collection of Accounts, Inventory and Other Amounts.

(a) Each Borrower will, at its own cost and expense, cause all payments received by such Borrower on account of Accounts, Inventory and other Collateral and all other payments received by any Borrower from whatever source (other than cash needed to operate such Borrower's stores in the ordinary course of business consistent with past practice), whether in the form of cash, checks, notes, drafts, bills of exchange, money orders or otherwise (referred to herein as "Payments"), (i) to be deposited not less often than once each Business Day in one or more bank accounts maintained by such Borrower at a creditworthy financial institution (consistent with such Borrower's historical practices) or otherwise meeting criteria acceptable to the Administrative Agent and (ii) to be transferred on each Business Day from the accounts referred to in clause (i) to one or more concentration accounts designated by a Borrower with a bank which meets criteria acceptable to the Administrative Agent. Each bank requested by the Administrative Agent at which an account referred to in clause (i) of the first sentence of this Section 6.8(a) is maintained and each bank at which a concentration account referred to in clause (ii) of such sentence shall execute and deliver to the Administrative Agent such agreements, in form and substance satisfactory to the Administrative Agent, as the Administrative Agent shall request with respect to such accounts, including, without limitation, with respect to prohibitions on such Borrower, upon notice from the Administrative Agent to the bank, withdrawing funds from such accounts or otherwise directing or modifying actions with respect to such accounts. Each agreement with a bank at which a concentration account is established shall provide, among other things, that, upon notice from the Administrative Agent to such bank, all funds deposited into such account shall be transferred directly to the Administrative Agent, for its benefit and for the ratable benefit of the Lenders, on a daily basis (it being agreed that the Administrative Agent may give such notice if (x) a Default or Event of Default is continuing, (y) Combined Availability is less than $100,000,000 for a period of ten (10) consecutive Business Days or (z) a Material Adverse Effect has occurred). Notwithstanding the foregoing, each Borrower shall be entitled to maintain up to $20,000 in cash in the aggregate at each store operated by such Borrower (or the respective operating bank accounts for each such store). The Administrative Agent or the Administrative Agent's designee may, at any time after the occurrence of a Default or an Event of Default, notify Account Debtors that the Accounts have been assigned to the Administrative Agent and of the Administrative Agent's security interest therein, and may collect them directly and charge the collection costs and expenses to the applicable Borrower's Loan Account as a Loan. Upon the written request of the Administrative Agent, the Credit Parties agree to provide to the Administrative Agent a complete and accurate list of all bank accounts maintained by any Credit Party with any bank or other financial institution.

(b) All payments, including immediately available funds received by the Administrative Agent at a bank designated by it, received by the Administrative Agent on account of Accounts or as proceeds of other Collateral will be the Administrative Agent's sole property for its benefit and the benefit of the Lenders and will be credited to the applicable Borrower's Loan Account (conditional upon final collection) after allowing one (1) Business Day for collection (except that collected funds received by the Administrative Agent on or prior to 12:00 Noon (New York City time) on any Business Day will be credited to the applicable Borrower's Loan Account on such Business Day); provided, however, that such payments shall be deemed to be credited to the applicable Borrower's Loan Account immediately upon receipt for purposes of (i) determining the Combined Availability or the Individual Availability of any Borrower, (ii) calculating the unused line fee pursuant to Section 3.5, and (iii) calculating the amount of interest to be distributed by the Administrative Agent to the Lenders (but not the amount of interest payable by the Borrowers).

(c) In the event the Borrowers repay all of the Obligations upon the termination of this Agreement or upon acceleration of the Obligations, other than through the Administrative Agent's receipt of payments on account of the Accounts or proceeds of the other Collateral, such payment will be credited (conditional upon final collection) to the Borrowers' Loan Account one (1) Business Day after the Administrative Agent's receipt of such funds.

6.9      Inventory; Cycle Counts.

(a) Each Borrower represents and warrants to the Administrative Agent and the Lenders and agrees with the Administrative Agent and the Lenders that all of the Inventory owned by such Borrower is and will be held for sale or lease, or to be furnished in connection with the rendition of services, in the ordinary course of such Borrower's business, and is and will be fit for such purposes. Each Borrower will keep its Inventory in good and marketable condition, at its own expense. Each Borrower agrees that it will require of all vendors that all Inventory produced in the United States will be produced in accordance with the Federal Fair Labor Standards Act of 1938, as amended, and all rules, regulations, and orders thereunder. Each Borrower will conduct a physical count of the Inventory at such times and in such manner as is consistent with such Borrower's historical practices, and after and during the continuation of an Event of Default, at such other times as the Administrative Agent requests, and each Borrower shall promptly upon the request of the Administrative Agent provide to the Administrative Agent one or more written reports in form and substance satisfactory to the Administrative Agent describing the results of each such physical count. Each Borrower will maintain a perpetual inventory reporting system at all times.

(b) Each Borrower shall, and shall engage one or more Persons acceptable to the Administrative Agent (it being understood that each of Washington Inventory Service and RGIS Inventory Service is acceptable to the Administrative Agent) to, conduct cycle counts of its Inventory at such times and in such manner as is consistent with such Borrower's historical practices.

6.10     Equipment.

(a) Each Borrower represents and warrants to the Administrative Agent and the Lenders and agrees with the Administrative Agent and the Lenders that all of the Equipment owned by such Borrower is and will be used or held for use in the Borrower's business, and is and will be fit for such purposes. Each Borrower shall keep and maintain its Equipment in good operating condition and repair (ordinary wear and tear excepted) and shall make all necessary replacements thereof.

(b) Each Borrower shall promptly inform the Administrative Agent of any material additions to or deletions from the Equipment. No Borrower will, without the Administrative Agent's prior written consent, alter or remove any identifying symbol or number on any of such Borrower's Equipment consisting of Collateral.

6.11     Documents, Instruments, and Chattel Paper.

         Each Credit Party represents and warrants to the Administrative Agent and the Lenders that (a) all documents, instruments and chattel paper describing, evidencing, or constituting Collateral, and to the extent that any such documents, instruments and chattel paper cover Eligible Inventory, all signatures and endorsements thereon, are and will be complete, valid, and genuine, and (b) all goods evidenced by such documents, instruments, and chattel paper are and will be owned by such Credit Party, free and clear of all Liens other than Permitted Liens.

6.12     Right to Cure.

         The Administrative Agent may, in its discretion, and shall, at the direction of the Majority Lenders, pay any amount or do any act required of any Credit Party hereunder or under any other Loan Document in order to preserve, protect, maintain or enforce the Obligations, the Collateral or the Administrative Agent's Liens therein, and which such Credit Party fails to pay or do, including, without limitation, payment of any judgment against such Credit Party, any insurance premium, any warehouse charge, any finishing or processing charge, any landlord's claim, and any other Lien upon or with respect to the Collateral. All payments that the Administrative Agent makes under this
Section 6.12 and all out-of-pocket costs and expenses that the Administrative Agent pays or incurs in connection with any action taken by it hereunder shall be charged to the Borrowers' Loan Accounts as a Loan. Any payment made or other action taken by the Administrative Agent under this Section 6.12 shall be without prejudice to any right to assert an Event of Default hereunder and to proceed thereafter as herein provided.

6.13     Power of Attorney.

         Each Credit Party hereby appoints the Administrative Agent and the Administrative Agent's designee as such Credit Party's attorney, with power: (a) to endorse such Credit Party's name on any checks, notes, acceptances, money orders, instruments or other evidences of Collateral that come into the Administrative Agent's or any Lender's possession; (b) to sign such Credit Party's name on any invoice, bill of lading, warehouse receipt or other document of title relating to any Collateral, on drafts against customers, on assignments and requests for verification of Accounts, on financing statements and other public records and to file any such financing statements by electronic means with or without a signature as authorized or required by applicable law or filing procedure; (c) so long as any Event of Default has occurred and is continuing, to execute proofs of claim and loss; (d) so long as any Event of Default has occurred and is continuing, to execute endorsements, assignments or other instruments of conveyance or transfer in respect of the Collateral; (e) so long as any Event of Default has occurred and is continuing, to adjust and compromise any claims under insurance policies or otherwise execute releases; and (f) to do all things necessary or advisable to carry out and enforce this Agreement or the Obligations. Each Credit Party ratifies and approves all acts of such attorney. None of the Lenders or the Administrative Agent nor their attorneys will be liable for any acts or omissions or for any error of judgment or mistake of fact or law. This power, being coupled with an interest, is irrevocable until this Agreement has been terminated and the Obligations have been fully satisfied.

6.14     The Administrative Agent's and Lenders' Rights, Duties and Liabilities.

         The Credit Parties assume all responsibility and liability arising from or relating to the use, sale or other disposition of the Collateral. The Obligations shall not be affected by any failure of the Administrative Agent or any Lender to take any steps to perfect the Administrative Agent's Liens or to collect or realize upon the Collateral, nor shall loss of or damage to the Collateral release any Credit Party from any of the Obligations. Following the occurrence and continuation of an Event of Default, the Administrative Agent may (but shall not be required to), and at the direction of the Majority Lenders shall, without notice to or consent from any Credit Party, sue upon or otherwise collect, extend the time for payment of, modify or amend the terms of, compromise or settle for cash, credit, or otherwise upon any terms, grant other indulgences, extensions, renewals, compositions, or releases, and take or omit to take any other action with respect to the Collateral, any security therefor, any agreement relating thereto, any insurance applicable thereto, or any Person liable directly or indirectly in connection with any of the foregoing, without discharging or otherwise affecting the liability of the Borrower for the Obligations or under this Agreement or any other agreement now or hereafter existing between the Administrative Agent and/or any Lender and any Credit Party.


                                    ARTICLE 7

                BOOKS AND RECORDS; FINANCIAL INFORMATION; NOTICES

7.1      Books and Records.

          Each Credit Party shall maintain, at all times, correct and complete books, records and accounts in which complete, correct and timely entries are made of its transactions in accordance with GAAP applied consistently with the audited Financial Statements required to be delivered pursuant to Section
7.2(a). Each Credit Party shall, by means of appropriate entries, reflect in such accounts and in all Financial Statements proper liabilities and reserves for all taxes and proper provision for depreciation and amortization of property and bad debts, all in accordance with GAAP. Each Credit Party shall maintain at all times books and records pertaining to the Collateral in such detail, form and scope as the Administrative Agent or any Lender shall reasonably require, including, but not limited to, records of (a) all payments received and all credits and extensions granted with respect to the Accounts; (b) the return, rejections, repossession, stoppage in transit, loss, damage, or destruction of any Inventory; and (c) all other dealings affecting the Collateral.


7.2      Financial Information.

         Each Credit Party shall promptly furnish to each Lender, all such financial information as the Administrative Agent or any Lender shall reasonably request, and notify its auditors and accountants that the Administrative Agent, on behalf of the Lenders, is authorized to obtain such information directly from them. Without limiting the foregoing, the Parent and the Borrowers will furnish to the Administrative Agent, in sufficient copies for distribution by the Administrative Agent to each Lender, in such detail as the Administrative Agent or the Lenders shall request, the following:

(a) As soon as available, but in any event not later than ninety (90) days after the close of each Fiscal Year, consolidated audited balance sheets, and statements of income and expense, cash flow and of stockholders' equity for the Parent and its Subsidiaries for such Fiscal Year, and the accompanying notes thereto, setting forth in each case in comparative form figures for the previous Fiscal Year, all in reasonable detail, fairly presenting the financial position and the results of operations of the Parent and its consolidated Subsidiaries as at the date thereof and for the Fiscal Year then ended, and prepared in accordance with GAAP. Such statements shall be examined in accordance with generally accepted auditing standards by and, in the case of such statements performed on a consolidated basis, accompanied by a report thereon unqualified as to scope of a so-called "Big 5" accounting firm selected by the Parent or other independent certified public accountants selected by the Parent and reasonably satisfactory to the Administrative Agent. The Parent, simultaneously with retaining such independent public accountants to conduct such annual audit, shall send a letter to such accountants, with a copy to the Administrative Agent and the Lenders, substantially in the form attached hereto as Exhibit F. The Parent hereby authorizes the Administrative Agent to communicate directly with its certified public accountants and, by this provision, authorizes those accountants to disclose to the Administrative Agent any and all financial statements and other supporting financial documents and schedules relating to the Parent and its Subsidiaries and to discuss directly with the Administrative Agent the finances and affairs of the Parent and its Subsidiaries.

(b) As soon as available, but in any event not later than thirty (30) days after the end of each fiscal month or forty-five (45) days in the case of a fiscal month that is the last month of a fiscal quarter, consolidated unaudited balance sheets of the Parent and its consolidated Subsidiaries as at the end of such month, and consolidated unaudited statements of income and expense and cash flow for the Parent and its consolidated Subsidiaries for such month and for the period from the beginning of the Fiscal Year to the end of such month, setting forth in comparative form in each case, actual figures for such period as against budgeted figures for such period in the current Fiscal Year and actual figures as against actual figures for the comparable period during the prior Fiscal Year, all in reasonable detail, fairly presenting the financial position and results of operations of the Parent and its consolidated Subsidiaries as at the date thereof and for such periods, and prepared in accordance with GAAP applied consistently with the audited Financial Statements required to be delivered pursuant to Section 7.2(a). The Parent shall certify by a certificate signed by an authorized financial officer that all such statements have been prepared in accordance with GAAP and present fairly, subject to normal year-end adjustments, the financial position of the Parent and its consolidated Subsidiaries as at the dates thereof and its results of operations for the periods then ended.

(c) As soon as available, but in any event not later than forty-five (45) days after the close of each fiscal quarter or ninety (90) days in the case of a fiscal quarter that is the fourth quarter of a Fiscal Year, consolidated unaudited balance sheets of the Parent and its consolidated Subsidiaries as at the end of such quarter, and consolidated unaudited statements of income and expense and statement of cash flows for the Parent and its Subsidiaries for such quarter (which shall be satisfied for each of the first three fiscal quarters of a Fiscal Year by the delivery of a Form 10-Q for the relevant quarter pursuant to Section 7.2(f)), all in reasonable detail, fairly presenting the financial position and results of operation of the Parent and its Subsidiaries as at the date thereof and for such period, prepared in accordance with GAAP consistent with the audited Financial Statements required to be delivered pursuant to
Section 7.2(a).

(d) With each of the annual audited Financial  Statements  delivered pursuant to
Section 7.2(a), and within forty-five (45) days after the end of each fiscal quarter (or ninety (90) days in the case of the fourth quarter), a certificate of the chief financial officer of the Parent (i) setting forth in reasonable detail the calculations required to establish that the Credit Parties were in compliance with the covenants set forth in Section 9.26 during the period covered in such Financial Statements and as at the end thereof and setting the calculation of the Fixed Charge Coverage Ratio for the one-, two-, three- or four-quarter fiscal period of the Parent ended with such fiscal quarter or Fiscal Year, as appropriate, (ii) stating that, except as explained in reasonable detail in such certificate, (A) all of the representations and warranties of the Credit Parties contained in this Agreement and the other Loan Documents are correct and complete in all material respects as at the date of such certificate as if made at such time, (B) each Credit Party is, at the date of such certificate, in compliance in all material respects with all of its respective covenants and agreements in this Agreement and the other Loan Documents, (C) no Default or Event of Default then exists or existed during the period covered by such Financial Statements, and (D) describing and analyzing in reasonable detail all material trends, changes, and developments in each and all Financial Statements, and (iii) with respect to the financial statements delivered for each fiscal quarter, stating that all such statements have been prepared in accordance with GAAP and present fairly, subject to normal year-end adjustments, the financial position of the Parent and its consolidated Subsidiaries as at the dates thereof and their results of operations for the periods then ended. If such certificate discloses that a representation or warranty is not correct or complete, or that a covenant has not been complied with, or that a Default or Event of Default existed or exists, such certificate shall set forth what action the Parent has taken or proposes to take with respect thereto.

(e) Within thirty (30) days (or, in the case of the Fiscal Year ending in January 2000, sixty (60) days) after the beginning of each Fiscal Year an annual operating plan (to include forecasted consolidated balance sheets, statements of income and expenses and statements of cash flow, in each case consistent with the Borrowers' past practices) for the Parent and its Subsidiaries as at the end of and for each month of such Fiscal Year, together with (x) forecasts of the nature requested in this Subsection, computed on an annual basis for each Fiscal Year remaining until the Termination Date and (y) appropriate supporting details as reasonably requested by the Administrative Agent. The annual operating plan delivered in connection with this Section 7.2(e) shall be accompanied by evidence satisfactory to the Administrative Agent that such plan shall have been approved by the board of directors of the Parent.

(f) Promptly and, in the any event not later than 10 Business Days following the filing thereof, copies of all reports, if any, to or other documents filed by the Parent or any of its Subsidiaries with the Securities and Exchange Commission under the Exchange Act (including, without limitation, copies of all periodic reports on Forms 10-K, 10-Q and 8-K), and all reports, notices, or statements sent or received by the Parent or any of its Subsidiaries to or from the holders of any equity interests of the Parent (other than routine non-material correspondence sent by shareholders of the Parent to the Parent) or any such Subsidiary or of any Debt For Borrowed Money of the Borrower or any of its Subsidiaries registered under the Securities Act of 1933 or to or from the trustee under any indenture under which the same is issued.

(g) As soon as available, but in any event not later than 15 days after any Credit Party's receipt thereof, a copy of all management reports and management letters prepared by the independent certified public accountants of any Credit Party.

(h) Promptly and in any event not later than 15 days after the end of each month, copies of all reports and returns (including evidence of payment) in respect of sales, use or like taxes with respect to the Parent or any of its Subsidiaries.

(i) Promptly after their preparation, copies of any and all proxy statements, financial statements, and reports which the Parent makes available to its shareholders.

(j) If requested by the Administrative Agent or any Lender, copies of all federal, state, local and foreign tax returns and reports in respect of income, franchise or other taxes on or measured by income filed by the Parent or any of its Subsidiaries.

(k) Such additional information as the Administrative Agent and/or any Lender may from time to time reasonably request regarding the financial and business affairs of the Parent or any Subsidiary thereof.



7.3      Notices to the Administrative Agent.

         The Credit Parties shall notify the Administrative Agent, in writing of the following matters at the following times:

(a) Promptly and in any event not later than two Business Days after becoming aware of any Default or Event of Default.

(b) Promptly and in any event not later than two Business Days after becoming aware of the assertion by the holder of any capital stock of any Credit Party or Subsidiary thereof or of any Debt For Borrowed Money in excess of $500,000 that a default exists with respect thereto or that any Credit Party is not in compliance with the terms thereof, or the threat or commencement by such holder of any enforcement action because of such asserted default or non-compliance.

(c) Promptly and in any event not later than two Business Days after becoming aware of any material adverse change in any Credit Party's or any Subsidiary's property, business, operations, or condition (financial or otherwise).

(d) Promptly and in any event not later than ten (10) Business Days after becoming aware of any pending or threatened action, suit, proceeding, or counterclaim by any Person, or any pending or threatened investigation by a Governmental Authority, or which may materially and adversely affect the Collateral, the repayment of the Obligations, the Administrative Agent's or any Lender's rights under the Loan Documents, or any Credit Party's or any Subsidiary's property, business, operations, or condition (financial or otherwise).

(e) Promptly and in any event not later than ten (10) Business Days after becoming aware of any pending or threatened strike, work stoppage, unfair labor practice claim, or other labor dispute affecting the Parent or any of its Subsidiaries in a manner which could reasonably be expected to have a Material Adverse Effect.

(f) Promptly and in any event not later than ten (10) Business Days after becoming aware of any violation of any law, statute, regulation, or ordinance of a Governmental Authority affecting any Credit Party which could reasonably be expected to have a Material Adverse Effect.

(g) Promptly, and in any event within ten (10) Business Days thereof, notice:

         (i) of any Environmental Claim or Adverse Environmental Condition of which any Credit Party or any Subsidiary thereof has knowledge or any written notice of an allegation which may reasonably give rise to an Environmental Claim or Adverse Environmental Condition, or a copy of any order, notice, permit, report or other written communication received by any Credit Party in connection with an Adverse Environmental Condition or Environmental Claim or any allegation that could reasonably be expected to give rise to any Adverse Environmental Condition or Environmental Claim, in each case where such Environmental Claim or Adverse Environmental Condition could reasonably be expected to exceed $500,000;

         (ii) of the occurrence of a spill or other Release of a Hazardous Material upon, under or affecting any Facilities, or Hazardous Materials at levels or in amounts that may have to be reported, remedied or responded to under any Environmental Law or that have been detected on or in the soil or groundwater, provided, that the cost to the Parent or its Subsidiaries of investigating, remedying, or responding to such Release could reasonably be expected to exceed $500,000;

         (iii) that a Credit Party or Subsidiary thereof is or may be liable for any costs of cleaning up or otherwise responding to a Release of Hazardous Materials, provided the cost of cleanup or response could reasonably be expected to exceed $500,000;

         (iv) that written notice has been received that any part of the Facilities is or may be subject to a Lien under any Environmental Law; and

         (v) that a Credit Party or Subsidiary will undertake or has undertaken any cleanup or other response action with respect to any Hazardous Material, provided the cost of cleanup or response could reasonably be expected to exceed $500,000.

(h) Any change in any Credit Party's name, state of incorporation, or form of organization, trade names or styles under which any Credit Party will sell Inventory or create Accounts, or to which instruments in payment of Accounts may be made payable, in each case at least thirty (30) days prior thereto.


                                    ARTICLE 8

                     GENERAL WARRANTIES AND REPRESENTATIONS

         Each  of  the  Credit   Parties   warrants   and   represents   to  the
Administrative Agent and the Lenders that except as hereafter disclosed to and accepted by the Administrative Agent and the Majority Lenders in writing:

8.1 Authorization, Validity, and Enforceability of this Agreement and the Loan Documents.

         Each of the Credit Parties has the corporate or partnership power and authority to execute, deliver and perform this Agreement and the other Loan Documents to which it is a party, to incur the Obligations, and to grant to the Administrative Agent Liens upon and security interests in the Collateral. Each of the Credit Parties has taken all necessary corporate or partnership action (including without limitation, obtaining approval of its stockholders if necessary) to authorize its execution, delivery, and performance of this Agreement and the other Loan Documents to which it is a party. No consent, approval, or authorization of, or declaration or filing with, any Governmental Authority, and no consent of any other Person, is required in connection with any of the Credit Parties' execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party, except for those already duly obtained. This Agreement and the other Loan Documents have been duly executed and delivered by each of the Credit Parties party thereto, and constitute the legal, valid and binding obligations of each of the Credit Parties party thereto, enforceable against each such Credit Party in accordance with their respective terms without defense, setoff or counterclaim. Each of the Credit Parties' execution, delivery, and performance of this Agreement and the other Loan Documents to which it is a party do not and will not conflict with, or constitute a violation or breach of, or constitute a default under, or except for Liens created under the Security Documents, result in the creation or imposition of any Lien upon the property of the Parent or any of its Subsidiaries by reason of the terms of (a) any contract, mortgage, Lien, lease, agreement, indenture, or instrument to which any Credit Party is a party or which is binding upon it, (b) any Requirement of Law applicable to the Parent or any of its Subsidiaries, or (c) the certificate or articles of incorporation or by-laws of the Parent or any of its Subsidiaries.

8.2      Validity and Priority of Security Interest.

         The Administrative Agent has (and each of the Credit Parties confirms the pledge and grant to the Administrative Agent, for the ratable benefit of the Administrative Agent and the Lenders, under the Existing Security Documents of a security interest in the Collateral therein described) a legal, valid and perfected security interest in and Lien on all of the Collateral. Without limitation of the foregoing, the provisions of this Agreement, the Amended Mortgages and the other Security Documents create legal and valid Liens on all the Collateral in favor of the Administrative Agent, for the ratable benefit of the Administrative Agent and the Lenders, and such Liens constitute perfected and continuing Liens on all the Collateral constituting personal property other than fixtures (to the extent that a security interest in such property, in accordance with Article 9 of the UCC, can be perfected by filing UCC financing statements), having priority over all other Liens on the Collateral (other than Permitted Liens), securing all the Obligations, and enforceable against each Credit Party and all third parties.

8.3      Organization and Qualification.

         Each Credit Party (a) is duly incorporated and organized and validly existing in good standing under the laws of the state of its incorporation, (b) is qualified to do business as a foreign corporation and is in good standing in the jurisdictions set forth on Schedule 8.3 which are the only jurisdictions in which qualification is necessary in order for it to own or lease its property and conduct its business and (c) has all requisite power and authority to conduct its business and to own its property.

8.4      Corporate Name; Prior Transactions.

         Except as set forth on Schedule 8.4, since October 4, 1993 no Credit Party has been known by or used any other corporate or fictitious name, or been a party to any merger or consolidation other than the Hills Merger or the Zayre Merger Transaction, or acquired all or substantially all of the assets of any Person, or acquired any of its property outside of the ordinary course of business.

8.5      Subsidiaries and Affiliates.

         Schedule 8.5 is a correct and complete list of the name and relationship to the Parent of each and all of the Parent's Subsidiaries and other Affiliates. Each Subsidiary is (a) duly incorporated or organized and validly existing in good standing under the laws of its state of incorporation or organization as set forth on Schedule 8.5, (b) qualified to do business as a foreign corporation or organization and in good standing in each jurisdiction in which the failure to so qualify or be in good standing could reasonably be expected to have a material adverse effect on any such Subsidiary's business, operations, prospects, property, or condition (financial or otherwise) and (c) has all requisite power and authority to conduct its business and own its property.

8.6      Financial Statements and Projections.

(a) The Parent has delivered to the Administrative Agent and the Lenders the audited balance sheet and related statements of income, retained earnings, cash flows, and changes in stockholders equity for the Parent and its consolidated Subsidiaries as of January 31, 1998, and for the Fiscal Year then ended, accompanied by the report thereon of the Parent's independent certified public accountants. The Parent has also delivered to the Administrative Agent and the Lenders the unaudited balance sheet and related statements of income and cash flows for the Parent and its consolidated Subsidiaries as of October 3, 1998. All such financial statements have been prepared in accordance with GAAP and present accurately and fairly the financial position of the Parent and its consolidated Subsidiaries as at the dates thereof and their results of operations for the periods then ended.

(b) The Latest Projections when submitted to the Lenders as required herein represent the Parent's best estimate of the future financial performance of the Parent and its consolidated Subsidiaries for the periods set forth therein. The Latest Projections have been prepared on the basis of the assumptions set forth therein, which the Parent believes are fair and reasonable in light of current and reasonably foreseeable business conditions at the time submitted to the Lenders.

8.7      Capitalization.

         Schedule 8.7 sets forth the name of the Parent, the Borrowers and each other Credit Party and a statement of its outstanding capitalization and ownership of capital stock or partnership interests of such Credit Party. All such shares of the Parent, the Borrowers and each other Credit Party are validly issued, fully paid and nonassessable.

8.8      Solvency.

         Both prior to and after giving effect to the making of the Loans to be made (or deemed made) on the Closing Date, the issuance of the Letters of Credit to be issued (or deemed issued) on the Closing Date and consummation of the Offer and Note Tender Offer, each of the Ames Credit Parties is Solvent. After giving effect to the making of the Loans to be made (or deemed made) on the Closing Date, the issuance of the Letters of Credit to be issued (or deemed issued) on the Closing Date and consummation of the Offer and Note Tender Offer, each of the Hills Credit Parties is Solvent. Each of the Credit Parties shall remain Solvent at all times during the term of this Agreement.

8.9      Debt.

         After giving effect to the making of the Loans to be made (or deemed made) on the Closing Date and the issuance of the Letters of Credit to be issued (or deemed issued) on the Closing Date, the Parent and its Subsidiaries have no Debt, except (a) the Obligations, (b) Debt described on Schedule 9.13, and (c) the other Debt permitted by Section 9.13.

8.10     Distributions.

         Except as otherwise set forth on Schedule 8.10 and except as permitted pursuant to Section 9.10, since February 3, 1996, no Distribution has been declared, paid, or made upon or in respect of any capital stock or other securities of the Parent or any of its Subsidiaries.


8.11     Title to Property.

(a) Schedule 8.11 hereto correctly identifies, categorized by each Credit Party or Subsidiary of any Credit Party, (x) each parcel of real estate owned by any Credit Party or any Subsidiary of any Credit Party, together in each case with an accurate street address and description of the use of such parcel, (y) each parcel of real estate leased by or to any Credit Party or any Subsidiary of any Credit Party, together in each case with an accurate street address and description of the use of such parcel, and (z) each other interest in real property owned, leased or granted to or held by any Credit Party or any Subsidiary of any Credit Party. Each of the Credit Parties and their respective Subsidiaries owns good and marketable, indefeasible fee simple title to all of the real estate described on Schedule 8.11 as being owned by such Credit Party or Subsidiary thereof free and clear of all Liens or other encumbrances of any kind, except Permitted Liens. Except as set forth on Schedule 8.11:

         (i) to such Credit Party's knowledge, no structure owned or leased by any Credit Party or any Subsidiary thereof fails to conform with applicable ordinances, regulations, zoning laws and restrictive covenants nor encroaches upon property of others, nor is any such real property encroached upon by structures of others in any case in any manner that could reasonably be expected to have a Material Adverse Effect;

         (ii) no charges or violations have been filed, served, made or threatened, to the knowledge of any Credit Party against or relating to any such property or structure or any of the operations conducted at any such property or structure, as a result of any violation or alleged violation of any applicable ordinances, requirements, regulations, zoning laws or restrictive covenants or as a result of any encroachment on the property of others where the effect of same could reasonably be expected to have a Material Adverse Effect;

         (iii) other than pursuant to applicable laws, rules, regulations or ordinances, covenants that run with the land, Permitted Liens or provisions in the applicable leases or matters described on Schedule 8.11, there exists no restriction on the use, transfer or mortgaging of any such property;

          (iv) each Credit Party and each of its Subsidiaries has adequate permanent rights of ingress to and egress from any such property used by it for the operations conducted thereon;

         (v) there are no developments affecting any of the real property or interests therein identified in Schedule 8.11 pending or threatened that could reasonably be expected to have a Material Adverse Effect;

         (vi) neither any Credit Party nor any Subsidiary thereof has any option (other than under any lease disclosed in Schedule 8.11) in, or any right or obligation to acquire any interest in, any real property;

         (vii) all permits, licenses and approvals from governmental bodies, agencies or authorities having jurisdiction over each such property which are necessary or required to permit the use and occupancy of such property for the purposes for which it is now used have been duly and validly issued and are in full force and effect, except for permits, licenses or approvals which, if not in full force and effect could not reasonably be expected to have a Material Adverse Effect;

         (viii) the Credit Parties or their respective Subsidiaries have all the right, title and interest of the lessee in each such lease and presently occupy the property leased by them as lessee under each such lease to the extent not subleased; no consent under any such lease is necessary for the consummation of the transactions contemplated hereby; no event has occurred which (with the giving of notice or passage of time or both) would impair any right of such party to exercise and obtain the benefits of any options contained in any such lease; and there is no default under or any reasonable basis for acceleration or termination of, nor has any event occurred which (with the giving of notice or passage of time or both) would constitute a default under, any such lease, except for any such default which could not reasonably be expected to have a Material Adverse Effect; and

(ix) municipal water service, storm sewer, sanitary sewer facilities, and telephone, electric and gas service are available to serve all parcels of real property identified in Schedule 8.11 at the lot lines of such parcels, except where the failure to have such availability could not reasonably be expected to have a Material Adverse Effect.

(b) Except as set forth on Schedule 8.11, the buildings, improvements and fixtures of each Credit Party and their respective Subsidiaries are in all material respects structurally sound with no known material defects and are in good operating condition and repair, normal wear and tear excepted.

(c) Neither the whole nor any material portion of the property hereto or leaseholds of the Credit Parties or any of their Subsidiaries described on
Schedule 8.11 is subject to any governmental decree or order to be sold or is being condemned, expropriated or otherwise taken by any governmental body or other entity with or without payment of compensation therefor, nor has any such condemnation, expropriation or taking been proposed to any Credit Party or any Subsidiary thereof.

(d) Each of the Credit Parties and their respective Subsidiaries owns good and marketable title to, or valid leasehold interests in or license rights in, all of the material property and assets necessary to properly conduct its business subject to no Liens except the Permitted Liens.





8.12     Proprietary Rights.

         Schedule 8.12 sets forth a correct and complete list of all of the Credit Parties' Proprietary Rights. None of the Proprietary Rights is subject to any licensing agreement or similar arrangement except as set forth on Schedule
8.12. To the best of the Credit Parties' knowledge, none of the Proprietary Rights infringes on or conflicts with any other Person's property, and no other Person's property infringes on or conflicts with the Proprietary Rights. The Proprietary Rights described on Schedule 8.12 constitute all of the property of such type necessary to the current and anticipated future conduct of the Credit Parties' business.

8.13     Trade Names.

         All trade names or styles under which the Parent or any of its Subsidiaries will sell Inventory or create Accounts, or to which instruments in payment of Accounts may be made payable, are listed on Schedule 8.13.

8.14     Litigation.

         Except as set forth on Schedule 8.14, there is no pending or (to the best of the Credit Parties' knowledge) threatened action, suit, proceeding, or counterclaim by any Person, or investigation by any Governmental Authority, or any basis for any of the foregoing, which could reasonably be expected to cause a Material Adverse Effect.

8.15     Restrictive Agreements.

         Neither the Parent nor any of its Subsidiaries is a party to any contract or agreement, or subject to any charter or other corporate restriction, which affects its ability to execute, deliver, and perform the Loan Documents and repay the Obligations or which materially and adversely affects or, insofar as the Credit Parties can reasonably foresee, could reasonably be expected to materially and adversely affect, the property, business, operations, profits, prospects or condition (financial or otherwise) of the Credit Parties or such Subsidiary, or would in any respect cause a Material Adverse Effect.

8.16     Labor Matters.

         Except as set forth on Schedule 8.16, (a) there is no collective bargaining agreement or other labor contract covering employees of the Parent or any of its Subsidiaries, (b) no such collective bargaining agreement or other labor contract is scheduled to expire during the term of this Agreement, (c) to the best of the Credit Parties' knowledge, no union or other labor organization is seeking to organize, or to be recognized as, a collective bargaining unit of employees of the Parent or any of its Subsidiaries or for any similar purpose, and (d) there is no pending or threatened strike, work stoppage, material unfair labor practice claim, or other material labor dispute against or affecting the Parent or its Subsidiaries or their employees.

8.17     Environmental Laws.

         Except as disclosed on Schedule 8.17 , (i) the operations of each of the Credit Parties and each of their respective Subsidiaries comply in all material respects with all applicable Environmental Laws; (ii) each of the Credit Parties and each of their respective Subsidiaries have obtained all material environmental, health and safety Permits necessary for their operation, and all such Permits are valid, and in good standing and each of the Credit Parties and each of their respective Subsidiaries are in compliance in all material respects with all terms and conditions of such Permits; (iii) each of the Credit Parties and each of their respective Subsidiaries and all of their present Facilities or operations, as well as to the knowledge of each of the Credit Parties and their respective Subsidiaries their past Facilities or operations, are not subject to any material outstanding written order or agreement with any governmental authority or private party respecting (a) any Environmental Laws, (b) any Remedial Action, or (c) any Environmental Claims arising from the Release of a Contaminant into the environment; (iv) none of the operations of any Credit Party or any of their respective Subsidiaries is subject to any material judicial or administrative proceeding under any Environmental Law; (v) to the best of the knowledge of the Credit Parties, none of the operations of any Credit Party or any of their respective Subsidiaries is the subject of any Federal or state investigation evaluating whether any material Remedial Action is needed to respond to a Release of any Contaminant into the environment; (vi) neither any Credit Party nor any Subsidiary thereof or to the knowledge of the Credit Parties any predecessor of any Credit Party or any Subsidiary thereof has filed any notice under Federal or state law indicating past or present treatment, storage, or disposal of a hazardous waste or reporting a spill or Release of a Contaminant into the environment where such treatment, storage and disposal would result in a material liability; (vii) to the best of the knowledge of the Borrowers, neither any Credit Party nor any of their respective Subsidiaries has any material contingent liability in connection with any Release of any Contaminant into the environment; (viii) none of the Credit Parties' or any of their respective Subsidiaries' operations involve the generation, transportation, treatment or disposal of hazardous waste, as defined under 40 C.F.R. Parts 260-270 or any state equivalent, other than in material compliance with Environmental Law; (ix) neither any Credit Party nor any of their respective Subsidiaries has disposed of any Contaminant by placing it in or on the ground or waters of any premises owned, leased or used by any Credit Party or such Subsidiary and to the knowledge of the Credit Parties neither has any lessee, prior owner, or other person where such disposal could reasonably be expected to result in a material liability; (x) no underground storage tanks or surface impoundments are on the Facilities of any Credit Party or any Subsidiary thereof, other than in material compliance with Environmental Law; and (xi) no Lien in favor of any governmental authority for
(A) any liability under Environmental Laws or regulations, or (B) damages arising from or costs incurred by such governmental authority in response to a Release of a Contaminant into the environment, has been filed or attached to the Facilities of any Credit Party or any subsidiary thereof; provided that a breach of a representation under this Section 8.17 by any Credit Party or any of their respective current or former Subsidiaries shall not constitute an Event of Default under Section 11.1 unless such breach could reasonably be expected to result in a Material Adverse Effect. The foregoing representations and warranties shall survive the expiration or earlier termination of this Agreement until such time as the environmental indemnity referred to in Section 9.7 is terminated.





8.18     No Violation of Law.

         Neither the Parent nor any of its Subsidiaries is in violation of any law, statute, regulation, ordinance, judgment, order, or decree applicable to it which violation could reasonably be expected to have a Material Adverse Effect.

8.19     No Default.

         Neither the Parent nor any of its Subsidiaries is in default with respect to any note, indenture, loan agreement, mortgage, lease, deed, or other agreement to which the Parent or such Subsidiary is a party or by which it is bound, which default could reasonably be expected to have a Material Adverse Effect.

8.20     Employee Benefit Plans.

         Neither any Credit Party nor any ERISA Affiliate maintains or contributes to any Employee Plan or any Multiemployer Plan other than those listed on Schedule 8.20. Each Employee Plan of any Credit Party or any ERISA Affiliate, which is not a Multiemployer Plan and which is intended to be tax qualified under Code Section 401(a) has been determined by the Internal Revenue Service to qualify under Code Section 401, and the trusts created thereunder have been determined to be exempt from tax under the provisions of Code Section
501. Nothing has occurred which would cause the loss of such qualification or the imposition of any Code or ERISA material tax liability or penalty to any Credit Party, or any ERISA Affiliate. With respect to each Employee Plan, all reports required under ERISA or any other applicable law or regulation to be filed by any Credit Party or any ERISA Affiliate with the relevant governmental authority have been duly filed and all such reports are true and correct in all material respects as of the date given. Neither any Credit Party nor any ERISA Affiliate has engaged in a "prohibited transaction," as such term is defined in Code Section 4975 and Title I of ERISA, in connection with any Employee Plan which would subject any Credit Party or any ERISA Affiliate (after giving effect to any exemption) to a material tax or penalty on prohibited transactions imposed by Code Section 4975 or Section 502 of ERISA. No Pension Benefit Plan has incurred, or is reasonably expected to incur, an ERISA Event, nor has any accumulated funding deficiency (as defined in Code Section 412(a)) been incurred, nor has any funding waiver from the Internal Revenue Service been received or requested with respect to any Pension Benefit Plan. The value of the assets of each Pension Benefit Plan subject to Title IV of ERISA equaled or exceeded the present value of the "benefit liabilities," as defined in Title IV of ERISA of each such Plan as of the end of the preceding plan year using Plan actuarial assumptions as in effect for such plan year. The funding methods used in connection with each Pension Benefit Plan are acceptable under ERISA and the actuarial assumptions and methods used in connection with such funding are reasonable. There are no claims (other than claims for benefits in the normal course), actions or lawsuits asserted or instituted against, and neither any Credit Party nor any ERISA Affiliate has knowledge of any threatened litigation or claims against (i) the assets of any Pension Benefit Plan or against any fiduciary of such Plan with respect to the operation of such Plan or (ii) the assets of any employee welfare benefit plan within the meaning of ERISA Section 3(l) or against any fiduciary thereof with respect to the operation of any such plan. Neither any Credit Party nor any ERISA Affiliate has incurred (a) any liability to the PBGC (other than routine claims and premium payments), (b) any withdrawal liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 of ERISA as a result of a complete or partial withdrawal (within the meaning of Section 4203 or 4205 of ERISA) from a Multiemployer Plan or (c) any liability under ERISA Section 4062 to the PBGC, or to a trustee appointed under ERISA
Section 4042. No Credit Party or ERISA Affiliate has been notified or otherwise has knowledge that any Multiemployer Plan is insolvent or in reorganization within the meanings of Sections 4245 and 4241 of ERISA. Neither any Credit Party nor any ERISA Affiliate nor any organization to which any Credit Party or any such ERISA Affiliate is a successor or parent corporation within the meaning of ERISA Section 4069(b) has engaged in a transaction within the meaning of ERISA
Section 4069. Neither any Credit Party nor any ERISA Affiliate maintains a welfare benefit plan within the meaning of Section 3(1) of ERISA, other than those listed on Schedule 8.20, which provides for continuing benefits or coverage for any participant or any beneficiary of a participant after such participant's termination of employment except as may be required by the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), and the regulations thereunder or by applicable state statutory law. Each Credit Party and each ERISA Affiliate maintaining a welfare benefit plan within the meaning of Section 3(1) of ERISA has complied with the notice and continuation coverage requirements of COBRA and the regulations thereunder so as not to result in any material loss of deduction under Section 162 of the Code or any material tax, penalty or liability to any such Credit Party or any such ERISA Affiliate.

8.21     Taxes.

         Except as described on Schedule 8.21 hereto, the Parent and its Subsidiaries have filed all Federal and other tax returns and reports required to be filed, and have paid all Federal and other taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable (except for the non-payment of any such taxes, assessments, fees and other governmental charges permitted by
Section 9.1). Schedule 8.21 sets forth, for each of the Parent and its Subsidiaries (and each such Affiliate), those taxable years for which its tax returns have been audited within the twelve (12) month period preceding the Closing Date or are being audited as of the Closing Date by the IRS or, in the case of any material Tax, any other Governmental Authority. No issue has been raised in writing or, if not in writing, to any Credit Party's knowledge, in any such examination that, by application of similar principles, reasonably may be expected to result in assertion of a material deficiency for any other taxable year not so examined that has not been accrued on the Financial Statements that would be required to be so accrued in accordance with GAAP. Except as described on Schedule 8.21 hereto, neither the Parent nor any of its Subsidiaries has, as of the Closing Date, executed or filed with the IRS or, to its knowledge, any other Governmental Authority, any agreement or other document extending, or having the effect of extending, the period for assessment or collection of any charges, fines, penalties or assessments. Except as described on Schedule 8.21 hereto, neither the Parent nor any of its Subsidiaries has agreed or has been requested to make any adjustment under Code Section 481(a) by reason of a change in accounting method initiated by the Parent or any of its Subsidiaries. Except as described on Schedule 8.21, neither the Parent nor any Subsidiary thereof has any obligation under a tax sharing agreement.

8.22     Regulated Entities.

         None of the Parent, any Person controlling the Parent, or any Subsidiary of the Parent, is an "investment company" within the meaning of the Investment Company Act of 1940. Neither the Parent nor any of its Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code, or any other Federal or state statute or regulation limiting its ability to incur indebtedness.

8.23     Use of Proceeds; Margin Regulations.

(a) The proceeds of the Loans are to be used solely to refinance indebtedness under the Existing Credit Agreement and the Existing Hills Credit Agreement, to fund working capital and Capital Expenditures and other general corporate purposes of the Parent and its Subsidiaries not prohibited hereby (including, without limitation, to finance intercompany loans made to HSC in accordance with
Section 9.10(d)).

(b) None of the proceeds of any Loan (other than the proceeds of Loans that are advanced to HSC in accordance with Section 9.10(d)) shall be used directly or indirectly (w) to purchase or carry Margin Stock, (x) to repay or otherwise refinance indebtedness of any Borrower or others incurred to purchase or carry Margin Stock, (y) to extend credit for the purpose of purchasing or carrying any Margin Stock or (z) to acquire any security in any transaction that is subject to Section 13 or 14 of the Exchange Act.

(c) Neither the Parent nor any Subsidiary thereof is engaged in the business of purchasing or selling Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock. Neither the making of any Loans nor the use of the proceeds thereof nor the extension of any other credit pursuant to any Loan Document will violate or be inconsistent with the provisions of Regulation U, T or X of the Board of Governors of the Federal Reserve System.

8.24     Copyrights, Patents, Trademarks and Licenses, etc.

         Each Credit Party owns or is licensed or otherwise has the right to use all of the patents, trademarks, service marks, trade names, copyrights, contractual franchises, authorizations and other rights that are reasonably necessary for the operation of its businesses, without material conflict with the rights of any other Person. To the best knowledge of each Credit Party, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the Parent or any Subsidiary thereof infringes upon any rights held by any other Person, which could reasonably be expected to have a Material Adverse Effect. No claim or litigation regarding any of the foregoing is pending or threatened, and no patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code is pending or, to the knowledge of any Credit Party, proposed, which, in either case, could reasonably be expected to have a Material Adverse Effect.

8.25     No Material Adverse Effect.

         No event has occurred since October 3, 1998 that has had or could reasonably be expected to result in a Material Adverse Effect.

8.26     Full Disclosure.

         None of the representations or warranties made by the Parent or any Subsidiary thereof in the Loan Documents as of the date such representations and warranties are made or deemed made, and none of the statements contained in any exhibit, report, statement or certificate furnished by or on behalf of the Parent or any Subsidiary thereof in connection with the Loan Documents (including the offering and disclosure materials delivered by or on behalf of any Credit Party to the Lenders prior to the Closing Date), contains any untrue statement of a material fact or omits any material fact (known to any such Person in the case of any document not furnished to it) required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading as of the time when made or delivered.

8.27     Material Agreements.

         Schedule 8.27 hereto sets forth all material agreements and contracts to which each of the Credit Parties or any Subsidiary thereof is a party or is bound as of the Closing Date (including, without limitation, all Material Contracts).

8.28     Bank Accounts.

         Schedule 8.28 contains a complete and accurate list of all bank accounts maintained by each of the Credit Parties with any bank or other financial institution.

8.29     Year 2000.

         The  Credit  Parties  (other  than  Hills  and its  Subsidiaries)  have completed a review and assessment of each Credit Party's systems and applications and have formally communicated with their material suppliers and vendors. The Credit Parties reasonably believe that the "Year 2000 problem" (that is, the inability of computers, as well as embedded microchips in non-computing devices, to perform properly date sensitive functions with respect to certain dates prior to and after December 31, 1999), including costs of remediation, will not result in or have a Material Adverse Effect. The Credit Parties are currently developing contingency plans to ensure uninterrupted and unimpaired business operation in the event of failure of their own or a third party's systems or equipment due to the Year 2000 problem, including those of vendors and suppliers.


                                    ARTICLE 9

                       AFFIRMATIVE AND NEGATIVE COVENANTS

         Each of the Credit Parties covenants to the Administrative Agent and each Lender that, so long as any of the Obligations remain outstanding or this Agreement is in effect:

9.1      Taxes and Other Obligations.

         The Parent shall, and shall cause each of its Subsidiaries to, (a) file when due all tax returns and other reports which it is required to file; (b) pay, or provide for the payment, when due, of all taxes, fees, assessments and other governmental charges against it or upon its property, income and franchises, make all required withholding and other tax deposits, and establish adequate reserves in accordance with GAAP for the payment of all such items, and provide to the Administrative Agent and the Lenders, upon request, satisfactory evidence of its timely compliance with the foregoing; and (c) pay when due all Debt owed by it and all claims of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons, and all other indebtedness owed by it and trade payables and rent payable under leases of real property and perform and discharge in a timely manner all other material obligations undertaken by it; provided, however, neither the Parent nor any of its Subsidiaries need pay any tax, fee, assessment, or governmental charge, if, in each case, (i) it is contesting the validity or amount thereof in good faith by appropriate proceedings diligently pursued, (ii) the Parent or its Subsidiary, as the case may be, has established proper reserves for as provided in GAAP, and
(iii) Liens securing an aggregate amount of $3,000,000 or more and arising from the non-payment thereof when due have not attached to any Collateral in a manner which could have priority over the Lien of the Administrative Agent thereon and there is no imminent risk of the sale of or foreclosure on any property or assets of any Credit Party by the holder of any Liens arising from the non-payment thereof when due. Each Credit Party shall, and shall cause each of its Subsidiaries to remit when due, all sales, use or like taxes collected by such Credit Party or Subsidiary to the appropriate governmental authority.




9.2      Corporate Existence and Good Standing.

         The Parent shall, and shall cause each of its Subsidiaries to, maintain its corporate or partnership existence (except as otherwise permitted under Section 9.9) and its qualification and good standing in all jurisdictions in which the failure to maintain such qualification or good standing could reasonably be expected to have a Material Adverse Effect.

9.3      Compliance with Law; Maintenance of Licenses; Performance of
         Agreements.

(a) The Parent shall comply, and shall cause each of its Subsidiaries to comply, with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business, the failure to comply with which could reasonably be expected to have a Material Adverse Effect. The Parent shall, and shall cause each of its Subsidiaries to, obtain and maintain all licenses, permits, franchises, and governmental authorizations determined by the Parent or its Subsidiary, in their respective good faith reasonable business judgment, to be material to the ownership of its property and to the conduct of its business as conducted on the Closing Date. The Parent shall not, and shall not permit any of its Subsidiaries to, modify, amend or alter its charter or by-laws other than in a manner which does not adversely affect the rights of the Lenders or the Administrative Agent.

(b) Each Credit Party shall, and shall cause each of its Subsidiaries to, perform, within all required time periods (after giving effect to any applicable grace periods), all of its obligations and enforce all of its rights under each agreement to which it is a party, including, without limitation, any leases to which any such Credit Party is a party, where the failure to so perform and enforce could reasonably be expected to have a Material Adverse Effect. No Credit Party shall, or shall suffer or permit any of its Subsidiaries to, enter into, or terminate or modify in any manner adverse to any such Person, any agreement if the effect thereof could reasonably be expected to have a Material Adverse Effect.


9.4      Maintenance of Property.

         The Parent shall, and shall cause each of its Subsidiaries to, maintain all of its property necessary and useful in the conduct of its business, in good operating condition and repair, ordinary wear and tear excepted.

9.5      Insurance.

(a) Schedule 9.5 lists all insurance of any nature maintained by the Parent and its Subsidiaries (other than any insurance plans described in Schedule 8.20). The Credit Parties shall, at their sole cost and expense, maintain "All Risk" physical damage insurance on all real and personal property of the Credit Parties including, but not limited to, fire and extended coverage, boiler and machinery coverage, coverage as to flood, theft, explosion, collapse, and all other hazards and risks ordinarily insured against by owners or users of such properties in similar businesses. All policies of insurance on such real and personal property as well as all other insurance required under this Section 9.5 shall be in form acceptable to the Administrative Agent and shall be provided by recognized insurers reasonably acceptable to the Administrative Agent. All insurance on such real and personal property shall contain an endorsement, in form and substance reasonably acceptable to the Administrative Agent, showing the Administrative Agent as loss payee, additional insured and/or mortgagee as its interests may appear. Such endorsement, or an independent instrument furnished to the Administrative Agent, shall provide that the insurance companies name the Administrative Agent as an additional insured (to the extent of any liability coverage contained therein) and give the Administrative Agent at least thirty (30) (or, in the case of nonpayment of premium, ten (10)) days' prior written notice of any cancellation, or material decrease in amount of, or other material change in, coverage provided by or cancellation of such policy or policies of insurance, and that no act, omission or default of the Parent or any of its Subsidiaries or any other Person shall affect the right of the Administrative Agent or any Lender to recover under such policy or policies of insurance in case of loss or damages.

(b) The  Credit  Parties  shall,  at  their  sole  cost  and  expense,  maintain comprehensive general liability insurance (with insurers and on terms (including, without limitation, types of coverage, policy limits and deductible amounts) not materially different from the terms of the insurance maintained by the Credit Parties on the Closing Date) covering themselves and their
Subsidiaries  on  an  "occurrence   basis"  (unless  such  insurance  cannot  be
reasonably obtained at commercially reasonable rates, in which case such insurance shall be on a "claims made" basis) against claims for personal injury, bodily injury and property damage with a minimum limit of $1,000,000 per occurrence with excess coverage under umbrella liability insurance policies with a minimum limit of $100,000,000 per occurrence and $100,000,000 in the aggregate. Such coverage shall include but not be limited to premises/operations, broad form contractual liability, underground, explosion and collapse hazard, independent contractors, broad form property coverage, products and completed operations liability.

(c) The Credit Parties shall, at their sole cost and expense, maintain workers' compensation insurance covering themselves and their Subsidiaries including employer's liability in the minimum amount required by applicable law.

(d) The Credit Parties shall, at their sole cost and expense, maintain automobile liability insurance covering themselves and their Subsidiaries for all owned, non-owned or hired automobiles against claims for personal injury, bodily injury and property damage with a minimum combined single limit of $1,000,000 per occurrence with excess coverage under umbrella liability insurance policies with a minimum limit of $100,000,000 per occurrence and $100,000,000 in the aggregate.

(e) The Credit Parties shall, at their sole cost and expense, maintain business interruption insurance covering themselves and their Subsidiaries with the policy limits not less than those as in effect immediately prior to the Closing Date. All such policies shall contain an endorsement in form and substance acceptable to the Administrative Agent showing loss payable to the Administrative Agent as its interest appears, and all such policies shall be collaterally assigned to the Administrative Agent for the benefit of the Administrative Agent and the ratable benefit of the Lenders pursuant to one or more assignment agreements acceptable in form and substance to the Administrative Agent.

(f) All policies of liability insurance required to be maintained under this Agreement shall name the Administrative Agent and shall cover each Lender as an additional insured as its interests may appear, contain a requirement for thirty
(30) (or, in the case of nonpayment of premium, ten (10)) day notice of any cancellation, or material decrease in amount of, or other material change in, coverage provided by or cancellation of such policy or policies of insurance, and be in form and with insurers recognized as adequate by the Administrative Agent and, except as required hereby, all such policies shall be in such amounts as may be reasonably satisfactory to the Administrative Agent. Each Credit Party shall deliver to the Administrative Agent a copy of each policy of insurance and, at the Administrative Agent's request, evidence of payment of all premiums when and as due and of compliance with all provisions of this Agreement. In addition, each Credit Party shall notify the Administrative Agent promptly of any occurrence (it being understood that a general decline in the real estate market shall not constitute such an occurrence) causing a material loss or decline in value of any real or personal property and the estimated (or actual, if available) amount of such loss or decline. Each Credit Party each irrevocably makes, constitutes and appoints the Administrative Agent (and all officers, employees or agents designated by the Administrative Agent) as the and lawful attorney (and agent-in-fact), acting at any time after the occurrence and during the continuance of an Event of Default, for the purpose of making, settling and adjusting claims under such policies of insurance, endorsing the name of such Credit Party on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance, and for making all determinations and decisions with respect to such policies of insurance. In the event any Credit Party thereof at any time or times hereafter shall fail to obtain or maintain any of the policies of insurance required above or to pay any premium in whole or in part relating thereto, the Administrative Agent, without waiving or releasing any obligations or default of any Person hereunder, may at any time or times thereafter (but shall not be obligated to) obtain and maintain such policies of insurance and pay such premium and take any other action with respect thereto which the Administrative Agent deems advisable. All sums so incurred by the Administrative Agent, including reasonable attorneys' fees, allocated costs and expenses of in-house counsel, court costs, expenses and other charges relating thereto, shall be payable, on demand, by the Parent or any of its Subsidiaries to the Administrative Agent and shall be additional Obligations hereunder secured by the Collateral.

(g) The Administrative Agent reserves the right at any time, upon a material change of the Parent's or any of its Subsidiaries' risk profile, to require additional forms and limits of insurance which, in the Administrative Agent's reasonable opinion, will adequately protect any rights and interests of the Administrative Agent or any Lender in or to the Collateral, the Obligations or any Loan Documents.

(h) All insurance policy minimum amounts set forth in this Section 9.5 are subject to the continuing availability of such insurance at commercially reasonable rates, and to the extent such policy minimum amounts are not so available, the Credit Parties shall obtain policies with the maximum amounts of coverage then available at commercially reasonable rates.

9.6      Leases; New Real Estate

         Upon the request of the Administrative Agent or any Lender, each Credit Party shall provide, and shall cause each of its Subsidiaries to provide, the Administrative Agent with copies of all leases of real property or similar agreements (and all amendments thereto) to which such Credit Party or such Subsidiary is a party, whether as lessor or lessee. Each Credit Party shall comply and shall cause each of its Subsidiaries to comply in all material respects with all of its and their obligations under all Leases now existing or hereafter entered into by it or them with respect to real property including, without limitation, the Master Sublease and all leases listed on Schedule 8.11. Each Credit Party shall, and shall cause each of its Subsidiaries to, (i) provide the Administrative Agent with a copy of each notice of any payment default or other material default received by such Credit Party or such Subsidiary under any such lease immediately upon receipt of any such notice, which default, in either case, could reasonably be expected to result in the termination of such lease or could reasonably be expected to have a Material Adverse Effect; and (ii) notify the Administrative Agent promptly (or within the stated time period otherwise expressly required by the terms of this Agreement or any Security Document) after it opens any new Facility.

9.7      Environmental Laws.

(a) Each Credit Party shall and shall cause each of its Subsidiaries to (i) comply in all material respects with the Environmental Laws applicable to it.

(b) Each Credit Party shall fully and promptly pay, discharge, defend, indemnify and hold harmless each Indemnified Person from and against any action, claim, loss, liability, damage, cost, deficiency, fine, penalty or expense (including, without limitation, reasonable attorneys' fees, disbursements, investigation, removal, cleanup and remedial costs and reasonable modification costs incurred to permit continued or resumed normal operation of the Facilities) suffered or incurred by such Indemnified Person, whether as mortgagee pursuant to any Amended Mortgage, as mortgagee in possession, or as successor in interest to such Credit Party or any of its Subsidiaries as owner, operator or lessee of any Facilities by virtue of foreclosure or acceptance in lieu of foreclosure or otherwise: (i) under or on account of the Environmental Laws as they may apply to any Credit Party, any of its Subsidiaries or the Facilities, including the assertion of any Lien thereunder; and (ii) with respect to any Environmental Claim, Release or Contaminant affecting such Facilities, whether or not the same originates or emanates from such Facilities or any contiguous real estate, including any loss of value of such Facilities as a result of a Release of any Contaminant. The foregoing indemnity shall survive the expiration or earlier termination of this Agreement and the satisfaction of the Obligations under the Loan Documents. Further, the foregoing indemnity shall not be available with respect to matters arising solely out of an act of an Indemnified Person involving a release of Contaminant at, on, in or under an affected Facility by such Indemnified Person, or out of the gross negligence or willful misconduct of an Indemnified Person. The indemnification rights provided by this Section 9.7 shall constitute the sole indemnity available to Indemnified Parties with respect to the matters addressed under this Section.

 (c) The Administrative Agent and each Lender agree that in the event any investigation, litigation or proceeding is asserted or threatened in writing or instituted against it or any Indemnified Person, or any Remedial Action is requested of it or any Indemnified Person, for which indemnity is available under Section 9.7(b) hereof and the Administrative Agent or any Lender may desire indemnity or defense hereunder, the Administrative Agent or such Lender shall promptly notify the Credit Parties in writing, setting forth a description of those elements of which it has knowledge, but any failure to so notify the Credit Parties shall not relieve the Credit Parties of any of their obligations hereunder, except to the extent such failure materially interferes with the ability of the Credit Parties to defend the investigation, litigation, proceeding or requested Remedial Action. The Credit Parties at the request of the Administrative Agent or any Lender shall have the obligation to defend against such investigation, litigation or proceeding or requested Remedial Action, and the Credit Parties in any event may participate in the defense or settlement thereof with legal counsel of its choice; provided, however, that the Credit Parties shall not be entitled to control the defense described above. The Administrative Agent or such Lender shall have the right to participate in such defense, at such party's expense, with legal counsel of its choice, and shall cooperate with the Credit Parties in the conduct of such defense, provided, that so long as no Event of Default is continuing, no Indemnified Person shall settle any such investigation, litigation or proceeding or requested Remedial Action without the consent of the Credit Parties, which consent shall not be unreasonably withheld or delayed. No action taken by legal counsel chosen by the Administrative Agent or any Lender in defending against any such investigation, litigation or proceeding or requested Remedial Action shall vitiate or impair the obligation of the Credit Parties and duty hereunder to indemnify and hold harmless the Indemnified Parties. Any and all amounts payable by the Credit Parties (or any of them) as indemnification under this Section 9.7(c), together with interest thereon at the interest rate set forth in Section 3.1(a)(i) (and, if applicable, Section 3.1(b)), shall be due and payable upon receipt of written notice to the Credit Parties and, until paid, shall be added to the Obligations.

(d) In the event of any Adverse Environmental Condition affecting any Facilities, whether or not the same originates or emanates from such Facilities or any contiguous real estate, and if any Credit Party or any Subsidiary thereof shall fail to remedy such condition in a manner that complies in all respects with any of the material requirements of the applicable Environmental Laws, or, in the case of a leasehold, if required to do so under the applicable lease, the Administrative Agent (at the direction of the Majority Lenders) may, but shall not be obligated to, cause such work to be performed or take actions reasonably necessary to remedy such Adverse Environmental Condition or cure such failure to comply after providing Written Notice to the Credit Parties of an intent to do so, allowing a reasonable time after receipt of such notice for the Credit Parties to cure such failure and in no event less than 60 days; provided, however, that such work or action shall not interfere unreasonably with such Credit Party or Subsidiary. Any amounts paid by the Administrative Agent as a result thereof, together with interest thereon at the interest rate set forth in
Section 3.1(a)(i) (and, if applicable, Section 3.1(b)), shall be immediately due and payable by the Credit Parties and, until paid, shall be added to the Obligations. Nothing in this Agreement shall be construed as limiting or impeding the rights or obligations of any of the Credit Parties to take any and all actions necessary or desirable to remedy any Adverse Environmental Condition. Any partial exercise by the Administrative Agent of the remedies hereinabove set forth or any partial undertaking on the part of the Administrative Agent to cure any Credit Party's failure or the failure of any Subsidiary thereof to comply with the Environmental Laws, shall not obligate the Administrative Agent to complete the actions taken or require the Administrative Agent to expend further sums to cure noncompliance by any Credit Party or any Subsidiary thereof; neither shall the exercise of any such remedy operate to place upon the Administrative Agent or any Lender any additional responsibility for the operation, control, care, management or repair of the Facilities or make the Administrative Agent or any Lender the "owner" or "operator" of the Facilities or "owner" or "generator" of Contaminants within the meaning of the Environmental Laws.

(e) If an Event of Default occurs as the result of any Adverse Environmental Condition or Environmental Claim, the Administrative Agent (at its option or at the direction of the Majority Lenders) in the reasonable exercise of its discretion and with reasonable notice under the circumstances, may at any time, and at the sole cost and expense of the Credit Parties (which shall be added to the Obligations), take such actions and incur such expenses as are reasonably necessary to investigate the condition or claim involved, including without limitation, to cause one or more environmental assessments of the Facilities to be undertaken. Environmental assessments may include a detailed visual inspection of the Facilities, including, without limiting the generality of the foregoing, all storage areas, storage tanks, drains, dry wells, and leaching areas, as well as the taking of soil samples, surface water samples, and ground water samples, and such other investigation or analysis as is reasonably necessary or appropriate for a complete assessment of the compliance of the Facilities and the use and operation thereof with all Environmental Laws; provided, however, any such inspection and sampling shall be performed by a qualified, and if necessary licensed, environmental consultant, retained by Agent; and provided further that no such inspection and sampling shall take place on any real property leased to any Credit Party or any of its Subsidiaries that requires the consent of the landlord for such inspection and sampling without first obtaining such consent (each Credit Party agreeing to use commercially reasonable efforts to obtain such consent); provided, however, that such inspection shall not interfere unreasonably with the business operations of such Credit Party or Subsidiary. The Credit Parties shall be given the opportunity to review and comment upon the scope of work and work plan developed by the consultant for the environmental assessment prior to such assessment; provided that such review and comments shall not be unreasonably withheld or delayed.  The  Administrative  Agent  shall  give the  Credit  Parties  ten (10)
Business  Days'  advance  notice  that  the  consultant  intends  to  enter  the
Facilities for the purpose of conducting an environmental assessment. A representative of the Credit Parties shall have the right to accompany the consultant as the consultant performs any portion of the environmental assessment, provided such representative is reasonably available, and the consultant shall provide split samples to the representative of the Credit Parties upon request. The consultant shall take all reasonable measures to restore the property to the condition in which the property was found prior to the environmental assessment.

         The Administrative Agent promptly shall provide the Borrowers with a copy of any reports (including draft reports) and analytical data prepared or gathered by the consultant relating to the environmental assessment of the Facilities; provided, however, that with respect to any such reports and other data provided by the Administrative Agent to the Borrowers: (i) the
Administrative Agent makes no representation or warranty as to the accuracy thereof, and shall not be liable for any information or lack of information (including, without limitation, errors or omissions) contained therein; (ii) the Borrowers expressly disclaim any reliance upon (A) any information contained therein or (B) the Administrative Agent's selection of any consultant(s) preparing such reports; and (iii) without limiting the generality of any other indemnification provision contained in this Section 9.7, the Borrowers agree to pay and protect, and defend, indemnify and hold the Administrative harmless from and against, any claims, damages, actions, suits, proceedings, costs, expenses and other amounts (including, without limitation, the reasonable fees, costs and expenses of the Administrative Agent's outside and in-house counsel) incurred by the Administrative Agent as a result of the any Credit Party's or any other party's reliance upon any information contained therein or the selection of the consultant(s) preparing such reports.

(f) Each Credit Party shall, and shall cause each of its Subsidiaries to, without regard to whether any such Person is in default, and at such party's sole cost and expense, cause one or more "phase I" environmental assessments to be undertaken by an environmental consultant satisfactory to the Administrative Agent (and in any event, in form and substance sufficient to entitle the Administrative Agent and the Lenders to an exemption under any applicable state or federal law for lenders or financial institutions holding a lien or security interest) before any such party shall (i) enter into a contract for the purchase of any real property or (ii) enter into any lease with a term in excess of one year; provided, however, that no such "phase I" environmental assessments shall be required prior to entry into a lease of real property to be used solely for retail or office purposes. If any such "phase I" environmental assessment shall identify any Adverse Environmental Condition or Environmental Claim with respect to such real property, such party shall refrain from entering into such contract or lease, as the case may be, unless such party shall ensure to the satisfaction of the Administrative Agent that such further Remedial Action as any Lender may reasonably request is undertaken at the sole expense of such party or a third party.

9.8      Compliance with ERISA.

(a) Each Credit Party shall pay and discharge, and shall cause each ERISA Affiliate to pay and discharge, when due (including any permissible extensions) any liability imposed upon it pursuant to the provisions of Title IV of ERISA.

(b) Each Credit Party shall deliver to the Administrative Agent promptly, and in any event within ten (10) days, after

         (i) such party knows, or has reason to know, of the occurrence of any Reportable Event (as defined in Section 4043 of ERISA) with respect to any Pension Benefit Plan ("Reportable Event"), a copy of the materials that are filed by the applicable plan administrator with the PBGC, or the materials that would have been filed if the PBGC had not waived the notice requirements;

         (ii) the receipt of notice by such Credit Party or any ERISA Affiliate or any administrator of any Pension Benefit Plan who is an employee of such Credit Party or any ERISA Affiliate from the PBGC of the PBGC's intention to terminate any such Pension Benefit Plan or to appoint a trustee to administer any such Pension Benefit Plan, a copy of such notice;

         (iii) the filing thereof with the Internal Revenue Service, copies of each annual report that is filed on Treasury Form 5500 with respect to any Pension Benefit Plan, together with any actuarial statements on Schedule B to such Form 5500;

         (iv) such Credit Party or any ERISA Affiliate or any administrator of any Pension Benefit Plan who is an employee of such Credit Party, or any ERISA Affiliate files with participants, beneficiaries or the PBGC a notice of intent to terminate any Pension Benefit Plan, a copy of any such notice;

         (v) such Credit Party or any ERISA Affiliate knows or has reason to know of any event or condition which might constitute grounds under the provisions of Section 4042 of ERISA for the termination of (or the appointment of a trustee to administer) any Pension Benefit Plan, an explanation of such event or condition;

         (vi) an application has been made to the Secretary of the Treasury for a waiver of the minimum funding standard under the provisions of Section 412 of the Code with respect to any Pension Benefit Plan, a copy of such application;

         (vii) the receipt by such  Credit  Party or any ERISA  Affiliate  of an
assessment  of  withdrawal   liability  under  Section  4201  of  ERISA  from  a
Multiemployer Plan, a copy of such assessment;

         (viii) the receipt by such Credit Party or ERISA Affiliate that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice or notice of the amount of a liability incurred or that may be incurred by any Credit Party or ERISA Affiliate in connection with any event described in the foregoing clause (vii) or this clause (viii); and

in each case described above, together with a statement signed by an appropriate officer of such Credit Party or ERISA Affiliate setting forth details as to such Reportable Event, filing, notice, event or condition, assessment or application and the action that will be taken with respect thereto.

9.9      Mergers, Consolidations or Sales.

         Neither the Parent nor any of its Subsidiaries shall enter into any transaction of merger, reorganization, or consolidation, or transfer, sell, assign, lease, or otherwise dispose of all or any part of its property, or wind up, liquidate or dissolve, or agree to do any of the foregoing, except (i) for sales of Inventory in the ordinary course of its business and (ii) if at the time thereof and immediately after giving effect thereto no Event of Default or Default shall have occurred and be continuing: (a) sales for fair consideration of assets (other than Inventory or Real Estate) in the ordinary course of business that constitute (1) worn out or obsolete personal property of such Credit Party or any Subsidiary thereof or (2) properties of any Credit Party or any Subsidiary thereof no longer necessary for the proper conduct of their respective businesses, having a value in the case of (1) and (2) taken together, together with the value of all other such property of the Credit Parties and their respective Subsidiaries so sold in the same Fiscal Year, of not greater than $5,000,000; (b) sales for fair consideration of properties (other than Facilities that are distribution centers and other than Inventory held for sale outside the ordinary course of business) owned or leased by any Credit Party or any Subsidiary thereof; provided, that the aggregate value (based on the greater of cost and fair market value) of all properties permitted to be sold pursuant to this clause (b) shall not exceed, together with assets sold under clause (c) below, $20,000,000 during the term of this Agreement; (c) sales of assets set forth in Schedule 9.9; (d) the merger of a wholly-owned Subsidiary of any Credit Party (other than any Subsidiary that is a Borrower) with such Credit Party (so long as such Credit Party is the sole survivor of such merger) or with another wholly-owned Subsidiary of such Credit Party (other than any Subsidiary that is a Borrower); (e) subject to compliance with Section 9.33, the Hills Merger; (f) the Parent may make a capital contribution of all of the capital stock of a Borrower to another wholly-owned Subsidiary of the Parent (and in connection therewith, the Parent shall execute and deliver to the Administrative Agent such amendments, updated schedules, stock certificates and other documents as the Administrative Agent shall reasonably request in connection therewith); and (g) store closures and sales of leaseholds for such closed stores not to exceed 23 locations (including both "Hills" stores and "Ames" stores) in connection with the acquisition transaction contemplated by the Hills Merger Agreement.

9.10     Restricted Investments; Capital Change; Distributions.

         Neither the Parent nor any of its Subsidiaries shall (i) make any change in its capital structure which could have a Material Adverse Effect, (ii) make any Restricted Investment or (iii) directly or indirectly declare or make, or incur any liability to make, any Distribution, except (a) any Subsidiary of a Borrower or the Parent may declare and pay dividends or make other distributions to such Borrower or the Parent; (b) the Parent may make required payments in respect of stock appreciation rights which were outstanding on the Closing Date and additional stock appreciation rights in respect of up to 100,000 shares of its common stock; (c) for the making (and repayment) of intercompany advances between and among (x) wholly-owned Subsidiaries of the Parent (other than HSC) and/or (y) the Parent and its wholly-owned Subsidiaries (other than HSC) and/or
(z) the Borrowers; (d) for the making (and repayment) of intercompany advances by Ames Merchandising and/or Ames FS to HSC on or after the Closing Date in order to finance payment by HSC of the cash portion of the consideration payable in connection with the Offer and the Note Tender Offer and reasonable fees and expenses incurred in connection with consummation of the Offer, Note Tender Offer and the Hills Merger; (e) amounts payable under the Master Sublease may be made; and (f) payments by any Credit Party which is not a Borrower may be made to the Parent or a Borrower. In addition, the Parent may repurchase shares of its publicly traded common stock at market prices in one or more transactions; provided, however, that the aggregate repurchase price of the shares does not exceed $2,500,000 (or $25,000,000 in the event that the Maximum Revolver Amount is permanently reduced by at least $150,000,000 in accordance with the terms and conditions of this Agreement contemporaneously with the consummation by the Parent of a public offering of equity or unsecured debt securities on terms and conditions acceptable in all respects to the Administrative Agent and the Majority Lenders).


9.11     Transactions Affecting Collateral or Obligations.

         Neither the Parent nor any of its Subsidiaries shall enter into any transaction which could be reasonably expected to have a Material Adverse Effect.

9.12     Guaranties.

         Neither the Parent nor any of its Subsidiaries shall make, issue, or become liable on any Guaranty, except (i) Guaranties of the Obligations in favor of the Administrative Agent and (ii) Guaranties by any Credit Party (other than a Borrower) of Debt of any other Credit Party, but only to the extent such Debt is permitted by Section 9.13(k).

9.13     Debt.

          Neither the Parent nor any of its Subsidiaries shall incur, maintain or guarantee any Debt, other than:

         (a)  the Obligations;

         (b) trade payables and contractual obligations to suppliers and customers incurred in the ordinary course of business;

         (c) Debt For Borrowed Money outstanding on the Closing Date and listed on Schedule 9.13, but not any increase in or refinancings, extensions, renewals, exchanges or replacements of such Debt;

         (d) intercompany Debt described in clauses (c), (d) and (e) of Section 9.10;

         (e)  [reserved];

         (f) Debt under or in respect of Rate Protection Agreements;

         (g)  [reserved];

         (h) Debt secured by Liens described in clause (b), (c) or (d) of the definition of Permitted Liens, subject to the limitations set forth therein;

         (i) Debt incurred in connection with any Permitted Reduction;

         (j)  [reserved]; and

         (k) Guaranties by any Credit Party (other than any Borrower) of Debt of any other Credit Party, but only to the extent that such Debt is permitted under any other clause of this Section 9.13.

9.14     Redemptions and Other Payments.

         Neither the Parent nor any of its Subsidiaries shall make any payment or prepayment of principal or interest on account of, or purchase, defease, acquire or redeem, any Debt For Borrowed Money (or give any notice thereof or establish a sinking fund, reserve or like set aside of funds or other property therefor), except (i) the prepayment of Obligations in accordance with the terms of this Agreement, (ii) payments (other than (x) prepayments, except to the extent that Net Cash Proceeds with respect to any asset sales permitted by
Section 9.9 are available therefor, (y) prepayments in connection with the termination in the ordinary course of business of any real or personal property leases listed on Schedule 9.13 of Debt of any Credit Party permitted under clause (b), (d), (g), (h) or (i) of Section 9.13, in each case, to the extent due and payable) and (iii) regularly scheduled payments of Debt of any Credit Party permitted under clause (c) of Section 9.13, in each case to the extent due and payable and permitted to be paid by the terms thereof.

9.15     Transactions with Affiliates.

         Except as set forth below, neither the Parent nor any of its Subsidiaries shall sell, transfer, distribute, or pay any money or property, including, but not limited to, any fees or expenses of any nature (including, but not limited to, any fees or expenses for management services), to any Affiliate, or lend or advance money or property to any Affiliate, or invest in (by capital contribution or otherwise) or purchase or repurchase any stock or indebtedness, or any property, of any Affiliate, or become liable on any Guaranty of the indebtedness, dividends, or other obligations of any Affiliate. Notwithstanding the foregoing, so long as no Default or Event of Default shall have occurred and be continuing, the Parent and its Subsidiaries may enter into transactions and agreements with Affiliates in the ordinary course of business, in amounts and upon terms fully disclosed to the Administrative Agent and the Lenders, and no less favorable to the Parent and its Subsidiaries than would be obtained in a comparable arm's-length transaction with a third party that is not an Affiliate. Notwithstanding the foregoing, the Parent and its Subsidiaries may engage in transactions that are not prohibited to occur under the other provisions of this Agreement, but neither the Parent nor any of its Subsidiaries may engage in any transactions permitted under this Section 9.15 unless such transaction is also permitted by the other provisions of this Agreement.

9.16     Investment Banking and Finder's Fees.

         Neither the Parent nor any of its Subsidiaries shall pay or agree to pay, or reimburse any other party with respect to, any investment banking or similar or related fee, underwriter's fee, finder's fee, or broker's fee to any Person in connection with this Agreement. The Credit Parties shall defend and indemnify the Administrative Agent and the Lenders against and hold them harmless from all claims of any Person that the Parent or any of its Subsidiaries is obligated to pay for any such fees, and all costs and expenses (including without limitation, attorneys' fees) incurred by the Administrative Agent and/or any Lender in connection therewith.

9.17     Management Compensation.

         Neither the Parent nor any of its Subsidiaries shall, directly or indirectly, pay any compensation in any form (including, without limitation, salary, bonuses, commissions, fees, and incentive compensation) to employees of the Parent or any Subsidiary thereof, other than (i) in the ordinary course of business and consistent with the historical practices of the Parent or such Subsidiary; (ii) payments to employees pursuant to severance arrangements existing on the Closing Date; and (iii) payments to the extent permitted by
Section 9.10(b).

9.18     Business Conducted.

         The Parent shall not and shall not permit any of its Subsidiaries to engage, directly or indirectly, in any line of business other than the businesses in which the Parent or such Subsidiary is engaged on the Closing Date.

9.19     Liens.

         Neither the Parent nor any of its Subsidiaries shall create, incur, assume, or permit to exist any Lien on any property now owned or hereafter acquired by any of them, except Permitted Liens.

9.20     Sale and Leaseback Transactions.

         Neither the Parent nor any of its Subsidiaries shall, directly or indirectly, enter into any arrangement with any Person providing for the Parent or such Subsidiary to lease or rent property that the Parent or such Subsidiary has sold or will sell or otherwise transfer to such Person.

9.21     New Subsidiaries.

         The Parent shall not, directly or indirectly, organize, create, acquire or permit to exist any Subsidiary other than those listed on Schedule 8.5.

9.22     Fiscal Year.

         The Parent shall not change, and shall not permit any of its Subsidiaries to change, its Fiscal Year.

9.23     [Reserved].

9.24     [Reserved].

9.25     Minimum EBITDA.

         The Parent shall not permit EBITDA for its fiscal quarter ending April, 2000 to be less than ($35,000,000).

9.26     Fixed Charge Coverage Ratio.

         The Parent shall maintain a Fixed Charge Coverage Ratio of not less than (a) .30:1.00 for the two fiscal quarter period ending July, 2000, (b)
 .50:1.00 for the three fiscal quarter period ending October, 2000 and (c) 1.00:1.00 for the four fiscal quarter period ending January, 2001 and for each four fiscal quarter period thereafter.

9.27     Minimum Combined Availability.

         The Credit Parties shall not suffer or permit the Combined Availability to be less than (i) $200,000,000 on the Closing Date immediately after giving effect to the initial Loans made hereunder and consummation of the Offer and the Note Tender Offer or (ii) $100,000,000 at any time thereafter.

9.28     Use of Proceeds.

         The Parent shall not, and shall not suffer or permit any Subsidiary to, use any portion of the Loan proceeds, directly or indirectly, other than as described in Section 8.23.

9.29     Modification of Material Contracts.

(a) Neither the Parent nor any Credit Party shall directly or indirectly, amend, modify, supplement, waive compliance with, seek a waiver under, or assent to noncompliance with, any material term (which, in the case of any debt agreement shall include, without limitation, all payment terms and the timing thereof), provision or condition of any Material Contract, or the articles or certificate of incorporation or by-laws or partnership agreement of any Credit Party or any Subsidiary thereof or any certificate of designation of preferred stock of any thereof or suffer or permit any of the foregoing to lapse or terminate.

(b) Neither the Parent nor any Credit Party shall directly or indirectly, amend, modify, supplement, waive compliance with, seek a waiver under, or assent to noncompliance with, any material term or provision of any other agreement, instrument or document to which any Credit Party or any Subsidiary thereof is a party in a manner that could reasonably be expected to have a Material Adverse Effect.

9.30     No Negative Pledges.

         After the Closing Date, neither the Parent nor any Credit Party shall enter into or be subject to, directly or indirectly, including, without limitation, as a non-party Subsidiary of a party to any agreement, any agreement (including, without limitation, any agreement existing on the date of this Agreement) prohibiting or restricting, in any manner (including, without limitation, by way of covenant, representation or event of default), (i) the incurrence, creation or assumption of any Debt, or any Lien upon any property of any Credit Party, except restrictions in a Capital Lease or other purchase money financing agreement permitted hereunder relating to the asset financed thereunder, (ii) the sale, disposition or pledge of any asset of any Credit Party, except restrictions in a Capital Lease or other purchase money financing agreement permitted hereunder relating to the asset financed thereunder, (iii) any Capital Expenditures by any Credit Party or (iv) any amendment or supplement to or waiver under this Agreement or any other Loan Document or other document relating to the Obligations.

9.31     Supplemental Disclosure.

         From time to time as may be necessary (in the event that such information is not otherwise delivered by the Borrowers to the Administrative Agent and the Lenders pursuant to this Agreement), the Borrowers will promptly supplement or amend each Schedule or representation attached or contained herein or in any other Loan Document with respect to any matter hereafter arising which, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in such Schedule or as an exception to such representation or which is necessary to correct any information in such Schedule or representation which has been rendered inaccurate thereby in any material respect. No such supplement or amendment shall cure any Default arising from any misrepresentation being corrected, unless such supplement or amendment has been approved by the Majority Lenders.

9.32     Further Assurances.

         The Credit Parties shall execute and deliver, or cause to be executed and delivered, to the Administrative Agent and/or the Lenders such documents and agreements, and shall take or cause to be taken such actions, as the Administrative Agent or any Lender may, from time to time, request to carry out the terms and conditions of this Agreement and the other Loan Documents.

9.33     Hills Merger.

(a) On or prior to May 31, 1999, the Hills Merger shall be consummated in accordance with the Hills Merger Agreement and in compliance in all respects with the articles of incorporation and bylaws of HSC and Hills and all applicable laws and regulations of the United States of America, any state thereof and any subdivision of any such state, including, without limitation, federal and state securities laws and blue sky laws and the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. All requisite consents, filings and approvals required by applicable law or the articles of incorporation or bylaws of HSC or Hills in connection with the Hills Merger shall have been obtained prior to consummation thereof.

(b) Without limiting the provisions of Sections 9.31 and 9.32, on the earlier of May 31, 1999 and the date that the Hills Merger is consummated (and after giving effect thereto), the Credit Parties shall confirm to the satisfaction of the Administrative Agent that after giving effect to the Hills Merger each representation or warranty made or deemed made by any Credit Party in this Agreement or by any Credit Party in any of the other Loan Documents is true and correct in all material respects as of such date and no Default or Event of Default has occurred and is continuing.

(c) On or prior to the date that the Hills Merger is consummated, the Administrative Agent shall have received copies of each of the Hills Merger Documents certified by a Responsible Officer of the Parent to be true and complete, and shall have determined same to be in form and substance satisfactory. In addition, the Credit Parties shall deliver to the Administrative Agent such legal opinions, certificates and copies of governmental filings and consents as and when the Administrative Agent shall reasonably request with respect to the matters referred to in this Section 9.33.

                                   ARTICLE 10

                              CONDITIONS OF LENDING


10.1     Conditions Precedent to Making of Loans on the Closing Date

         The obligation of the Lenders to make the initial Loans on the Closing Date, and the obligation of the Administrative Agent to cause to be issued or provide Credit Support for any Letter of Credit on the Closing Date and the obligation of the Lenders to participate in Letters of Credit issued on the Closing Date or in Credit Support for any Letters of Credit, are subject to the following conditions precedent having been satisfied in a manner satisfactory to the Administrative Agent and each Lender:

(a) This Agreement and the other Loan Documents have been executed by each party thereto and the Credit Parties shall have performed and complied with all covenants, agreements and conditions contained herein and the other Loan Documents which are required to be performed or complied with by the Credit Parties before or on such Closing Date.

(b) All representations and warranties made hereunder and in the other Loan Documents shall be true and correct as of the Closing Date as if made on such date.

(c) No Default or Event of Default shall exist on the Closing Date, or would exist after giving effect to the Loans to be made on such date.

(d) The Administrative Agent and the Lenders shall have received such opinions of counsel for the Parent and its Subsidiaries as the Administrative Agent or any Lender shall request, each such opinion to be in a form, scope, and substance satisfactory to the Administrative Agent, the Lenders, and their respective counsel.

(e) The Borrowers shall have paid all fees and expenses of the Administrative Agent and BABC and the Attorney Costs incurred in connection with any of the Loan Documents and the transactions contemplated thereby.

(f) The Administrative Agent shall have received evidence, in form, scope, and substance, reasonably satisfactory to the Administrative Agent, of all insurance coverage as required by this Agreement.

(g) All proceedings taken in connection with the execution of this Agreement, all other Loan Documents and all documents and papers relating thereto shall be satisfactory in form, scope, and substance to the Administrative Agent and the Lenders.

(h) In the judgment of the Administrative Agent and the Lenders, (i) no Material Adverse Effect shall have occurred since October 3, 1998 and (ii) no "Material Adverse Effect" as defined in the Hills Merger Agreement shall have occurred.

(i) The Administrative Agent and the Lenders shall have received the agreements, instruments and other documents set forth or referred to on Exhibit B, and such agreements, instruments and documents shall be in form and substance satisfactory to the Administrative Agent and the Lenders.

(j) The Administrative Agent and the Lenders shall have received (i) one or more mortgagee title insurance policies, in form, substance and amount satisfactory to the Administrative Agent and the Lenders, insuring that each of the Amended Mortgages and the other Mortgages executed and delivered by it hereunder (including, without limitation, with respect to the Leesport, Pennsylvania facility) is a valid and perfected first priority Lien in favor of the Administrative Agent for the benefit of the Administrative Agent and the ratable benefit of the Lenders on the fee interest of such Credit Party (subject only to Permitted Liens), in the Premises described therein, and that such Credit Party has good and marketable title thereto (subject to customary exceptions), issued by a title insurance company reasonably satisfactory to the Administrative Agent, together with satisfactory evidence that all title insurance premiums have been fully paid; and (ii) such consents of third parties to the Amended
Mortgages and the other Mortgages and the Amended Collateral Assignments executed and delivered by it, and such non-disturbance agreements, estoppel certificates and waivers as the Administrative Agent shall reasonably request (in each case in form and substance satisfactory to the Administrative Agent).

(k) The Administrative Agent and the Lenders shall have received evidence in form and substance satisfactory to them that:

              (i) all obligations, indebtedness and liabilities under the Existing Hills Credit Agreement (other than in respect of Existing Letters of Credit) shall be satisfied in full utilizing proceeds from the initial Loans made under this Agreement, and upon such satisfaction the Existing Hills Credit Agreement and all related agreements, instruments and other documents shall be terminated; and

              (ii) there is no outstanding indebtedness under the Existing Credit Agreement, and the Administrative Agent shall be satisfied in all respects with the arrangements with respect to the continued validity, perfection and priority of all Liens and security interests granted to the Administrative Agent under the Existing Credit Agreement.

(l) The Administrative Agent shall have received:

              (i) financing statements duly executed by the appropriate Credit Parties in form appropriate for filing under the UCC of all jurisdictions that the Administrative Agent may deem necessary or desirable in order to perfect the Administrative Agent's Lien on the Collateral;

              (ii)duly executed UCC-3 Termination Statements and such other instruments, in form and substance satisfactory to the Administrative Agent, as shall be necessary to terminate and satisfy all Liens on the property of the Parent and its Subsidiaries except Permitted Liens; and

              (iii) the certificates representing all shares of capital stock pledged under the relevant Security Documents, accompanied by undated stock powers endorsed in blank and the instruments pledged under the relevant Security Documents, duly endorsed to the Administrative Agent.

(m) The Credit Parties shall have entered into blocked account and other cash management arrangements pursuant to documentation satisfactory in form and substance to the Administrative Agent as contemplated by Section 6.8.

(n) The Administrative Agent shall have received copies of the Hills Merger Agreement, each of the Hills Offer Documents and the Indenture, in each case certified by a Responsible Officer of the Parent to be true and complete, and shall have determined same to be in form and substance satisfactory.

(o) The Offer and the Note Tender Offer shall have been consummated in accordance with the Hills Offer Documents, and pursuant thereto HSC shall (utilizing proceeds of advances made by the Borrowers in accordance with Section 9.10(d)) have acquired not less than (i) 60% of the outstanding Shares, in each case for a per share cash price not in excess of $1.50 per Share, plus deferred contingent cash rights and (ii) 66-2/3% in the aggregate principal amount of the outstanding Notes (as defined in the Hills Merger Agreement) for an aggregate cash price not in excess of 70% of the principal amount of such Notes acquired, plus deferred contingent cash rights.

(p) The Indenture shall have been amended in accordance with the Consent Solicitation, and pursuant thereto the Supplemental Indenture shall have been executed and delivered by all requisite parties in order to give effect to the Proposed Amendments (as defined in the Hills Merger Agreement).

(q) (i) Each of Ames Merchandising and the Parent shall cause the owners of the Premises to duly execute and deliver to the Administrative Agent mortgages or deeds of trust with respect to the Premises described in Schedule 10.1(q) hereto (each such mortgage or deed of trust, as it may be amended, modified or supplemented from time to time in accordance with its terms, a "Mortgage"), that is owned by such Credit Party so as to create in the Administrative Agent's favor, for the benefit of the Administrative Agent and the ratable benefit of the Lenders, upon recordation thereof, a valid, perfected and enforceable (subject to bankruptcy, insolvency, moratorium and other similar laws affecting the enforcement of creditors' rights generally and by general equity principles) first priority Lien on the Premises described therein (subject only to Permitted Liens), such Mortgage, and related UCC financing statements, to be in form, scope and substance reasonably satisfactory to the Administrative Agent and the Lenders;

              (ii) Each of Ames Merchandising and the Parent shall cause the Amended Mortgages and the other Mortgages, the Amended Collateral Assignments and UCC financing statements with respect to personal property security agreements to be duly recorded in the appropriate recording office or offices, or provision satisfactory to the Administrative Agent shall have been made therefor, and shall pay all fees and taxes payable in connection therewith;

              (iii) Each of Ames Merchandising and the Parent shall furnish, or cause to be furnished, to the Administrative Agent, in sufficient copies for each Lender, for the benefit of the Administrative Agent and the Lenders, at such Credit Party's expense, one or more policies of mortgagee title insurance or marked and executed commitments, in form, substance and amount reasonably satisfactory to the Administrative Agent and the Lenders, insuring that each Amended Mortgage and each other Mortgage executed and delivered by it pursuant to this Section is a valid and perfected first priority Lien in favor of the Administrative Agent for the benefit of the Administrative Agent and the ratable benefit of the Lenders on the fee interest of such Credit Party (subject only to Permitted Liens), in the Premises described therein, and that such Credit Party has good and marketable title thereto (subject to customary exceptions), issued by a title insurance company reasonably satisfactory to the Administrative Agent, together with satisfactory evidence that all title insurance premiums have been fully paid; and

              (iv)Each of Ames Merchandising and the Parent shall promptly execute and deliver to the Administrative Agent or cause to be executed and delivered to the Administrative Agent, as the Administrative Agent shall reasonably request, such other documents, certificates, required consents of third parties (if any), opinions of counsel and the like with respect to such Premises as the Administrative Agent shall reasonably request in connection therewith, in form and substance satisfactory to the Administrative Agent and the Lenders, such that the Administrative Agent shall receive valid and perfected first priority Liens (subject only to Permitted Liens) on all such property for the benefit of the Administrative Agent and the ratable benefit of the Lenders.

(r) The Administrative Agent shall have received and shall be satisfied with the results of one or more written appraisals of the Inventory of each Borrower from an appraiser, and prepared on a basis, satisfactory to the Administrative Agent, which appraisals shall include all information required by the internal policies of the Administrative Agent and shall confirm that (i) the orderly liquidation value (on a percentage of cost basis) of all Eligible Inventory of the Borrowers net of costs and expenses projected to be incurred in connection with such a liquidation (including, without limitation, operating expenses and liquidation commissions) exceeds (ii) the highest advance rates with respect thereto set forth in the definition of "Individual Availability" contained in Section 1.1.

              The acceptance by any Borrower of any Loans made on the Closing Date shall be deemed to be a representation and warranty made by the Credit Parties to the effect that all of the conditions precedent to the making of such Loans have been satisfied, with the same effect as delivery to the Administrative Agent and the Lenders of a certificate signed by a Responsible Officer of the Parent or the Borrowers, dated the Closing Date, to such effect.

              Execution and delivery to the Administrative Agent by a Lender of a counterpart of this Agreement shall be deemed confirmation by such Lender that
(i) all conditions precedent in this Section 10.1 have been fulfilled to the satisfaction of such Lender and (ii) the decision of such Lender to execute and deliver to the Administrative Agent an executed counterpart of this Agreement was made by such Lender independently and without reliance on the Administrative Agent or any other Lender as to the satisfaction of any condition precedent set forth in this Section 10.1.

10.2          Conditions Precedent to Each Loan.

              The obligation of the Lenders to make each Loan, including the initial Loans on the Closing Date, and the obligation of the Administrative Agent to take reasonable steps to cause to be issued or to provide Credit Support for any Letter of Credit and the obligation of the Lenders to participate in Letters of Credit or Credit Support for Letters of Credit, shall be subject to the further conditions precedent that on and as of the date of any such extension of credit and after giving effect thereto:

(a) the following statements shall be true, and the acceptance by any Borrower of any extension of credit shall be deemed to be a statement to the effect set forth in clauses (i) and (ii), with the same effect as the delivery to the Administrative Agent and the Lenders of a certificate signed by a Responsible Officer of the applicable Borrower, dated the date of such extension of credit, stating that:

              (i) the representations and warranties contained in Articles 6 and 8 of this Agreement are correct in all material respects on and as of the date of such extension of credit as though made on and as of such date, other than any such representation or warranty which relates to a specified prior date; and

              (ii)no event has occurred and is continuing, or would result from such extension of credit, which constitutes a Default or an Event of Default; and

(b) the Combined Availability shall equal or exceed $100,000,000 and the amount of the Individual Availability of the relevant Borrower shall equal or exceed the amount of such Loan or cause the issuance or provision of such Letter of Credit or Credit Support; provided, however, that the foregoing conditions precedent are not conditions to each Lender participating in or reimbursing BABC or the Administrative Agent for such Lenders' Pro Rata Share of any BABC Loan or Administrative Agent Advance as provided in Sections 2.2(h), (i) and (j).










                                   ARTICLE 11

                                DEFAULT; REMEDIES


11.1          Events of Default.

              It shall constitute an event of default ("Event of Default") if any one or more of the following shall occur for any reason:

(a) (i) any failure to pay the principal of any of the Obligations when due, whether upon demand or otherwise or (ii) any failure to pay any interest or premium on any of the Obligations, or any fee or other amount owing hereunder or under any other Loan Document, when due, and such failure shall continue for five (5) consecutive days;

(b) any representation or warranty made or deemed made by any Credit Party in this Agreement or by any Credit Party in any of the other Loan Documents, any Financial Statement, or any certificate furnished by any Credit Party at any time to the Administrative Agent or any Lender shall prove to be untrue in any material respect as of the date on which made, deemed made, or furnished;

(c) any default shall occur in the observance or performance of any of the covenants and agreements contained in Section 6.7(c), 6.8 or 6.9(b) or in
Article 9 (other than Section 9.4, 9.6, 9.7 and 9.31);

(d) (i) any default shall occur in the observance or performance of any of the covenants, representations, warranties and agreements contained in this Agreement, any other Loan Documents, or any other agreement entered into at any time to which any Credit Party and the Administrative Agent or any Lender are party (other than as specified in clauses (a), (b) and (c) above) and such default shall continue unremedied for a period of thirty (30) days (or (I) one
(1) Business Day in the case of Section 6.6(a) or 6.7(a), (II) three (3) Business Days in the case of any of Section 7.2(a), 7.2(b), 7.2(c), 7.2 (e), 7.2
(f), 7.2 (h), 7.3(a), 7.3 (d) or 7.3(g), (III) five (5) Business Days in the case of Section 6.7(b) or (IV) ten (10) days in the case of Section 6.5) after the earlier to occur of (x) notice thereof from the Administrative Agent or any Lender to the Parent or any Borrower and (y) the Parent's or any Borrower's
receipt of actual knowledge thereof, or (ii) if any such agreement or document shall terminate (other than in accordance with its terms or the terms hereof or with the written consent of the Administrative Agent and the Majority Lenders) or become void or unenforceable, without the written consent of the Administrative Agent and the Majority Lenders;

(e) (i) one or more defaults shall occur in the payment of any principal, interest or premium with respect to any Debt For Borrowed Money (including, without limitation, obligations under conditional sales contracts, Capital Leases and the like) of which any Credit Party is principal, guarantor or other surety, and such default shall continue for more than the period of grace, if any, specified therefor in the documents governing same, or (ii) one or more defaults shall occur under any agreement or instrument under or pursuant to which any such Debt For Borrowed Money or obligation may have been issued, created, assumed, guaranteed or secured by any Credit Party and, in the case of clause (ii) of this Subsection 11.1(e), such default shall continue for more than the period of grace, if any, therein specified, or (iii) any such Debt For Borrowed Money or obligation shall be declared due and payable prior to the stated maturity thereof; and the aggregate principal amount of all such Debt For Borrowed Money and obligations as to which any such matters under clause (i),
(ii) or (iii) occur shall exceed $3,000,000; or

(f) any Credit Party shall (i) file a voluntary petition in bankruptcy or file a voluntary petition or an answer or otherwise commence any action or proceeding seeking reorganization, arrangement or readjustment of its debts or for any other relief under the federal Bankruptcy Code, as amended, or under any other bankruptcy or insolvency act or law, state or federal, now or hereafter existing, or consent to, approve of, or acquiesce in, any such petition, action or proceeding; (ii) apply for or acquiesce in the appointment of a receiver, assignee, liquidator, sequestrator, custodian, monitor, trustee or similar officer for it or for all or any part of its property; (iii) make an assignment for the benefit of creditors; or (iv) be unable generally to pay its debts as they become due;

(g) an involuntary petition or proposal shall be filed or an action or proceeding otherwise commenced seeking reorganization, arrangement, consolidation or readjustment of the debts of any Credit Party or for any other relief under the federal Bankruptcy Code, as amended, or under any other bankruptcy or insolvency act or law, state or federal, now or hereafter existing and either (i) such petition, proposal, action or proceeding shall not have been dismissed within a period of sixty (60) days after its commencement or (ii) an order for relief against any Credit Party shall have been entered in such proceeding;

(h) a receiver, assignee, liquidator, sequestrator, custodian, monitor, trustee or similar officer for any Credit Party or for all or any part of its property shall be appointed or a warrant of attachment, execution or similar process shall be issued against any part of the property of any Credit Party;

(i) any guaranty of the Obligations shall be terminated, revoked or declared void or invalid;

(j) (i) a final judgment shall be rendered against a Credit Party which, by itself or with other outstanding final judgments against such or any other Credit Party, exceeds in the aggregate $1,500,000 unless, within thirty (30) days after entry thereof, such judgment shall not have been discharged or execution thereof stayed pending appeal, or unless, within thirty (30) days after the expiration of any such stay, such judgment shall not have been discharged; or (ii) any of the assets of a Credit Party shall be attached, seized, levied upon or subject to an injunction, execution, writ or distress warrant and shall remain unstayed or undismissed for a period of thirty (30) days, which by itself or together with all other attachments, seizures, levies, injunctions, executions, writs or distress warrants against properties of such Credit Party remaining unstayed or undismissed for a period of thirty (30) days, is for an amount in excess of $1,500,000; or (iii) any final non-monetary judgment or order shall be rendered against a Credit Party that could reasonably be expected to have a Material Adverse Effect and if, within thirty (30) days after entry thereof, such non-monetary judgment or order shall not have been discharged or execution thereof stayed pending appeal, or if, within thirty (30) days after the expiration of any such stay, such judgment or order shall not have been discharged;

(k) any Credit Party shall suspend the operation of a material portion of its business as presently conducted or there shall occur the loss, theft, substantial damage to, condemnation of, exercise of right of eminent domain with respect to or destruction of, any Collateral not fully covered by insurance (except for deductibles and self-insured retention), which by itself or with other such losses, thefts, damage, condemnation or destruction of, or exercise of right of eminent domain with respect to, Collateral, shall constitute a Material Adverse Effect;

(l) for any reason other than the failure of the Administrative Agent to take any action available to it to maintain perfection of the Administrative Agent's Liens, pursuant to the Loan Documents, any Loan Document ceases to be in full force and effect or any Lien with respect to any material portion of the Collateral intended to be secured thereby ceases to be, or is not, valid, perfected and prior to all other Liens (other than Permitted Liens) or is terminated, revoked or declared void;

(m) (i) a Reportable Event shall have occurred with respect to a Pension Benefit Plan other than a Reportable Event as to which the provision of 30 days' notice to the PBGC is waived under applicable provisions;

              (ii) any Credit Party or any ERISA Affiliate or an administrator of any Pension Benefit Plan that is subject to Title IV of ERISA shall have terminated or filed a notice of intent to terminate a Pension Benefit Plan under the provisions of Section 4041(c) of ERISA;

              (iii) any Credit Party or any ERISA Affiliate or an administrator of a Pension Benefit Plan shall have received a notice that the PBGC has instituted proceedings to terminate (or appoint a trustee to administer) a Pension Benefit Plan;

              (iv) any other event or condition exists which might reasonably be expected, in the reasonable opinion of the Majority Lenders, to constitute grounds under the provisions of Section 4042(a)(1) or (2) of ERISA for the termination of (or the appointment of a trustee to administer) any Pension Benefit Plan by the PBGC;

              (v) any Credit Party or any ERISA Affiliate has incurred or is likely to incur a liability under the provisions of Section 4063, 4064 or 4201 of ERISA;

              (vi) any Person shall engage in any transaction in connection with which any Credit Party or any ERISA Affiliate could be subject to either a civil penalty assessed pursuant to the provisions of Section 502(i) of ERISA or a tax imposed under the provisions of Section 4975 of the Code;

              (vii) any Credit Party or any ERISA Affiliate fails to pay the full amount of any payment which, under the provisions of any Employee Plan or Multiemployer Plan, it is required to pay as contributions thereto or as premiums to the PBGC, or with respect to any Pension Benefit Plans or any installment due under Section 412(m) of the Code or any "accumulated funding deficiency" (within the meaning of Section 302 of ERISA and Section 412 of the Code) shall exist with respect to any Pension Benefit Plan;

              (viii) any Person shall adopt an amendment to any Pension Benefit Plan requiring the provision of security under Section 307 of ERISA or Section 401(a)(29) of the Code;

              (ix) any Person shall enter into an agreement that would obligate a Credit Party or an ERISA Affiliate to make contributions to a Multiemployer Plan or to create, extend or increase an obligation to provide health or medical benefits for retirees (other than at retiree's sole expense) of a Credit Party or an ERISA Affiliate;

              (x) any Credit Party or ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization, is insolvent, or is being terminated within the meaning of Title IV of ERISA, and as a result, the aggregate annual contributions by the Credit Party and any ERISA Affiliates to such Plan have been or will be increased over the amounts contributed for the immediately preceding Plan year by an amount exceeding $1,500,000;

and in each case in clauses (i) through (x) above, in the opinion of the Majority Lenders, such event or condition, together with all other such events or conditions, could subject a Credit Party or any ERISA Affiliate to any tax, penalty or other liabilities which in the aggregate would be material in relation to the business, operations, liabilities, assets, properties, prospects or condition (financial or otherwise) of such Credit Party or such ERISA Affiliate;

(n) there occurs a Change in Control; or

(o) one or more defaults shall occur under (i) any Material Contract and in each case such default(s) shall continue for more than the period of grace, if any, therein specified;

11.2          Remedies.

(a) If a Default or an Event of Default exists, the Administrative Agent may, in its discretion, and shall, at the direction of the Majority Lenders, do one or more of the following at any time or times and in any order, without notice to or demand on any Credit Party: (i) reduce the Maximum Revolver Amount, or the advance rates against Eligible Inventory and/or goods covered by merchandise or documentary Letters of Credit used in computing the Combined Availability or any Borrower's Individual Availability or reduce one or more of the other elements used in computing the Combined Availability or any Borrower's Individual Availability; (ii) restrict the amount of or refuse to make Loans; and (iii) restrict or refuse to arrange for or provide Letters of Credit or Credit
Support. If an Event of Default exists, the Administrative Agent shall, at the direction of the Majority Lenders, do one or more of the following, in addition to the actions described in the preceding sentence, at any time or times and in any order, without notice to or demand on any Credit Party: (a) terminate the Commitments and this Agreement; (b) declare any or all Obligations to be immediately due and payable; provided, however, that upon the occurrence of any Event of Default described in Section 11.1(f), 11.1(g) or 11.1(h), the Commitments shall automatically and immediately expire and all Obligations shall automatically become immediately due and payable without notice or demand of any kind; and (c) pursue its other rights and remedies under the Loan Documents and applicable law. The Administrative Agent agrees promptly to notify the Borrowers and the Lenders after any action taken by the Administrative Agent pursuant to this Section 11.2 (other than with respect to clause (b) or clause (c) of the preceding sentence); provided, however, that the failure to give such notice shall not affect the validity of any such action or result in any liability to the Administrative Agent.

(b) If an Event of Default exists: (i) the Administrative Agent shall have for the benefit of the Administrative Agent and the Lenders, in addition to all other rights of the Administrative Agent and the Lenders, the rights and remedies of a secured party under the UCC; (ii) the Administrative Agent may, at any time, take possession of the Collateral and keep it on any Credit Party's premises, at no cost to the Administrative Agent or any Lender, or remove any part of it to such other place or places as the Administrative Agent may desire, or the Credit Parties shall, upon the Administrative Agent's demand, at the Credit Parties' cost, assemble the Collateral and make it available to the Administrative Agent at a place reasonably convenient to the Administrative Agent; and (iii) the Administrative Agent may sell and deliver any Collateral at public or private sales, for cash, upon credit or otherwise, at such prices and upon such terms as the Administrative Agent deems advisable, in its sole discretion, and may, if the Administrative Agent deems it reasonable, postpone or adjourn any sale of the Collateral by an announcement at the time and place of sale or of such postponed or adjourned sale without giving a new notice of sale. Without in any way requiring notice to be given in the following manner, each Credit Party agrees that any notice by the Administrative Agent of sale, disposition or other intended action hereunder or in connection herewith, whether required by the UCC or otherwise, shall constitute reasonable notice to the Credit Parties if such notice is mailed by registered or certified mail, return receipt requested, postage prepaid, or is delivered personally against receipt, at least five (5) Business Days prior to such action to the applicable Credit Party's address specified in or pursuant to Section 16.8. If any Collateral is sold on terms other than payment in full at the time of sale, no credit shall be given against the Obligations until the Administrative Agent or the Lenders receive payment, and if the buyer defaults in payment, the Administrative Agent may resell the Collateral without further notice to any Credit Party. In the event the Administrative Agent seeks to take possession of all or any portion of the Collateral by judicial process, each Credit Party irrevocably waives: (a) the posting of any bond, surety or security with respect thereto which might otherwise be required; (b) any demand for possession prior to the commencement of any suit or action to recover the Collateral; and (c) any requirement that the Administrative Agent retain possession and not dispose of any Collateral until after trial or final judgment. Each Credit Party agrees that the Administrative Agent has no obligation to preserve rights to the Collateral or marshal any Collateral for the benefit of any Person. The Administrative Agent is hereby granted a license or other right to use, without charge, each Credit Party's labels, patents, copyrights, name, trade secrets, trade names, trademarks, and advertising matter, or any similar property, in completing production of, advertising or selling any Collateral, and each Credit Party's rights under all licenses and all franchise agreements shall inure to the Administrative Agent's benefit for such purpose. The proceeds of sale shall be applied first to all expenses of sale, including attorneys' fees, and then to the Obligations in whatever order the Administrative Agent elects, subject to
Section 4.6. The Administrative Agent will return any excess to the applicable Credit Party and the Credit Parties shall remain liable for any deficiency.

(c) If an Event of Default occurs, each Credit Party hereby waives, to the fullest extent permitted by applicable law, all rights to notice and hearing prior to the exercise by the Administrative Agent of the Administrative Agent's rights to repossess the Collateral without judicial process or to replevy, attach or levy upon the Collateral without notice or hearing.


                                   ARTICLE 12

                              TERM AND TERMINATION


12.1          Term and Termination.

              The term of this  Agreement  shall end on the  Stated  Termination
Date. The Administrative Agent upon direction from the Majority Lenders may terminate this Agreement upon the occurrence of an Event of Default as set forth in Section 11.2. Upon the date of termination of this Agreement for any reason whatsoever, all Obligations (including, without limitation, all unpaid principal, accrued interest and any early termination or prepayment fees or penalties) shall become immediately due and payable and the Borrowers shall immediately arrange for the cancellation of Letters of Credit then outstanding. Notwithstanding the termination of this Agreement, until all Obligations are indefeasibly paid and performed in full in cash, the Credit Parties shall remain bound by the terms of this Agreement and shall not be relieved of any of their respective Obligations hereunder, and the Administrative Agent and the Lenders shall retain all their rights and remedies hereunder (including, without limitation, the Administrative Agent's Liens in and all rights and remedies with respect to all then existing and after-arising Collateral).

                                   ARTICLE 13

           AMENDMENTS; WAIVER; PARTICIPATIONS; ASSIGNMENTS; SUCCESSORS


13.1          No Waivers; Cumulative Remedies.

              No failure by the Administrative Agent or any Lender to exercise any right, remedy, or option under this Agreement or any present or future supplement thereto, or in any other agreement between or among any Credit Party and the Administrative Agent and/or any Lender, or delay by the Administrative Agent or any Lender in exercising the same, will operate as a waiver thereof. No waiver by the Administrative Agent or any Lender will be effective unless it is in writing, and then only to the extent specifically stated. No waiver by the Administrative Agent or the Lenders on any occasion shall affect or diminish the Administrative Agent's and each Lender's rights thereafter to require strict performance by the Credit Parties of any provision of this Agreement. The Administrative Agent's and each Lender's rights under this Agreement will be cumulative and not exclusive of any other right or remedy which the Administrative Agent or any Lender may have.

13.2          Amendments and Waivers.

              No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by the Credit Parties therefrom, shall be effective unless the same shall be in writing and signed by the Majority Lenders (or by the Administrative Agent at the written request of the Majority Lenders) and the Credit Parties party thereto and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall, unless in writing and signed by all the Lenders and the Credit Parties and acknowledged by the Administrative Agent, do any of the following:

(a)  increase or extend the Commitment of any Lender;

(b) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document;

(c) reduce the principal of, or the rate of interest specified herein on any Loan, or any fees or other amounts payable hereunder or under any other Loan Document;

(d) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans which is required for the Lenders or any of them to take any action hereunder;

(e) increase any of the percentages set forth in the definition of Individual Availability;

(f) amend this Section, Section 9.27 or any provision of this Agreement providing for consent or other action by all Lenders;

(g) release Collateral other than as permitted by Section 14.12 or release any Credit Party of its guaranty obligations under Article 15;

(h) change the definition of "Majority Lenders";

and, provided further, that no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document.

13.3          Assignments; Participations.

(a) Any Lender may, with the written consent of the Administrative Agent, assign and delegate to one or more assignees (provided that no written consent of the Administrative Agent shall be required in connection with any assignment and delegation by a Lender to an Affiliate of such Lender) (each an "Assignee") all, or any ratable part of all, of the Loans, the Commitments and the other rights and obligations of such Lender hereunder, in a minimum amount of $15,000,000 or if less the entire amount of such Lender's Commitment (provided, that, unless an assignor Lender has assigned and delegated all its Loans and Commitment, no such assignment and/or delegation shall be permitted unless, after giving effect to such assignment and/or delegation, such assignor Lender retains a Commitment in a minimum amount of $15,000,000); provided, however, that the Credit Parties and the Administrative Agent may continue to deal solely and directly with such Lender in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to the Credit Parties and the Administrative Agent by such Lender and the Assignee;
(ii) such Lender and its Assignee shall have delivered to the Credit Parties and the Administrative Agent an Assignment and Acceptance in the form of Exhibit E ("Assignment and Acceptance") and (iii) the assignor Lender or Assignee has paid to the Administrative Agent a processing fee in the amount of $5,000.

(b) From and after the date that the Administrative Agent notifies the assignor Lender that it has received an executed Assignment and Acceptance and payment of the above-referenced processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations, including, but not limited to, the obligation to participate in Letters of Credit and Credit
Support have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Lender under the Loan Documents, and
(ii) the assignor Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

(c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the Assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (1) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any other Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document furnished pursuant hereto; (2) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Credit Parties or the performance or observance by the Credit Parties of any of their respective obligations under this Agreement or any other Loan Document furnished pursuant hereto; (3) such Assignee confirms that it has received a copy of this Agreement, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (4) such Assignee will, independently and without reliance upon the Administrative Agent, such assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (5) such Assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (6) such Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

(d) Immediately upon each Assignee's or assigning Lender's making its processing fee payment under the Assignment and Acceptance, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. The Commitment allocated to each Assignee shall reduce such Commitments of the assigning Lender pro tanto.

(e) Any Lender may at any time sell to one or more commercial banks, financial institutions, or other Persons not Affiliates of the Credit Parties (a
"Participant") participating interests in any Loans, the Commitment of that Lender and the other interests of that Lender (the "Originating Lender") hereunder and under the other Loan Documents; provided, however, that (i) the Originating Lender's obligations under this Agreement shall remain unchanged,
(ii) the Originating Lender shall remain solely responsible for the performance of such obligations, (iii) the Credit Parties and the Administrative Agent shall continue to deal solely and directly with the Originating Lender in connection with the Originating Lender's rights and obligations under this Agreement and the other Loan Documents, and (iv) no Lender shall transfer or grant any participating interest under which the Participant has rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, and all amounts payable by any Credit Party hereunder shall be determined as if such Lender had not sold such participation; except that,
(A) if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement, (B) in the case of a participation by any Lender that is not the Administrative Agent, the participant shall not have any rights under this Agreement or any other Loan Document (the participant's rights against such Lender in respect of such participation to be those set forth in the agreement executed by such Lender in favor of the participant relating thereto which agreement shall not, in any event, grant to the participant the right of consent as to any matters under the Loan Documents other than those which require the consent of all Lenders except that the participant shall, solely for the purposes of Section 5.3, 5.4 and
16.11 and in any event subject to Section 5.7, be deemed to be a Lender with all applicable rights and obligations of a Lender under such Sections), and (C) in the case of a participation by any Lender that is the Administrative Agent, the participant shall not have any rights under this Agreement or any other Loan Document (the participant's rights against such Lender in respect of such participation to be those set forth in the agreement executed by such Lender in favor of the participant relating thereto which agreement shall not prevent such Lender from complying with the proviso to this clause (C) below and shall require that the voting rights granted to the participant under such agreement shall be subject to the proviso to this clause (C)), except that the participant shall, solely for the purposes of Section 5.3, 5.4 and 16.11 and in any event subject to Section 5.7, be deemed to be a Lender with all applicable rights and obligations of a Lender under such Sections; provided, that if, in connection with any proposed action or inaction for which the consent of the Majority Lenders is required hereunder or for which a direction by the Majority Lenders may be given hereunder, a Lender that is the Administrative Agent that would otherwise vote in favor of such consent or direction is required to withhold its consent or direction by virtue of voting rights granted to one or more of its participants (each such Lender being referred to as a "Constrained Lender"), then, such Constrained Lender shall cast its vote in respect of such proposed consent or direction by apportioning its vote (on a ratable basis based on the relative percentages of beneficial interests in such Constrained Lender's Commitment) with respect thereto. .

(f) Notwithstanding any other provision in this Agreement, any Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement in favor of any Federal Reserve Bank in accordance with Regulation A of the FRB or U.S. Treasury Regulation 31 C.F.R. ss.203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.


                                   ARTICLE 14

                            THE ADMINISTRATIVE AGENT

14.1          Appointment and Authorization.

   Each Lender hereby designates and appoints BankAmerica Business Credit, Inc. as its Administrative Agent under this Agreement and the other Loan Documents and each Lender hereby irrevocably authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. The Administrative Agent agrees to act as such on the express conditions contained in this Article 14. The provisions of this Article 14 are solely for the benefit of the Administrative Agent and the Lenders and the Credit Parties shall have no rights as a third party beneficiary of any of the provisions contained herein. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" in this Agreement with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. Except as expressly otherwise provided in this Agreement, the Administrative Agent shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions which the Administrative Agent is expressly entitled to take or assert under this Agreement and the other Loan Documents, including, without limitation, (a) the determination of the applicability of ineligibility criteria with respect to the calculation of the Individual Availability, (b) the making of Administrative Agent Advances pursuant to Section 2.2(i), and (c) the exercise of remedies pursuant to Section 11.2, and any action so taken or not taken shall be deemed consented to by the Lenders.

14.2          Delegation of Duties.

              The Administrative Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects as long as such selection was made without gross negligence or willful misconduct.

14.3          Liability of Administrative Agent.

              None of the Administrative Agent-Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Lenders for any recital, statement, representation or warranty made by any Credit Party or any Subsidiary or Affiliate of any Credit Party, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of any Credit Party or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Administrative Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Credit Party or any Credit Party's Subsidiaries or Affiliates.

14.4          Reliance by Administrative Agent.

(a) The  Administrative  Agent  shall be  entitled  to rely,  and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Credit Parties), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Majority Lenders or all Lenders, as applicable, as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Majority Lenders or all Lenders, as applicable, and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

(b) For purposes of  determining  compliance  with the  conditions  specified in
Section 10.1, each Lender that has executed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by the Administrative Agent to such Lender for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to the Lender.

14.5          Notice of Default.

              The Administrative  Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders, unless the Administrative Agent shall have received written notice from a Lender or the Borrowers referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." The Administrative Agent will promptly notify the Lenders of its receipt of any such notice. The Administrative Agent shall take such action with respect to such Default or Event of Default as may be requested by the Majority Lenders in accordance with Section 11; provided, however, that unless and until the Administrative Agent has received any such request, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable.

14.6          Credit Decision.

              Each Lender acknowledges that none of the Administrative Agent-Related Persons has made any representation or warranty to it, and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of the Parent and its Subsidiaries, shall be deemed to constitute any representation or warranty by any Administrative Agent-Related Person to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon any Administrative Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Parent and its Subsidiaries, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrowers. Each Lender also represents that it will, independently and without reliance upon any Administrative Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrowers and other Credit Parties. Except for notices, reports and other documents expressly herein required to be furnished to the Lenders by the Administrative Agent, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any Credit Party which may come into the possession of any of the Administrative Agent-Related Persons.

14.7          Indemnification.

              Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand the Administrative Agent-Related Persons (to the extent not reimbursed by or on behalf of the Credit Parties and without limiting the obligation of the Credit Parties to do
so), pro rata, from and against any and all Indemnified Liabilities as such term is defined in Section 16.11; provided, however, that no Lender shall be liable for the payment to the Administrative Agent-Related Persons of any portion of such Indemnified Liabilities resulting solely from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Credit Parties. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of the Administrative Agent.

14.8          Administrative Agent in Individual Capacity.

              BABC and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Credit Parties and their Subsidiaries and Affiliates as though BABC were not the Administrative Agent hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, BABC or its Affiliates may receive information regarding the Credit Parties or their Affiliates (including information that may be subject to confidentiality obligations in favor of the Credit Parties or such Subsidiary) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them. With respect to its Loans, BABC shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Administrative Agent, and the terms "Lender" and "Lenders" include BABC in its individual capacity.

14.9          Successor Administrative Agent.

(a) The Administrative Agent may resign as Administrative Agent upon 30 days' notice to the Lenders and the Borrowers. If the Administrative Agent resigns under this Agreement, the Majority Lenders shall appoint from among the Lenders a successor agent for the Lenders. If no successor agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Lenders and the Borrowers, a successor agent from among the Lenders. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term "Administrative Agent" shall mean such successor agent and the retiring Administrative Agent's appointment, powers and duties as Administrative Agent shall upon such acceptance be terminated. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this
Section 14 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. If no successor agent has accepted appointment as Administrative Agent by the date which is 30 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Majority Lenders appoint a successor agent as provided for above.

(b) Notwithstanding the foregoing, in the event that BABC assigns all of its Loans to an Affiliate, such Affiliate shall automatically become the successor Administrative Agent hereunder upon the effective date of such assignment.

14.10         Withholding Tax.

(a) If any Lender is a "foreign corporation, partnership or trust" within the meaning of the Code and such Lender claims exemption from, or a reduction of, U.S. withholding tax under Sections 1441 or 1442 of the Code, such Lender agrees with and in favor of the Administrative Agent, to deliver to the Administrative
Agent:

         (i) if such Lender claims an exemption from, or a reduction of, withholding tax under a United States tax treaty, properly completed IRS Forms 1001 and W-8 before the payment of any interest in the first calendar year and before the payment of any interest in each third succeeding calendar year during which interest may be paid under this Agreement;

         (ii) if such Lender claims that interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Lender, two properly completed and executed copies of IRS Form 4224 before the payment of any interest is due in the first taxable year of such Lender and in each succeeding taxable year of such Lender during which interest may be paid under this Agreement, and IRS Form W-9; and

         (iii) such other form or forms as may be required under the Code or other laws of the United States as a condition to exemption from, or reduction of, United States withholding tax.

Such Lender agrees to promptly notify the Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

(b) If any Lender claims exemption from, or reduction of, withholding tax under a United States tax treaty by providing IRS Form 1001 and such Lender sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations owing to such Lender, such Lender agrees to notify the
Administrative Agent of the percentage amount in which it is no longer the beneficial owner of Obligations owing to such Lender. To the extent of such percentage amount, the Administrative Agent will treat such Lender's IRS Form 1001 as no longer valid.

(c) If any Lender claiming exemption from United States withholding tax by filing IRS Form 4224 with the Administrative Agent sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations owing to such Lender, such Lender agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the Code.

(d) If any Lender is entitled to a reduction in the applicable withholding tax, the Administrative Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other documentation required by subsection (a) of this Section are not delivered to the Administrative Agent, then the Administrative Agent may withhold from any interest payment to such Lender not providing such forms or other documentation an amount equivalent to the applicable withholding tax.

(e) If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Lender shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Administrative Agent under this Section, together with all costs and expenses (including Attorney Costs). The obligation of the Lenders under this subsection shall survive the payment of all Obligations and the resignation or replacement of the Administrative Agent.

14.11         [Reserved].

14.12         Collateral Matters.

(a) The Lenders hereby irrevocably authorize the Administrative Agent, at its option and in its sole discretion, to release any Administrative Agent's Lien upon any Collateral (i) upon the termination of the Commitments and payment and satisfaction in full by the Borrowers of all Loans and reimbursement obligations in respect of Letters of Credit and Credit Support, and the termination of all outstanding Letters of Credit (whether or not any of such obligations are due) and all other Obligations; (ii) constituting property (other than Inventory) being sold or disposed of or used as collateral in connection with a borrowing if a Borrower certifies to the Administrative Agent that the sale, disposition or borrowing is made in compliance with Section 9.9, 9.13 or 9.20, as appropriate (and the Administrative Agent may rely conclusively on any such certificate, without further inquiry); (iii) constituting property in which a Credit Party owned no interest at the time the Lien was granted or at any time thereafter; or (iv) constituting property leased to a Credit Party under a lease which has expired or been terminated in a transaction permitted under this Agreement. Except as provided above, the Administrative Agent will not release any of the Administrative Agent's Liens without the prior written authorization of the Lenders; provided that the Administrative Agent may, in its discretion, release the Administrative Agent's Liens on Collateral valued in the aggregate not in excess of $10,000,000 without the prior written authorization of the Lenders; and provided, further, that the Administrative Agent shall be permitted and is authorized to release Collateral which a Credit Party is permitted to sell or otherwise transfer or has obtained consent or does not require consent to sell or otherwise transfer under Section 9.9 (unless such Collateral is Inventory sold outside the ordinary course of business, in which case there shall be no such release unless all Lenders shall have consented to such sale). In connection with any such release, the Administrative Agent shall, at the Borrowers' expense, execute and deliver UCC-3 partial releases and/or termination statements, satisfactions of mortgage and/or such other documents and instruments as the applicable Credit Parties may reasonably request to evidence such release. Upon request by the Administrative Agent or the Borrowers at any time, the Lenders will confirm in writing the Administrative Agent's authority to release any Administrative Agent's Liens upon particular types or items of Collateral pursuant to this Section 14.12.

(b) Upon receipt by the Administrative Agent of any authorization required pursuant to Section 14.12(a) from the Lenders of the Administrative Agent's authority to release the Administrative Agent's Liens upon particular types or items of Collateral, and upon at least five (5) Business Days' prior written request by the Borrowers, the Administrative Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of the Administrative Agent's Liens upon such Collateral; provided, however, that (i) the Administrative Agent shall not be required to execute any such document on terms which, in the Administrative Agent's opinion, would expose the Administrative Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of the Credit Parties in respect
of) all interests retained by any Credit Party, including (without limitation) the proceeds of any sale, all of which shall continue to constitute part of the Collateral.

(c) The Administrative Agent shall have no obligation whatsoever to any of the Lenders to assure that the Collateral exists or is owned by any Credit Party or is cared for, protected or insured or has been encumbered, or that the Administrative Agent's Liens have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to the Administrative Agent pursuant to any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Administrative Agent may act in any manner it may deem appropriate, in its sole discretion given the Administrative Agent's own interest in the Collateral in its capacity as one of the Lenders and that the Administrative Agent shall have no other duty or liability whatsoever to any Lender as to any of the foregoing.

14.13         Restrictions on Actions by Lenders; Sharing of Payments.

(a) Each of the Lenders agrees that it shall not, without the express consent of all Lenders, and that it shall, to the extent it is lawfully entitled to do so, upon the request of all Lenders, set off against the Obligations, any amounts owing by such Lender to any Credit Party or any accounts of any Credit Party now or hereafter maintained with such Lender. Each of the Lenders further agrees that it shall not, unless specifically requested to do so by the Administrative Agent, take or cause to be taken any action to enforce its rights under this Agreement or against any Credit Party, including, without limitation, the commencement of any legal or equitable proceedings, to foreclose any Lien on, or otherwise enforce any security interest in, any of the Collateral.

(b) If at any time or times any Lender shall receive (i) by payment, foreclosure, setoff or otherwise, any proceeds of Collateral or any payments with respect to the Obligations owing to such Lender arising under, or relating to, this Agreement or the other Loan Documents, except for any such proceeds or payments received by such Lender from the Administrative Agent pursuant to the terms of this Agreement, or (ii) payments from the Administrative Agent in excess of such Lender's ratable portion of all such distributions by the Administrative Agent, such Lender shall promptly (1) turn the same over to the Administrative Agent, in kind, and with such endorsements as may be required to negotiate the same to the Administrative Agent, or in same day funds, as applicable, for the account of all of the Lenders and for application to the Obligations in accordance with the applicable provisions of this Agreement, or
(2) purchase, without recourse or warranty, an undivided interest and participation in the Obligations owed to the other Lenders so that such excess payment received shall be applied ratably as among the Lenders in accordance with their Pro Rata Shares; provided, however, that if all or part of such excess payment received by the purchasing party is thereafter recovered from it, those purchases of participations shall be rescinded in whole or in part, as applicable, and the applicable portion of the purchase price paid therefor shall be returned to such purchasing party, but without interest except to the extent that such purchasing party is required to pay interest in connection with the recovery of the excess payment.

14.14         Agency for Perfection.

              Each Lender hereby appoints each other Lender as agent for the purpose of perfecting the Lenders' security interest in assets which, in accordance with Article 9 of the UCC can be perfected only by possession. Should any Lender (other than the Administrative Agent) obtain possession of any such Collateral, such Lender shall notify the Administrative Agent thereof, and, promptly upon the Administrative Agent's request therefor shall deliver such Collateral to the Administrative Agent or in accordance with the Administrative Agent's instructions.

14.15         Payments by Administrative Agent to Lenders.

              All payments to be made by the Administrative Agent to the Lenders shall be made by bank wire transfer or internal transfer of immediately available funds to each Lender pursuant to such transfer instructions for such Lender set forth on Schedule B (or, with respect to a Lender which was an Assignee, on the applicable Assignment and Acceptance pursuant to which such Assignee became a Lender) or pursuant to such other wire transfer instructions as each party may designate for itself by written notice to the Administrative Agent. Concurrently with each such payment, the Administrative Agent shall identify whether such payment (or any portion thereof) represents principal, premium or interest on the Loans, the Term Loans or otherwise.

14.16         Concerning the Collateral and the Related Loan Documents.

              Each Lender authorizes and directs the Administrative Agent to enter into this Agreement and the other Loan Documents relating to the Collateral, for the ratable benefit of the Administrative Agent and the Lenders. Each Lender agrees that any action taken by the Administrative Agent, Majority Lenders or all Lenders, as applicable, in accordance with the terms of this Agreement or the other Loan Documents relating to the Collateral, and the exercise by the Administrative Agent, the Majority Lenders, or all Lenders, as applicable, of their respective powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Lenders.

14.17         Field Audit and Examination Reports; Disclaimer by Lenders.

(a) is deemed to have requested that the Administrative Agent furnish such Lender, promptly after it becomes available, a copy of each field audit or examination report (each a "Report" and collectively, "Reports") prepared by the Administrative Agent;

(b) expressly agrees and acknowledges that neither BABC nor the Administrative Agent (i) makes any representation or warranty as to the accuracy of any Report, or (ii) shall be liable for any information contained in any Report;

(c) expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that the Administrative Agent or other party performing any audit or examination will inspect only specific information regarding the Borrowers and other Credit Parties and will rely significantly upon each Credit Party's books and records, as well as on representations of each Credit Party's personnel;

(d) agrees to keep all Reports confidential and strictly for its internal use, and not to distribute except to its participants, or use any Report in any other manner; provided, that any Lender may disclose such information (1) pursuant to any requirement of any Governmental Authority to which such Lender is subject or in connection with an examination of such Lender by any such Governmental Authority; (2) pursuant to subpoena or other court process; (3) when required to do so in accordance with the provisions of any applicable requirement of law.

(e) without limiting the generality of any other indemnification provision contained in this Agreement, agrees: (i) to hold the Administrative Agent and any such other Lender preparing a Report harmless from any action the indemnifying Lender may take or conclusion the indemnifying Lender may reach or draw from any Report in connection with any loans or other credit accommodations that the indemnifying Lender has made or may make to the Borrowers, or the indemnifying Lender's participation in, or the indemnifying Lender's purchase of, a loan or loans of the Borrowers; and (ii) to pay and protect, and indemnify, defend and hold the Administrative Agent and any such other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses and other amounts (including, without limitation reasonable attorney costs) incurred by the Administrative Agent and any such other Lender preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

14.18         Relation Among Lenders.

              The Lenders are not partners or co-venturers, and no Lender shall be liable for the acts or omissions of, or (except as otherwise set forth herein in case of the Administrative Agent) authorized to act for, any other Lender.

                                   ARTICLE 15

                                   GUARANTEES

        Each Guarantor unconditionally guarantees, as a primary obligor and not merely as a surety, jointly and severally with each other Guarantor, the due and punctual payment of the principal of and interest on the Loans and of all other Obligations, when and as due, whether at maturity, by acceleration, by notice or prepayment or otherwise. Each Guarantor further agrees that the Obligations may be extended and renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee notwithstanding any extension or renewal of any Obligations.

        To the fullest extent permitted by law, each Guarantor waives presentment to, demand of payment from and protest to the Borrowers or any other Person of any of the Obligations, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment. To the fullest extent permitted by law, the obligations of a Guarantor hereunder shall not be affected by (a) the failure of the Administrative Agent or any Lender to assert any claim or demand or to enforce any right or remedy against any Borrower or any other Guarantor under the provisions of this Agreement or any of the other Loan Documents or otherwise; (b) any rescission, waiver, amendment or modification of any of the terms or provisions of this Agreement, any of the other Loan Documents, any guarantee or any other agreement; (c) the release of any security held by the Administrative Agent or any Lender for the Obligations or any of them; (d) the failure of the Administrative Agent or any Lender to exercise any right or remedy against any other Guarantor of the Obligations; or (e) the delivery to the Administrative Agent on the Closing Date of the Amended and Restated Guarantees.

          Each Guarantor further agrees that its guarantee constitutes a guarantee of payment when due and not of collection, and waives any right to require that any resort be had by the Administrative Agent or any Lender to any security (if any) held for payment of the Obligations or to any balance of any deposit account or credit on the books of the Administrative Agent or any Lender in favor of any Borrower or any other Person.

              To the fullest extent permitted by law, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including, without limitation, any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, to the fullest extent permitted by law, the obligations of each Guarantor hereunder shall not be discharged or impaired or otherwise affected by the failure of the Administrative Agent or any Lender to assert any claim or demand or to enforce any remedy under this Agreement or under any other Loan Document, any guarantee or any other agreement, by any waiver or modification of any provision thereof, by any default, failure or delay, willful or otherwise, in the performance of the Obligations, or by any other act or omission which may or might in any manner or to any extent vary the risk of such Guarantor or otherwise operate as a discharge of such Guarantor as a matter of law or equity.

              Each Guarantor further agrees that its guarantee shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal or of interest on any Obligation is rescinded or must otherwise be returned by the Administrative Agent or any Lender upon the bankruptcy or reorganization of any Borrower or otherwise.

              Each Guarantor hereby waives and releases all rights of subrogation against each Credit Party and its property and all rights of indemnification, contribution and reimbursement from each Credit Party and its property, in each case in connection with this guarantee and any payments made hereunder, and regardless of whether such rights arise by operation of law, pursuant to contract or otherwise.








                                   ARTICLE 16

                                  MISCELLANEOUS


16.1          Cumulative Remedies; No Prior Recourse to Collateral.

              The enumeration herein of the Administrative Agent's and each Lender's rights and remedies is not intended to be exclusive, and such rights and remedies are in addition to and not by way of limitation of any other rights or remedies that the Administrative Agent and the Lenders may have under the UCC or other applicable law. The Administrative Agent and the Lenders shall have the right, in their sole discretion, to determine which rights and remedies are to be exercised and in which order. The exercise of one right or remedy shall not preclude the exercise of any others, all of which shall be cumulative. The Administrative Agent and the Lenders may, without limitation, proceed directly against any or all of the Credit Parties to collect the Obligations without any prior recourse to the Collateral. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

16.2      Severability.

              The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

16.3      Governing Law; Choice of Forum; Service of Process; Jury Trial Waiver.


(A) THIS AGREEMENT SHALL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO THE CONFLICT OF LAWS PROVISIONS PROVIDED THAT PERFECTION ISSUES WITH RESPECT TO
ARTICLE 9 OF THE UCC MAY GIVE EFFECT TO APPLICABLE CHOICE OR CONFLICT OF LAW RULES SET FORTH IN ARTICLE 9 OF THE UCC) OF THE STATE OF NEW YORK; PROVIDED THAT THE ADMINISTRATIVE AGENT AND THE LENDERS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

(B) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH CREDIT PARTY, THE ADMINISTRATIVE AGENT AND THE LENDERS CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE
NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH CREDIT PARTY, THE ADMINISTRATIVE AGENT AND THE LENDERS IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. NOTWITHSTANDING THE FOREGOING: (1) THE ADMINISTRATIVE AGENT AND THE LENDERS SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST ANY CREDIT PARTY OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION THE ADMINISTRATIVE AGENT OR THE LENDERS DEEM NECESSARY OR APPROPRIATE IN ORDER TO REALIZE ON THE COLLATERAL OR OTHER SECURITY FOR THE OBLIGATIONS AND (2) EACH OF THE PARTIES HERETO ACKNOWLEDGES THAT ANY APPEALS FROM THE COURTS DESCRIBED IN THE IMMEDIATELY PRECEDING SENTENCE MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE THOSE JURISDICTIONS.

(C) EACH CREDIT PARTY HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL (RETURN RECEIPT REQUESTED) DIRECTED TO SUCH CREDIT PARTY AT ITS ADDRESS SET FORTH IN SECTION 16.8 AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED FIVE
(5) DAYS AFTER THE SAME SHALL HAVE BEEN SO DEPOSITED IN THE U.S. MAILS. NOTHING CONTAINED HEREIN SHALL AFFECT THE RIGHT OF AGENT OR THE LENDERS TO SERVE LEGAL PROCESS BY ANY OTHER MANNER PERMITTED BY LAW.

16.4          WAIVER OF JURY TRIAL.

              EACH CREDIT PARTY, LENDER AND THE ADMINISTRATIVE AGENT WAIVES ITS RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY ADMINISTRATIVE AGENT-RELATED PERSON, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. EACH CREDIT PARTY, LENDER AND THE ADMINISTRATIVE AGENT AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

16.5          Survival of Representations and Warranties.

              All of each Credit Party's representations and warranties contained in this Agreement shall survive the execution, delivery, and acceptance thereof by the parties, notwithstanding any investigation by the Administrative Agent or the Lenders or their respective agents.

16.6          Other Security and Guaranties.

              The Administrative Agent, may, without notice or demand and without affecting the Credit Parties' obligations hereunder, from time to time:
(a) take from any Person and hold collateral (other than the Collateral) for the payment of all or any part of the Obligations and exchange, enforce or release such collateral or any part thereof; and (b) accept and hold any endorsement or guaranty of payment of all or any part of the Obligations and release or substitute any such endorser or guarantor, or any Person who has given any Lien in any other collateral as security for the payment of all or any part of the Obligations, or any other Person in any way obligated to pay all or any part of the Obligations.

16.7          Fees and Expenses.

(a) Each Borrower agrees, jointly and severally, to pay to the Administrative Agent, for its benefit, on demand, all reasonable costs and expenses paid or incurred by the Administrative Agent in connection with the Loan Documents and the financing contemplated thereunder, including but not limited to reasonable appraisal fees, title insurance fees, audit fees, recording fees, travel and transportation fees, search and filing fees, and the reasonable fees and expenses of Messrs. Kaye, Scholer, Fierman, Hays & Handler, LLP, special counsel to the Administrative Agent, all local counsel to the Administrative Agent and allocated costs and expenses of in-house counsel to the Administrative Agent, and of any industry, environmental, tax, accounting and other consultants retained by the Administrative Agent in connection with the discharge of its duties under the Loan Documents. Such expenses shall also include, without limitation, any reasonable costs paid or incurred by the Agent (including, without limitation, reasonable fees and disbursements of respective special counsel to the Administrative Agent as well as the allocated costs and expenses of in-house counsel to the Administrative Agent) in connection with (i) the administration of the financial accommodations herein provided (including, without limitation, appraisals, audits, inspections and verifications of the Collateral, including, without limitation, customary per diem charges for field examinations and audits and the preparation of reports thereof (such charge is currently $750 per day (or portion thereof) for each agent or employee of the Administrative Agent with respect to each field examination or audit)), (ii) preserving and protecting the Collateral, (iii) any waivers, amendments, modifications, extensions, renewals, renegotiations or "work-outs" of this Agreement or any instrument or document delivered in connection herewith and
(iv) any consents or approvals provided hereunder or otherwise requested by any Credit Party. Without limiting the generality of the foregoing, such expenses, costs, charges and fees may include recording costs, appraisal costs, paralegal fees, costs and expenses; accountants' fees, costs and expenses; photocopying and duplicating expenses; long distance telephone charges; air express charges; telegram charges; telecopier charges; secretarial overtime charges; and expenses for travel, lodging and food paid or incurred in connection with any of the foregoing. In addition, in the event that the Administrative Agent requests an appraisal of the Leesport, Pennsylvania facility (which appraisal may be requested by the Administrative Agent at any time during the term of this Agreement), the Borrowers shall pay all appraisal fees and expenses with respect thereto (but not more frequently than once during the term of this Agreement).

(b) If an Event of Default occurs, the Borrowers shall pay all court costs and costs of collection paid or incurred by the Administrative Agent and any Lender in connection with the Obligations, the Collateral and the Loan Documents, including, without limitation, reasonable fees, expenses and disbursements of counsel (including the allocated costs and expenses of in-house counsel) employed in connection with any and all collection efforts. The attorney's fees arising from such services, including those of any appellate proceedings, and all expenses, costs, charges and other fees incurred by such counsel in any way or with respect to or arising out of or in connection with or relating to any of the events or actions described in this Section 16.7 shall be payable by the Borrowers to the Administrative Agent or the Lenders, as the case may be, on demand, and shall be additional Obligations under this Agreement. Without limiting the generality of the foregoing, such expenses, costs, charges and fees may include: recording costs, appraisal costs, paralegal fees, costs and expenses; accountants' fees, costs and expenses; court costs and expenses; photocopying and duplicating expenses; court reporter fees, costs and expenses; long distance telephone charges; air express charges; telegram charges; telecopier charges; secretarial overtime charges; and expenses for travel, lodging and food paid or incurred in connection with any of the foregoing.

(c) The foregoing Section 16.7(a) and Section 16.7(b) shall not be construed to limit any other provisions of the Loan Documents regarding costs and expenses to be paid by any Borrower or other Credit Party. All of the foregoing costs and expenses shall be charged to the Borrowers' Loan Account as Loans as described in Section 4.5.

16.8          Notices.

              Except as otherwise provided herein, all notices, demands and requests that any party is required or elects to give to any other shall be in writing, or by a telecommunications device capable of creating a written record, and any such notice shall become effective (a) upon personal delivery thereof, including, but not limited to, delivery by overnight mail and courier service, or (b) in the case of notice by such a telecommunications device, when properly transmitted:

If to the Administrative Agent or to BABC:

              BankAmerica Business Credit, Inc.
              40 East 52nd St.
              New York, New York  10022
              Attention:  Division Manager
              Telecopy No. (212) 836-5167

              with copies to:

              Bank of America NT & SA
              10124 Old Grove Road
              San Diego, California  92131
              Attention: Legal Department
              Telecopy No. (619) 549-7518

If to any Lender (other than BABC): at such address for such Lender as set forth on the signature pages hereto (or, with respect to a Lender which was an Assignee, on the applicable Assignment and Acceptance pursuant to which such Assignee became a Lender);

If to any Credit Party:

              c/o Ames Department Stores, Inc.
              2418 Main Street
              Rocky Hill, Connecticut  06067
              Attention:   Rolando de Aguiar
              Telecopy No.:  (860) 563-8560

              with copies to:

              c/o Ames Department Stores, Inc.
              2418 Main Street
              Rocky Hill, Connecticut  06067
              Attention:   David H. Lissy, Esq.
              Telecopy No.:  (860) 257-5160

              Weil, Gotshal & Manges LLP
              767 Fifth Avenue
              New York, New York 10153
              Attention:   Warren T. Buhle, Esq.
              Telecopy No.:  (212) 310-8007

or to such other address as each party may designate for itself by like notice. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to the persons designated above to receive copies shall not adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

16.9          Waiver of Notices.

              Unless otherwise expressly provided herein, each Credit Party waives presentment, protest and notice of demand or dishonor and protest as to any instrument, notice of intent to accelerate the Obligations and notice of acceleration of the Obligations, as well as any and all other notices to which it might otherwise be entitled. No notice to or demand on any Credit Party which the Administrative Agent or any Lender may elect to give shall entitle any Credit Party to any or further notice or demand in the same, similar or other circumstances.

16.10         Binding Effect.

              The provisions of this Agreement shall be binding upon and inure to the benefit of the respective representatives, successors, and assigns of the parties hereto; provided, however, that no interest herein may be assigned by any Credit Party without prior written consent of the Administrative Agent and each Lender. The rights and benefits of the Administrative Agent and the Lenders hereunder shall, if such Persons so agree, inure to any party acquiring any interest in the Obligations or any part thereof.

16.11     Indemnity of the  Administrative Agent and the  Lenders by  the Credit
          Parties.

              Each Credit Party agrees, jointly and severally, to defend, indemnify and hold the Administrative Agent-Related Persons, and each Lender and each of its respective officers, directors, employees, Affiliates, counsel, agents and attorneys-in-fact (each, an "Indemnified Person") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time
(including at any time following repayment of the Loans and the termination, resignation or replacement of the Administrative Agent or replacement of any Lender) be imposed on, incurred by or asserted against any such Person in any way relating to or arising out of this Agreement or any document contemplated by or referred to herein, or the transactions contemplated hereby, or any action taken or omitted by any such Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any insolvency proceeding or appellate proceeding) related to or arising out of this Agreement, any other Loan Document, or the Loans or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"); provided, that the Credit Parties shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities to the extent resulting from the gross negligence or willful misconduct of such Indemnified Person. The agreements in this Section shall survive payment of all other Obligations.

16.12         Limitation of Liability.

              No claim may be made by any Credit Party, any Lender or other Person against the Administrative Agent, any Lender, or the affiliates, directors, officers, officers, employees, or agents of any of them for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement or any other Loan Document, or any act, omission or event occurring in connection therewith, and each Credit Party and each Lender hereby waive, release and agree not to sue upon any claim for such damages, whether or not accrued and whether or not know or suspected to exist in its favor.

16.13         Final Agreement.

              This Agreement and the other Loan Documents are intended by each Credit Party, the Administrative Agent and the Lenders to be the final, complete, and exclusive expression of the agreement among them. This Agreement supersedes any and all prior oral or written agreements relating to the subject matter hereof. No modification, rescission, waiver, release, or amendment of any provision of this Agreement or any other Loan Document shall be made, except by a written agreement signed by the Credit Parties and a duly authorized officer of each of the Administrative Agent and the requisite Lenders.

16.14         Counterparts.

     This Agreement may be executed in any number of counterparts, and by the Administrative Agent, each Lender and each Credit Party in separate counterparts, each of which shall be an original, but all of which shall together constitute one and the same agreement.

16.15         Captions.

     The captions contained in this Agreement are for convenience of reference only, are without substantive meaning and should not be construed to modify, enlarge, or restrict any provision.

16.16         Right of Setoff.

    In addition to any rights and remedies of the Lenders provided by law, if an Event of Default exists or the Loans have been accelerated, each Lender is authorized at any time and from time to time, without prior notice to any Credit Party, any such notice being waived by the Credit Parties to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Lender to or for the credit or the account of any Credit Party against any and all Obligations owing to such
Lender, now or hereafter existing, irrespective of whether or not the Administrative Agent or such Lender shall have made demand under this Agreement or any Loan Document and although such Obligations may be contingent or unmatured. Each Lender agrees promptly to notify the Borrowers and the Administrative Agent after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. NOTWITHSTANDING THE FOREGOING, NO LENDER SHALL EXERCISE ANY RIGHT OF SET-OFF, BANKER'S LIEN, OR THE LIKE AGAINST ANY DEPOSIT ACCOUNT OR PROPERTY OF ANY CREDIT PARTY HELD OR MAINTAINED BY SUCH LENDER WITHOUT THE PRIOR WRITTEN UNANIMOUS CONSENT OF THE LENDERS.

16.17         Joint and Several Liability.

              The Borrowers shall be liable for all amounts due to the Administrative Agent and/or any Lender under this Agreement, regardless of which Borrower actually receives Loans or other extensions of credit hereunder or the amount of such Loans received or the manner in which the Administrative Agent and/or such Lender accounts for such Loans or other extensions of credit on its books and records. Each Borrower's Obligations with respect to Loans made to it, and each Borrower's Obligations arising as a result of the joint and several liability of the Borrowers hereunder, with respect to Loans made to the other Borrower hereunder, shall be separate and distinct obligations, but all such Obligations shall be primary obligations of each Borrower.

              The Borrower's Obligations arising as a result of the joint and several liability of the Borrowers hereunder with respect to Loans or other extensions of credit made to the other Borrower hereunder shall, to the fullest extent permitted by law, be unconditional irrespective of (i) the validity or enforceability, avoidance or subordination of the Obligations of the other Borrower or of any promissory note or other document evidencing all or any part of the Obligations of the other Borrower, (ii) the absence of any attempt to collect the Obligations from the other Borrower, any other guarantor, or any other security therefor, or the absence of any other action to enforce the same,
(iii) the waiver, consent, extension, forbearance or granting of any indulgence by the Administrative Agent and/or any Lender with respect to any provision of any instrument evidencing the Obligations of the other Borrower, or any part thereof, or any other agreement now or hereafter executed by the other Borrower and delivered to the Administrative Agent and/or any Lender, (iv) the failure by the Administrative Agent and/or any Lender to take any steps to perfect and maintain its security interest in, or to preserve its rights to, any security or collateral for the Obligations of the other Borrower, (v) the Administrative Agent's and/or any Lender's election, in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b)(2) of the Bankruptcy Code, (vi) any borrowing or grant of a security interest by the other Borrower, as debtor-in-possession under Section 364 of the Bankruptcy Code, (vii) the disallowance of all or any portion of the Administrative Agent's and/or any Lender's claim(s) for the repayment of the Obligations of the other Borrower under Section 502 of the Bankruptcy Code, or (viii) any other circumstances which might constitute a legal or equitable discharge or defense of a guarantor or of the other Borrower. With respect to the Borrower's Obligations arising as a result of the joint and several liability of the Borrowers hereunder with respect to Loans or other extensions of credit made to the other Borrower hereunder, each Borrower waives, until the Obligations shall have been paid in full and this Agreement shall have been terminated, any right to enforce any right of subrogation or any remedy which the Administrative Agent and/or any Lender now has or may hereafter have against any Borrower, any endorser or any guarantor of all or any part of the Obligations, and any benefit of, and any right to participate in, any security or collateral given to the Administrative Agent and/or any Lender to secure payment of the Obligations or any other liability of any Borrower to the Administrative Agent and/or any Lender.

              Upon any Event of Default, the Administrative Agent may proceed directly and at once, without notice, against any Borrower to collect and recover the full amount, or any portion of the Obligations, without first proceeding against the other Borrower or any other Person, or against any security or collateral for the Obligations. Each Borrower consents and agrees that the Administrative Agent shall be under no obligation to marshal any assets in favor of any Borrower or against or in payment of any or all of the Obligations.

              [The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, the parties have entered into this Agreement on the date first above written.

                       BANKAMERICA BUSINESS CREDIT, INC.,
                          as the Administrative Agent


                       By:______________________________
                          Name:
                          Title:

                          Address: 40 East 52nd Street
                                   New York, New York 10022
                          Attn:    Division Manager
                          Telecopy No.: (212) 836-5167


          AMES MERCHANDISING CORPORATION, as a Borrower and Guarantor


                        By:_____________________________
                           Name:
                           Title:

                           Address: 2418 Main Street
                                    Rocky Hill, Connecticut 06067
                           Attn:    Rolando de Aguiar
                           Telecopy No.: (860) 563-8560


                   AMES FS, INC., as a Borrower and Guarantor


                        By:_____________________________
                           Name:
                           Title:

                           Address: 2418 Main Street
                                    Rocky Hill, Connecticut 06067
                           Attn:    Rolando de Aguiar
                           Telecopy No.: (860) 563-8560

          HILLS DEPARTMENT STORE COMPANY, as a Borrower and Guarantor


                        By:_____________________________
                           Name:
                           Title:

                           Address: 2418 Main Street
                                    Rocky Hill, Connecticut 06067
                           Attn:    Rolando de Aguiar
                           Telecopy No.: (860) 563-8560


                  AMES DEPARTMENT STORES, INC., as a Guarantor


                        By:______________________________
                          Name:
                          Title:

                          Address: 2418 Main Street
                                   Rocky Hill, Connecticut 06067
                          Attn:    Rolando de Aguiar
                          Telecopy No.: (860) 563-8560


                     HSC ACQUISITION CORP., as a Guarantor


                        By:______________________________
                          Name:
                          Title:

                          Address: 2418 Main Street
                                   Rocky Hill, Connecticut 06067
                          Attn:    Rolando de Aguiar
                          Telecopy No.: (860) 563-8560

                      HILLS STORES COMPANY, as a Guarantor


                       By:______________________________
                          Name:
                          Title:

                          Address: 2418 Main Street
                                   Rocky Hill, Connecticut 06067
                          Attn:    Rolando de Aguiar
                          Telecopy No.: (860) 563-8560


                           AMD, INC., as a Guarantor


                       By:______________________________
                          Name:
                          Title:

                          Address: 2418 Main Street
                                   Rocky Hill, Connecticut 06067
                          Attn:    Rolando de Aguiar
                          Telecopy No.: (860) 563-8560


                      AMES REALTY II, INC., as a Guarantor


                       By:______________________________
                          Name:
                          Title:

                          Address: 2418 Main Street
                                   Rocky Hill, Connecticut 06067
                          Attn:    Rolando de Aguiar
                          Telecopy No.: (860) 563-8560

                       AMES TRANSPORTATION SYSTEMS, INC.,
                                 as a Guarantor


                       By:______________________________
                          Name:
                          Title:

                          Address: 2418 Main Street
                                   Rocky Hill, Connecticut 06067
                          Attn:    Rolando de Aguiar
                          Telecopy No.: (860) 563-8560


                           CANTON ADVERTISING, INC.,
                                 as a Guarantor


                       By:______________________________
                          Name:
                          Title:

                          Address: 2418 Main Street
                                   Rocky Hill, Connecticut 06067
                          Attn:    Rolando de Aguiar
                          Telecopy No.: (860) 563-8560


                              HDS TRANSPORT, INC.,
                                 as a Guarantor


                       By:______________________________
                          Name:
                          Title:

                          Address: 2418 Main Street
                                   Rocky Hill, Connecticut 06067
                          Attn:    Rolando de Aguiar
                          Telecopy No.: (860) 563-8560

                             CORPORATE VISION INC.,
                                 as a Guarantor


                       By:______________________________
                          Name:
                          Title:

                          Address: 2418 Main Street
                                   Rocky Hill, Connecticut 06067
                          Attn:    Rolando de Aguiar
                          Telecopy No.: (860) 563-8560


                          HILLS DISTRIBUTING COMPANY,
                                 as a Guarantor


                       By:______________________________
                          Name:
                          Title:

                          Address: 2418 Main Street
                                   Rocky Hill, Connecticut 06067
                          Attn:    Rolando de Aguiar
                          Telecopy No.: (860) 563-8560

Commitment:  $50,000,000                    BANKAMERICA BUSINESS CREDIT, INC.,
                                            as a Lender


                                            By:______________________________
                                               Name:
                                               Title:

                                            Address: 40 East 52nd Street
                                                     New York, New York  10022
                                            Attn:    Division Manager
                                            Telecopy No.:  (212) 836-5167

Commitment:  $50,000,000                    CONGRESS FINANCIAL CORPORATION,
                                            as a Lender


                                            By:_______________________________
                                               Name:
                                               Title

                                            Address: 1133 Avenue of the Americas
                                                     New York, New York  10036
                                            Attn:    Ms. Cindy Dennbaum
                                            Telecopy No.:  (212) 545-4283

Commitment:  $50,000,000                 GENERAL ELECTRIC CAPITAL CORPORATION,
                                         as a Lender


                                         By:______________________________
                                            Name:
                                            Title:

                                         Address: 201 High Ridge Road
                                                  Stamford, Connecticut  06927
                                         Attn:    Vice President - Portfolio
                                         Telecopy No.:  (203) 316-7893

Commitment:  $50,000,000               TRANSAMERICA BUSINESS CREDIT CORPORATION,
                                       as a Lender


                                       By:_____________________________________
                                          Name:
                                          Title:

                                       Address: 555 Theodore Fremd Avenue
                                                Suite 301
                                                Rye, New York 10580
                                       Attn:    Mr. Jon Oldham
                                       Telecopy No.:  (914) 921-0110

Commitment:  $30,000,000                    THE CHASE MANHATTAN BANK,
                                            as a Lender


                                            By:________________________________
                                               Name:
                                               Title:

                                            Address: 633 Third Avenue
                                                     New York, New York  10017
                                            Attn:    Credit Deputy
                                            Telecopy No.:  (212) 622-5218

Commitment:  $25,000,000                    SANWA BUSINESS CREDIT CORPORATION,
                                            as a Lender


                                            By:_________________________________
                                               Name:
                                               Title:

                                            Address: 500 Glenpointe Centre West
                                                     Teaneck, New Jersey  07666
                                            Attn:    Mr. Peter Skavla
                                            Telecopy No.:  (201) 836-4744

Commitment:  $25,000,000                    LASALLE BUSINESS CREDIT, INC.,
                                            as a Lender


                                            By:_________________________________
                                               Name:
                                               Title:

                                            Address: 477 Madison Avenue
                                                     12th Floor
                                                     New York, New York 10022
                                            Attn:    Mr. Corey Sclar
                                            Telecopy No.:  (212) 371-2966

Commitment:  $25,000,000            FLEET NATIONAL BANK, as a Lender


                                    By:_____________________________________
                                       Name:
                                       Title:

                                            Address: 777 Main Street
                                                     MSN 240
                                                     Hartford, Connecticut 06115
                                            Attn:    Linda Smyth
                                            Telecopy No.:  (860) 986-6919

Commitment:  $25,000,000               NATIONAL CITY CORPORATION, as a Lender


                                       By:_____________________________________
                                          Name:
                                          Title:

                                       Address:1965 East 6th Street, Suite 400
                                                 Cleveland, Ohio 44114
                                       Attn:   Ms. Carla Kehres
                                       Telecopy No.:  (216) 575-9486

Commitment:  $25,000,000            PNC BANK, NATIONAL ASSOCIATION, as a Lender


                                    By:_____________________________________
                                       Name:
                                       Title:

                                    Address: 1600 Market Street
                                             31st Floor F2-F070-31-2
                                             Philadelphia, Pennsylvania 19103
                                    Attn:    Ms. Jane Anne Frehle
                                    Telecopy No.:  (215) 585-4749

Commitment:  $20,000,000                   CITIZENS BANK, as a Lender


                                           By:_________________________________
                                              Name:
                                              Title:

                                           Address: 237 Main Street
                                                    Middletown, Connecticut
                                           Attn:    Mr. William Creaser
                                           Telecopy No.: (860) 368-4444

Commitment:  $30,000,000               FOOTHILL CAPITAL CORPORATION, as a Lender


                                       By:_____________________________________
                                          Name:
                                          Title:

                                       Address: 11111 Santa Monica Blvd.
                                                Los Angeles, California 90025
                                       Attn:    Mr. Todd Nakamoto
                                       Telecopy No.: (310) 479-8952

Commitment:  $20,000,000               AMSOUTH BANK, as a Lender


                                       By:_____________________________________
                                          Name:
                                          Title:

                                       Address: c/o AmSouth Capital Corp.
                                                350 Park Avenue
                                                19th Floor
                                                New York, New York 10022
                                       Attn:    Mr. Joseph B. Huston
                                       Telecopy No.: (212) 935-7548

Commitment:  $15,000,000               IBJ SCHRODER BUSINESS CREDIT CORPORATION,
                                       as a Lender


                                       By:_____________________________________
                                          Name:
                                          Title:

                                       Address: One State Street
                                                New York, New York 10004
                                       Attn:    Mr. Wing Louie
                                       Telecopy No.: (212) 858-2151

Commitment:  $50,000,000            BANKBOSTON RETAIL FINANCE INC., as a Lender


                                    By:_____________________________________
                                       Name:
                                       Title:

                                    Address: 40 Broad Street
                                             11th Floor
                                             Boston, Massachusetts 02109
                                    Attn:             Ms. Betsy Ratto
                                    Telecopy No.: (617) 434-4339

Commitment:  $50,000,000                   CIT GROUP/BUSINESS CREDIT, INC.,
                                           as a Lender


                                           By:__________________________________
                                              Name:
                                              Title:

                                           Address: 1211 Avenue of the Americas
                                                    New York, New York 10036
                                           Attn:    Mr. Kevin O'Hara
                                           Telecopy No.: (212) 536-1295

Commitment:  $25,000,000                   TEXTRON FINANCIAL CORPORATION,
                                           as a Lender


                                           By:__________________________________
                                              Name:
                                              Title:

                                           Address: 4550 North Point
                                                    Suite 400
                                                    Alpharetta, Georgia 30022
                                           Attn:    Ms. Christine MacKay
                                           Telecopy No.: (770) 360-1672

Commitment:  $50,000,000                    HELLER FINANCIAL, INC., as a Lender


                                            By:_________________________________
                                               Name:
                                               Title:

                                            Address: 150 East 42nd Street
                                                     7th Floor
                                                     New York, New York 10017
                                            Attn:    Mr. Thomas Bukowski
                                            Telecopy No.: (212) 880-2960

Commitment:  $10,000,000                FREMONT FINANCIAL CORPORATION,
                                        as a Lender


                                        By:__________________________________
                                           Name:
                                           Title:

                                        Address: 2020 Santa Monica Boulevard
                                                 Suite 500
                                                 Santa Monica, California 90404
                                        Attn:    Mr. John Nehr
                                        Telecopy No.: (310) 264-7401

Commitment:  $25,000,000                    BNY FINANCIAL CORPORATION,
                                            as a Lender


                                            By:_________________________________
                                               Name:
                                               Title:

                                            Address: 1290 Avenue of the Americas
                                                     3rd Floor
                                                     New York, New York 10004
                                            Attn:    Mr. Charles Suthar
                                            Telecopy No.: (212) 408-4317






























                                                                   Exhibit 10(l)

              POST MERGER TRANSITION AND AGENCY AGREEMENT

              This Agency Agreement is made as of this 31st day of December 1998 by and among (i) GORDON BROTHERS RETAIL PARTNERS, LLC ("Gordon Brothers"), a Delaware limited liability company with a principal place of business at 40 Broad Street, Boston, Massachusetts 02109 and THE NASSI GROUP, LLC ("Nassi"), a California limited liability company with a principal place of business at 23622 Calabasas Road, Suite 333, Calabasas, California 91302 (Gordon Brothers and Nassi, collectively, the "Agent") and (ii) HILLS STORES COMPANY ("HSC"), a Delaware corporation, having principal offices at 2418 Main Street, Rocky Hill, Connecticut 06067, HILLS DEPARTMENT STORES COMPANY ("HDSC"), a Delaware corporation, having principal offices at 2418 Main Street, Rocky Hill, Connecticut 06067 and AMES MERCHANDISING CORPORATION (formerly known as Zayre's Central Corp.) ("Ames"), a Delaware corporation, having principal offices at 2418 Main Street, Rocky Hill, Connecticut 06067 (collectively, and as applicable to the operator of the particular Store, the "Merchant").


                                 R E C I T A L S

              WHEREAS, pursuant to an Agreement and Plan of Merger, dated as of November 12, 1998 (the "Merger Agreement"), among Ames Department Stores, Inc. ("Ames"), HSC Acquisition Corp. ("Purchaser") and HSC, it is contemplated that upon the Effective Time (as defined in the Merger Agreement), Purchaser will merge with and into HSC (the "Merger"), with HSC as the surviving corporation; and

              WHEREAS, the Merchant operates certain retail stores in various states under the trade name "Hills" and "Ames" and, in connection with the Merger, (i) will cease operating stores under the "Hills" trade name and will remodel and restock the store locations as "Ames" stores and (ii) may close certain stores currently operating under the "Ames'" trade name (the "Ames Stores") as identified from time to time; and

              WHEREAS Merchant desires that, in the joint interests of the parties, the Agent assist Merchant in the orderly transition of store locations from "Hills" to "Ames" stores and, in connection therewith, act as the Merchant's exclusive sales agent for the limited purpose of conducting the Sale (as defined below) at the Stores (as defined below) upon the terms and conditions hereinafter set forth.

              NOW THEREFORE, in consideration of the mutual covenants and agreements set forth hereinafter and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Agent and the Merchant hereby agree as follows:


1.    Agency Appointment

(a) The Agent shall serve as the Merchant's exclusive agent to conduct sales (the "Sale") of all Merchandise (as defined below), inclusive of such Merchandise held by the Merchant in its Warehouse (as defined below) and, such additional On Order Goods (as defined below) that may be received by the Merchant during the course of the Sale as provided for herein. The Merchandise is located at said Warehouse and at approximately one hundred and fifty-five
(155) Hills stores previously operated by HSC and HDSC, plus up to fifteen (15) Ames stores, all of which are identified on Exhibit 1(a) hereto (collectively the "Stores"). After the Sale Commencement Date, Merchant may amend Exhibit 1(a) to move not more than eight (8) stores between "Group Two" and "Group Three" (as such store Groups are identified on Exhibit 1(a)); provided however, that Merchant can not move more than six (6) such stores from "Group Two" to "Group Three". In addition, Merchant shall have the right to amend Exhibit 1(a) in order to add or delete Ames stores at any time on or before May 15, 1999. The Sale shall only be conducted at the Stores.

2.    Matters Relative to the Merchandise

(a)            Physical Inventory Taking

              (i) At the Stores. In connection with the Merger, the Merchant will be taking a physical inventory of Merchandise in approximately 100 Stores and the Warehouse in accordance with a schedule annexed hereto as Exhibit 2(a)(i), which inventory will be taken by Washington Inventory Service ("WIS") and/or RGIS (the "Inventory Service"). Additionally, a physical inventory of the remaining Stores will be taken in accordance with a schedule to be agreed upon between Merchant and Agent (the inventory taking at all of the Stores and the Warehouse shall be referred to herein collectively as the "Inventory Taking"). The Inventory Taking shall be a departmental inventory and shall be both a Retail Price (as defined in subsection 2(b) hereof) physical inventory and SKU of the Merchandise located at the Stores and the Warehouse. (The date of the inventory taking at each Store and at the Warehouse shall be the "Inventory Date"). Unless otherwise agreed between Merchant and Agent, each Store shall be closed, and no sales transacted, during the taking of the inventory in such Store. The costs and fees of such Inventory Service, including, without limitation, travel costs, the hourly rate negotiated by Merchant with the Inventory Service, and the costs of any special report from the Inventory Service jointly requested by Merchant and Agent, shall be allocated fifty percent (50%) to the Merchant and fifty percent (50%) to the Agent; provided however, that Agent shall pay all increased costs of inventory taking relating to a SKU inventory. Other than such costs and fees of the Inventory Service, each of Merchant and Agent shall bear their own costs relative to the Inventory Taking. Merchant and Agent shall each have representatives present during the Inventory Taking and each shall have the right to review and verify the listing and tabulation of the inventory count as provided by the Inventory Service. The procedures to perform the Inventory Taking and its verifications are set forth in Exhibit 2(a)(i). Prior to the Inventory Taking, Agent shall have reasonable access to all pricing and cost files of inventories, style runs and all other readily available documents of Merchant necessary to taking the physical inventory, provided that such documents are currently in existence. Until the Inventory Taking shall have been completed at a Store or the Warehouse, the Agent shall not be permitted to transfer Merchandise to or from such Store or the Warehouse, except as otherwise may be mutually agreed by Merchant and Agent.

              (ii) On Order Goods. Merchant shall provide Agent with a list ("On Order Goods List") of goods to be received in the Stores or the Warehouse after the Sale Commencement Date ("On Order Goods"), which shall be included in the Sale. The On Order Goods must be received in the Stores or the Warehouse no later than June 1, 1999, except for goods scheduled to be delivered in June, 1999 as provided for on the On Order Goods List. On Order Goods delivered in May 1999 shall not exceed $15 million. With respect to any On Order Goods included in the Sale, such On Order Goods shall be included at the Retail Price for the comparable Merchandise already in the Warehouse or Stores. On Order Goods shall be included in the Guaranteed Amount on the actual date of delivery to the Stores or the Warehouse as the case may be. Agent shall be responsible for checking the deliveries of all such On Order Goods against receipts, bills, manifests and other shipping/delivery documentation accompanying such inventory. Agent shall promptly notify Merchant when On Order Goods are received. Agent shall be responsible for and direct deliveries of the On Order Goods included in the Sale to the Stores, including method of shipment. Merchant may undertake to cancel orders for all or a portion of the On Order Goods provided that any On Order Goods that are not so cancelled shall be included in the Sale. Merchant shall use its best efforts to arrange for the delivery of On Order Goods within the time frames identified on the On Order Goods List.

(b)       Valuation of Merchandise

              For purposes of this Agreement, with respect to Merchandise other than Defective Goods, Display Goods and Holiday Seasonal Goods, "Retail Price" shall mean the lower of (i) the retail selling price of each item of Merchandise as sold at the Stores on the Sale Commencement Date less any permanent markdowns on such Merchandise, in each case as such price is indicated on the tickets for such Merchandise (which price shall be exclusive of (x) any "point of sale" markdowns and sales, and (y) sales, excise and gross receipts taxes) or (ii) the SKU or "Scan" price of each such item of Merchandise (which price shall be exclusive of (x) any "point of sale" markdowns and sales, and (y) sales, excise and gross receipts taxes). With respect to Merchandise constituting Defective Goods, Display Goods and Holiday Seasonal Goods, "Retail Price" shall be determined in the manner provided in Section 2(c)(i)(E) of this Agreement.

(c)       Merchandise Subject to this Agreement
(i)   For purposes hereof,

(A) "Merchandise" shall mean:

(1) all goods that are owned by Merchant and located at the Stores on the Sale Commencement Date (as defined in Section 3(a) hereof); provided however, that in determining the inventory physically counted at the Stores on the Inventory Date, the inventory count shall be increased by the inventory that is sold by the Agent at a Store for the period from the Sale Commencement Date to the Inventory Date. Agent and Merchant shall jointly keep a strict count of gross register receipts (including any discounts offered by Agent) and cash reports to determine what inventory, if any, was sold before the completion of the Inventory Taking as provided for in the immediately preceding sentence ("Gross Sales"); provided that such inventory shall be included in Merchandise using the Gross Sales method plus three percent (3%) shrink provision.

(2) all goods used in connection with the stores and owned by Merchant and located in those certain warehouse facilities used by Merchant which are located at (i) 33 Urban Crest Industrial Drive, Grove City, Ohio 43123, (ii) 4200 Westward Avenue, Columbus, Ohio 43228, and (iii) 4300 Janitrol Road, Columbus, Ohio 43228 (collectively, the "Warehouse"); provided however that Merchandise shall not include any new inventory that may arrive at the Warehouse which will be used by Merchant going-forward in the Stores operating under the "Ames" trade name; provided further that Agent shall vacate and transfer (or sufficiently segregate to Merchant's satisfaction) any remaining goods in the Warehouse located at (i) 33 Urban Crest Industrial Drive by no later than May 31, 1999,
(ii) 4200 Westward Avenue by no later than March 31, 1999 and (iii) 4300 Janitrol Road, which shall be vacated as follows: (x) the A building shall be vacated by no later than June 30, 1999; (y) the B and C buildings shall be vacated by no later than March 31, 1999; and (z) the D building shall be vacated by no later than February 15, 1999.

(3) On Order Goods;
(4) Defective Goods;
(5) Display Goods;  and
(6) Holiday Seasonal Goods.

(B) "Defective Goods" are goods reasonably agreed upon by Merchant and Agent (in the manner provided for below) as defective or otherwise not salable in the ordinary course because they are ripped, torn, worn, soiled, missing parts (other than those reasonably substituted parts which may be provided by Merchant), dented, scratched or contain other similar damaging characteristics . Display merchandise shall not be deemed defective per se. Defective Goods shall not include goods which have minor dents in the product packaging that do not affect the salability of the product contained inside the package.

(C) "Display Goods" are those items of Merchandise used in the ordinary course of business as displays or floor models and not customarily sold by Merchant at the same selling price as other such items of Merchandise.

(D) "Holiday Seasonal Goods" are those items of Merchandise specifically identifiable as holiday Merchandise for Christmas, Halloween or Thanksgiving.



(E) In order to determine the extent to which there are Defective Goods, Display Goods and Holiday Seasonal Goods, during the Inventory Taking, Merchant and Agent shall select and inspect twenty-five (25) "Hills" Stores for the purpose of jointly identifying the Defective Goods, Display Goods and Holiday Seasonal Goods respectively in such Stores, which shall form the basis for determining,
(i) as a percentage of all Merchandise in all Stores, the extent to which there are Defective Goods, Display Goods and Holiday Seasonal Goods to be included in the Sale and (ii) the adjustment (if any) required to the Retail Price for such Merchandise (the "Adjusted Retail Price").

              (ii) Merchandise shall not include (x) goods retained by Merchant as bailee, held on consignment, or subject to leased or licensed departments in the Stores or other agreement requiring the return of goods to vendors (except, in each such instance, if the third party with an interest in the goods consents to the inclusion of such goods in the Sale); (y) Fixtures (which are otherwise provided for below in Section 11 hereof); and (z) goods held for repair or layaway for customers resulting from pre-Sale Commencement Date transactions. Agent shall be responsible for processing and handling all goods subject to this paragraph, and contracts relating thereto, as an Expense; provided however that Merchant shall fully cooperate with Agent in administering such excluded goods. All amounts paid by the customers for any such goods shall be paid to and constitute funds of Merchant, which shall be collected by Agent during the Sale for Merchant's benefit. Agent shall account for all such sums on each Wednesday for the prior week's (i.e. Sunday through Saturday) payments, which shall be turned over to Merchant on a daily basis.

              (iii) Except as approved by Merchant in advance, Agent shall not augment and bring any additional merchandise or goods into the Stores, which merchandise or goods are not owned by Merchant, to sell at the Sale.

              (iv) During the Sale Term, all Merchandise shall remain the property of Merchant, subject to Agent's rights under Section 5(c).

(d)           Supplies

              Merchant does not represent that adequate stocks of supplies (e.g., tickets, boxes, bags, twine) are or will be available at the Stores or the Warehouse as of the Sale Commencement Date, and Merchant shall have no obligation to provide additional supplies. Agent shall have the right to obtain additional supplies from Merchant's suppliers at Merchant's actual cost plus freight charges.

3.            Conduct of the Sale

(a)           Sale Term

              The Sale shall commence at all of the Stores as of January 2, 1999 (the "Sale Commencement Date"); provided however that the Sale shall not commence until the conditions set forth in Section 6 hereof have been satisfied or waived; provided further however that the "Sale Commencement Date" for any Ames Store shall be the date that such Store is included in the Sale in accordance with the terms of this Agreement. With respect to each Store, the Agent shall complete the Sale at such Store, and shall vacate the Store premises, prior to the "remodel start date" listed for such Store on Exhibit 1(a) (with respect to each Store, the "End Date"). Unless Merchant agrees in writing, the Agent shall not have the right to terminate the Sale at any Store, and the Store may not "go dark", prior to the End Date. In the event that the Agent fails to vacate the Store premises in "broom clean" condition by not later than the normal close of business for such Store on the End Date, then the Agent shall continue to pay any and all costs and expenses of the Sale, including, without limitation, Occupancy Charges for the Stores, for the period of time after the End Date during which the Sale continues and until the Agent surrenders the Stores in "broom clean" condition on or after the Sale Termination Date (as defined below), in addition to such other amounts as provided for below. Unless expressly agreed to in writing by the Merchant, time is of the essence with respect to the End Dates listed on Exhibit 1(a) for each Store and nothing herein constitutes a consent by Merchant to extend such End Dates. The date the Agent ceases to operate a Sale at a Store shall be the "Sale Termination Date." The period from the Sale Commencement Date to the Sale Termination Date as to each Store shall be hereinafter referred to as the "Sale Term."

(b)           Rights of Agent; Final Sales

              (i) The Agent shall conduct the Sale during the Sale Term in the name of and on behalf of the Merchant and shall conduct the Sale in a commercially reasonable manner and in compliance with (x) all applicable laws, regulations and ordinances, including the GOB Laws (as defined in Section 3(c)
(vii)), and (y) the terms of the Leases (as defined in Section 3(c)(vii)) and other applicable agreements. Subject to the foregoing, during the Sale Term, the Agent, in the exercise of its reasonable discretion, shall be entitled:

              (A) subject to the prior  approval of Merchant as provided  for in
Section 3(b)(iii), to establish and implement advertising and promotion programs as "clearance," "sale on everything," "entire store," "everything must go," "total blow-out," "unrestricted public sale" or similar such sales; provided however, that Agent shall not be entitled to conduct the Sale as a "Going Out of Business" sale without obtaining Merchant's prior approval. If Agent obtains all applicable licenses and approvals under the GOB Laws with respect to one or more of the Stores, then the Agent may, subject to Merchant's prior approval, establish and implement advertising and promotion programs for such Store(s) consistent with the GOB Laws, subject, however, to (i) the terms of the Leases (as discussed more fully in Section 3(c)(vii) hereof), which may prohibit such sales under the GOB Laws, and (ii) in Merchant's sole discretion, the consent of the lessors to such Leases. To the extent requested by Agent with respect to a Store, Merchant agrees to make (in a manner determined appropriate by Merchant) an initial inquiry of its lessor at such Store to determine if any lessor has an objection to conducting such sales under the GOB Laws at such Store; provided however, that Merchant shall not be obligated to take any additional action to obtain landlord consent. Notwithstanding anything herein to the contrary, if Merchant or Agent receives an objection from a landlord for a Store regarding the form or substance of in-Store advertising (including, without limitation, as it relates to signage, content, etc.), Agent shall immediately modify such advertising (including, without limitation, as it relates to signage, content, etc.) in a manner Merchant deems necessary, in its sole discretion, in order to resolve any concerns or objections by such landlord;

              (B) to establish Sale prices;

              (C) to use, without charge, and for the sole purpose of the Sale, all furniture, fixtures, equipment, advertising materials and existing supplies that are located at the Stores, intangible assets (including Merchant's name, logo, and tax I.D. numbers), and other assets of Merchant that are located at the Stores (whether owned leased, or licensed, subject, however, to the terms of any such lease or license agreements to the extent applicable) which will be returned to Merchant at the end of the Sale Term in the same condition as at the date hereof, ordinary wear and tear excepted, to the extent the same (1) have not been used in the ordinary course of business relating to the Sale (e.g. supplies) and (2) otherwise have not been disposed of through no fault or negligence of Agent;

              (D) to use the Merchant's personnel at the Stores and the Warehouse to the extent that the Agent, in the exercise of its reasonable discretion, shall deem appropriate (as provided for more fully below); provided however that Agent shall coordinate with Merchant's Human Resource Department;

              (E) upon the date that Purchaser shall have accepted for payment Shares (as defined in the Merger Agreement) tendered pursuant to the Offer (as defined in the Merger Agreement), to have reasonable access to the Stores to prepare for the Sale in a manner so as not to disrupt Merchant's business operations, and during the Sale Term to use all Stores keys, case keys, security codes, and safe and lock combinations to gain access to and to operate the Stores;

              (F) to transfer Merchandise between Stores; provided however that Agent shall maintain detailed records, in accordance with Merchant's customary and historic practices, of all Merchandise transferred into or from the Stores setting forth (i) the specific Merchandise transferred, (ii) the Store or Warehouse from which such Merchandise was transferred, (iii) the Store or Warehouse to which such Merchandise was transferred; and

              (G) upon the date that Purchaser shall have accepted for payment Shares (as defined in the Merger Agreement) tendered pursuant to the Offer (as defined in the Merger Agreement), to have reasonable access to and use of Merchant's central office personnel, facilities, and services for MIS, payroll processing, data processing and other administrative services necessary for the Sale, and to the extent set forth Exhibit 3(b)(i)(G), so long as such access does not unreasonably disrupt the business operations of Merchant.

                  (ii) Except as otherwise provided for herein for the Ordinary Course Transition Operations, all sales of Merchandise will be "final sales" and "as is" and no returns shall be accepted and all advertisements and sales receipts will reflect the same and shall comply with all applicable laws, regulations and ordinances, and the terms of the Leases. Agent shall not warrant the Merchandise in any manner, but will pass manufacturers' warranties to the customers, to the extent transferable.

                  (iii) Attached hereto as Exhibit 3(b)(iii) is the form of advertising jointly agreed to by Merchant and Agent that shall be used in connection with the Sale. Agent shall submit all modifications to such advertising for the Sale to the Merchant for prior approval, which shall be sent to Eugene Bankers and Beth Keegan via facsimile (at facsimile number (860) 257-5820). In addition, Agent may send direct mailings to Merchant's customers subject to (i) Merchant's absolute approval of the form and substance of such mailings and (ii) if requested by Merchant, the inclusion of promotional materials or information by Merchant. All references to "advertising" in this Agreement shall include all in-Store signage and other promotions.

                  (iv) Agent recognizes that Merchant's name and its various trade names (including "Hills" and "Ames") have an established reputation for quality in the community and shall use best efforts to conduct the Sale in a manner consistent with Merchant's reputation.

                  (v) Agent shall post signs in each of the Stores, near the cash registers, advising customers that they should receive cash register receipts for Merchandise purchased during the Sale, which receipts shall be imprinted with the "Hills" trade name (with the exception of any Stores that are "Ames" Stores, which receipts shall reflect the "Ames" trade name and Store location).

                  (vi) Agent shall not conduct an auction at any of the Stores at any time.

(c)           Obligations of the Agent

                  (i) Sales Taxes. During the Sale Term, the Agent shall collect from sales at the Stores all Sale-related sales, excise and gross receipts taxes payable to any taxing authorities having jurisdiction over such sums, which taxes shall be added to the sales price and shall be paid by the customer. From Proceeds, Merchant shall draw checks payable to the taxing authorities or implement federal funds wire transfers of designated funds in the amounts that are required to be collected from sales proceeds (including such taxes actually collected by Agent or which should have been collected by Agent at the time of the Sale), which amounts shall be delivered with appropriate accompanying schedules prepared by Merchant, with Agent's full cooperation, on a weekly basis for payment of taxes when due to the taxing authorities. Merchant shall prepare, with Agent's full cooperation, a weekly internal audit report of sales, excise and gross receipts taxes collected (or which should have been collected) by Agent to determine that the appropriate amount of such taxes have been paid. The Agent shall cooperate fully with Merchant in connection with compliance with all state and local sales and other similar taxes applicable to the transactions contemplated by this Agreement. It is acknowledged that Agent is acting as Merchant's agent, and is not purchasing the Merchandise but only guaranteeing Agent's performance hereunder as hereinafter described, except as provided in
Section 5(c) hereof. If and only if Agent complies with the provisions of this subsection regarding the collection of taxes, the Merchant shall defend, indemnify and hold harmless the Agent from and against any and all costs including, but not limited to, reasonable attorneys' fees, assessments, fines or penalties which the Agent sustains or incurs as a result or consequence of the failure by the Merchant to promptly pay such taxes to the proper taxing authorities and or the failure by the Merchant to promptly file with such taxing authorities any and all reports and other documents required, by applicable law, to be filed with or delivered to such taxing authorities. If and only if Merchant complies with its obligation to pay taxes collected by Agent, the Agent shall defend, indemnify and hold Merchant and its affiliates and their officers, directors and other "responsible persons" (as such term or similar term is defined under the law of the applicable taxing jurisdiction) harmless from and against any and all costs including, but not limited to, reasonable attorney's fees, assessments, fines or penalties which Merchant and its affiliates and their officers, directors and other "responsible persons" (as such term or similar term is defined under the law of the applicable taxing jurisdiction) sustain or incur as a result or consequence of the failure by the Agent to fulfill its obligations under this Section 3(c)(i).

              (ii)Expenses of Sale

(A) The Agent shall pay, or if paid by Merchant, reimburse Merchant for, (x) damage or loss to the Fixtures (as provided for in Section 11 below), other than immaterial loss or damage to Fixtures, and any real or personal property owned or leased by Merchant (including, without limitation, structural damage to the Store premises) arising out of the wrongful acts or negligence (including omissions) of the Agent or its employees or representatives or Merchant's employees acting under the direction of Agent; and (y) all Store-level and other operating expenses directly incurred in connection with and attributable to the Sale (collectively, the "Expenses"), including, without limitation:

              (1) (a) base payroll of  Merchant's  employees  used in connection with the Sale and (b) an amount not to exceed nineteen percent (19%) of such base payroll for the payment of all related payroll taxes, workers' compensation and benefits of Merchant's employees used in connection with the Sale (including, without limitation, medical and dental benefits, group life insurance, accidental death and dismemberment insurance, short and long term disability, accrual for sick pay, and accrual for vacation and holiday pay), plus costs payable to third party payroll processors, for all such employees used, which are either due or accrued during the period of the Sale;

              (2) costs of all security in the Stores including, without limitation, security systems, courier and guard service if applicable;

              (3) fifty percent (50%) of the fees and costs of the Inventory Service for taking the inventory in the Stores and the Warehouse plus the additional costs relating to a SKU inventory;

              (4) retention or performance bonuses for employees as may be paid by Agent (subject to Merchant's prior approval) as hereinafter provided; provided however that Agent may not modify or otherwise change such retention or performance bonus program without the prior written approval of Merchant;

             (5)property insurance and comprehensive public liability insurance;

             (6)  advertising, signage and direct mailings relating to the Sale;

             (7)  local and long-distance telephone expenses;

             (8)  credit card fees, chargebacks and discounts;

             (9) bank service charges (for Store and corporate accounts), check guarantee fees, and bad check expenses;

             (10)  costs for additional supplies;

             (11) all fees and charges required to comply with all laws and regulations, including GOB Laws, applicable to the Sale;

             (12)  Store cash theft and other cash shortfalls in the registers;

             (13) any and all costs, including delivery and freight costs, related to the transfer and consolidation of Merchandise among the Stores and/or the Warehouse;

             (14) housekeeping and cleaning expenses related to the Stores, which housekeeping and cleaning services shall be performed by Agent in a manner (including cleanliness and frequency) at least consistent with Merchant's present practices;

             (15) all travel expenses payable to Merchant's employees relating to travel by such employees at the direction of Agent, which shall include, without limitation, the costs of transferring Merchant's employees between Stores;

             (16)  Store trash removal;

             (17) on-site supervision, including base fees and bonuses of Agent's field personnel;

             (18) all costs and expenses of providing such additional Store-level services, including, without limitation, the employment of temporary help, which the Agent in its discretion considers appropriate, and other miscellaneous Store-level expenses incurred by Agent;

             (19)  costs for Merchant's music contracts for the Stores;

             (20) reimbursement to Merchant for any incremental costs relating to the preparation of any reports or accountings generated at Agent's request or as otherwise required hereunder, which reports or accountings are inconsistent with the reports or accountings otherwise prepared by Merchant for its own use in the ordinary course of business;

             (21)  [intentionally deleted];

             (22)  [intentionally deleted];

             (23) postage, courier and overnight mail charges to and from or among the Stores and central office or otherwise relating to the Sale;

             (24) all expenses directly relating to the operation of restaurants and food services in the Stores;

             (25)  Occupancy Charges;

             (26) costs and expenses for those parts of Merchant's Warehouse used by Agent for the Sale and only for the period of time actually so used; and

             (27) any other expense directly incurred by Agent in connection with the Sale.

(B) "Occupancy Charges" shall consist of rent, percentage rent, CAM, building maintenance, real estate taxes, merchant association dues, personal property leases (including, without limitation, point of sale equipment) and utilities relating to the Stores during the Sale and until the End Date; provided however that (i) Occupancy Costs for "minimum rent," "other rent," "CAM," and "real estate taxes" only shall not exceed the aggregate of the per diem charges (for each day that Agent is responsible for paying Occupancy Costs) as set forth on
Exhibit 3(c)(ii)(B) and (ii) no other components of Occupancy Costs shall be capped.

(C) Agent shall be responsible for the payment of all Expenses whether or not there are sufficient Proceeds (as defined below) collected to pay such Expenses after the payment of the Guaranteed Amount (as defined below). Nevertheless, without limiting Agent's obligations hereunder to pay all Expenses, Expenses incurred on a weekly basis shall be paid from Proceeds for such week, to the extent sufficient, in the ordinary course of business; provided however that, until Merchant shall have received the Guaranteed Amount, Agent shall not be permitted to reimburse itself from Proceeds for any Expenses paid directly by Agent or otherwise payable directly to Agent. To the extent that the cumulative Proceeds are insufficient to cover the cost of Expenses, the Agent will remain responsible for the timely payment of such Expenses as and when due. The Agent shall provide on each Wednesday an accounting to Merchant of the prior week's Expenses, which Merchant may review or audit at its expense at any time. If a final, aggregate audit of the Expenses by an independent accounting firm retained by Merchant uncovers an aggregate discrepancy in Expenses of more than three percent (3%), then the Agent shall pay for the reasonable cost of such audit.

(D) Except as expressly provided for above or otherwise included as Expenses as set forth herein, "Expenses" specifically excludes Merchant's central administrative services necessary for the Sale, including, but not limited to, MIS services, payroll processing, processing and handling, data processing and standard reporting, all of which Merchant shall provide to Agent, solely to the extent provided for above.

(E) To the extent that any Expenses are advanced by Merchant, Agent shall promptly reimburse Merchant.

(iii)  Employees.

(A) Agent shall use Merchant's employees during the Sale. Notwithstanding the foregoing, Merchant's employees shall at all times remain employees of Merchant; provided, however, that Agent shall be responsible for supervising all such employees used by Agent during the Sale and shall be responsible for the conduct or actions of such employees during the Sale resulting from Agent's failure to supervise such employees. Agent's selection and scheduling of Merchant's employees shall at all times comply with all applicable laws and regulations. Notwithstanding anything herein to the contrary, Agent shall be required to use all of Merchant's employees (including, without limitation, store managers, assistant store managers and sales associates) located at a Store through the End Date for such Store on the same terms and conditions (including, without limitation, scheduled work hours, scheduled salary increases, and responsibilities) as such employees are employed by Merchant on the date hereof.

(B) The Merchant shall process the base payroll for all of Merchant's employees utilized by the Agent at the Stores and the Warehouse used by Agent. Agent may only stop using the Merchant's employees "for cause" reasons, based upon such employee's dishonesty, fraud or breach of employee duties, failure to follow reasonable instructions or directions of Agent, in accordance with Merchant's human resources policies; provided however that any determination by Agent to cease using an employee "for cause" shall be coordinated in advance with Merchant's Human Resources Department. Notwithstanding the foregoing, it is understood that the Agent shall not have any right to hire or terminate the actual employment by Merchant of its employees.

(C) Each week until the End Date, Merchant shall pay, from Proceeds, the base payroll plus all amounts necessary to cover related payroll taxes, workers' compensation and benefits (including, without limitation, all amounts necessary for the payment of employee-related insurance).

 (D) After the Sale Commencement Date, Merchant shall be permitted to interview and offer Store employees positions and, after consultation with Agent, to transfer Store employees to other stores or responsibilities without Agent's consent, provided that such activities do not unreasonably interfere with the conduct of the Sale; provided however that Merchant shall be responsible, at its sole costs, for any incremental expense associated with any promotions of employees, other than promotions for employees necessary to replace another employee who is no longer being used in connection with the Sale.

(E) After the Sale Commencement Date, Merchant shall have the right to remove temporarily (e.g., eight (8) person days), management employees located at the Stores to retrain such employees in connection with the transitioning of the Stores; provided however, that Merchant shall not remove more then two (2) management employees per Store at any one time and Agent must at all times have at least three (3) management employees per Store; provided further however, that Agent shall not be responsible for the salaries and benefits of such management employees for the period of time that they are temporarily removed.

(F) Except for Agent's obligations to reimburse Merchant for wages and benefits as provided for in this Agreement, the Agent shall not be responsible for reimbursement or payment of any other compensation or costs due to employees, including but not limited to vacation pay, severance pay, sick pay, leave-of-absence pay, pension benefits or amounts required to be paid by statute or law (e.g. WARN Act liability).

(G) Nothing herein shall make Agent directly liable under any employment agreement, nor shall Agent be deemed a joint or successor employer.

(H) Agent shall fund through Merchant's payroll, as an Expense, retention and performance bonuses to Store employees who work during the Sale and do not voluntarily leave employment or are not terminated "for cause". The allocation of such retention or performance bonuses among such Store employees at the end of the Sale shall be jointly agreed upon by Merchant and Agent. Agent shall obtain Merchant's prior approval of any communication with the affected employees setting forth the terms and conditions of such plan.

(I) Agent shall defend, indemnify and hold harmless Merchant for claims of Merchant's employees in the Stores arising with respect to the period of the Sale and arising out of the negligence or wrongful acts or omissions of Agent or its representatives. During the Sale, Agent shall maintain a safe working environment consistent with the working conditions maintained by Merchant in the Stores prior to the Sale.

(J) Agent shall not be permitted to solicit for employment, offer to employ, or employ any of Merchant's employees during the term of this Agreement and for a period of two years after the date of termination of this Agreement.

              (iv) No Assumption of Merchant's Liability. Except as specifically set forth in this Agreement, the Agent shall not assume, nor shall its actions be construed as an assumption of, any of the Merchant's liabilities or obligations. Without limiting the foregoing, Agent is solely acting as Merchant's Agent for the purpose of the Sale and nothing herein should constitute an assignment or sublease of the Leases or other agreements of the Merchant.

              (v) Vacating Premises. The Agent shall use its due diligence and reasonable care in the conduct of the Sale. At the conclusion of the Sale at each Store, Agent shall leave the Store in "broom clean" condition (including the removal of all unsold Merchandise by Agent but not the removal of furniture, fixtures, equipment and remaining supplies) and to leave the Store in the same condition as on the date hereof, ordinary wear and tear excepted. Agent shall vacate, surrender and deliver each of the Store premises and keys thereto to Merchant, or as otherwise directed by Merchant, as the Sale therein is completed and by not later than the normal close of business for such Store on the End Date. The End Dates have been selected on a predetermined schedule essential to Merchant's continued business operations, and, thus, time is of the essence for the performance of the Agent's obligations hereunder and the surrender of the Store premises. Agent's failure to comply will result in extreme prejudice to Merchant and, thus, Agent shall defend, indemnify and hold harmless Merchant for any and all such damages, liabilities and/or costs actually incurred by Merchant and resulting from Agent's failure to vacate and surrender the Stores on their respective End Dates as provided for herein, including, but not limited to, extra costs incurred in connection with a shorter time period for Store remodeling and restocking. If Agent fails to vacate and surrender any Store premises on the End Date, Agent shall pay to Merchant an amount equal to one (1) year's rent (the "One Year Rent Payment") under the Lease for such Store plus the per diem Occupancy Costs for such Store until the Agent actually vacates and surrenders the Store premises as required herein; provided however, that Agent shall not be required to make the One Year Rent Payment for any "Group One" Store (as identified on Exhibit 1(a)) solely if its failure to timely vacate and surrender such Store on the End Date is beyond Agent's control due to severe weather conditions. Such payment shall be in addition to Merchant's other rights and claims against Agent. Agent shall not be permitted to conduct the Sale after the scheduled End Date.

              (vi) Indemnification. In addition to any other indemnification provided for hereunder, the Agent shall defend, indemnify and hold the Merchant, its affiliates and their respective officers, directors and employees harmless from and against any and all damages, claims, costs, expenses and attorneys' fees sustained or incurred as a result of the Agent's negligence or breach of its obligations hereunder, including, without limitation, Agent's obligation to conduct the Sale in all respects in accordance with all applicable laws and regulations and ordinances, including the GOB Laws, and the terms of the Leases.

              (vii) Compliance With GOB Laws. Except as expressly provided for herein in accordance with the GOB Laws and during the Ordinary Course Transition Operations (as defined below), Agent shall conduct the Sale as "clearance," "sale on everything," "entire store," "total blow-out," "everything must go," "unrestricted public sale" or similar such sales (provided however, that Agent shall not be entitled to conduct the Sale as a "Going out of Business" sale without obtaining Merchants prior approval). Agent shall be entitled to conduct and advertise the Sale consistent with Merchant's prior approval as to the content and form of said advertising, as provided for below; provided however that Agent shall conduct and advertise the Sale in accordance with (i) all applicable laws, rules and regulations, including without limitation, any and all federal, state and local laws regulating "going out of business" or similar consumer protection sales (collectively, the "GOB Laws") and (ii) the terms and conditions of the leases and other lease instruments covering the Stores (collectively, the "Leases"). Agent, with Merchant's assistance and full cooperation (including promptly signing any documents reasonably requested by Agent in connection therewith), shall be responsible for obtaining any and all applicable licenses and approvals under the GOB Laws or otherwise to conduct the Sale in accordance therewith, and as all such licenses and approvals are obtained, Agent shall promptly notify Merchant. Promptly upon obtaining such licenses and approvals to the extent required, and, in any event, subject to the terms of the Leases, Agent may conduct a "store closing sale," "liquidation" or similar sale at the Stores for which all such required licenses and the approvals referenced in this Section 3(c)(vii) have been obtained and are in effect; provided however, and subject to the other terms and provisions hereof, that as a general matter any such advertising for such sale shall include language reasonably acceptable to the Merchant regarding the transitioning of the Stores from "Hills" to "Ames" locations.

(d)           Force Majeure.

              If any casualty or act of God prevents the conduct of business in the ordinary course at any Store for a period in excess of five (5) consecutive business days, such Store and the Merchandise located at such Store shall be eliminated from the Sale and considered to be deleted from this Agreement as of the first date of such event, and Agent and Merchant shall have no further rights or obligations hereunder with respect thereto; provided however, that (i) the proceeds of any insurance attributable to such Merchandise shall constitute Proceeds hereunder, and (ii) the Guaranteed Amount shall be reduced to account for any Merchandise eliminated from the Sale which is not the subject of insurance proceeds or consolidated by Agent (as an Expense into another Store or Stores), and Merchant to the extent actually received shall reimburse Agent for the amount the Guaranteed Amount is so reduced prior to the end of the Sale Term. As noted in the preceding sentence, Agent will use its best efforts to consolidate and transfer all Merchandise which is not the subject of insurance proceeds and include said Merchandise in the Sale in other Stores.

(e)           Operation of Restaurants.

              Until the End Date, and subject to applicable law, Agent, in its capacity as Merchant's agent, shall continue operation of the restaurants located in the Stores. All revenues received by Agent, in connection with Agent's operation of such restaurants, shall constitute Proceeds. All of the costs incurred in connection with the operation of such restaurants, including, but not limited to, employees, food and supplies, shall constitute an Expense of the Sale.

(f)           Operation of Leased Shoe Departments.

              During the Sale Term and subject to applicable law and any applicable agreements, Agent, in its capacity as Merchant's agent, shall use its best efforts to continue the operation of the Leased Shoe Departments in the Stores. License fees payable to Merchant in connection with Agent's operation of the Leased Shoe Departments shall constitute Proceeds. All of the costs incurred in connection with the operation of such Leased Shoe Departments, shall constitute an Expense of the Sale.

(g)           Ordinary Course Transition Operations.

              It is expressly understood that Agent, as Merchant's agent, will be operating certain of the Stores, to be identified by Merchant, in a manner consistent with the ordinary course of Merchant's business operations in order to effectuate an orderly transition of these Stores from "Hills" to "Ames" stores (such operations, the "Ordinary Course Transition Operations"). These Stores shall be operated in such a manner until the Agent commences "clearance," "sale on everything," "entire store," "total blow-out," "everything must go" or "unrestricted public sale" sales or, if applicable, sales under the GOB Laws. During the Sale Term and the Ordinary Course Transition Operations, Agent shall continue to honor and maintain all of Merchant's customer programs and policies, including, but not limited to, sale of Merchandise on "layaway," issuance of gift certificates and store credits, and acceptances of merchandise returns. No adjustments will be made under the Agreement for Merchandise sold or returned, or customer credits or gift certificates issued, in each instance after the Sale Commencement Date.

4.        Proceeds; Returned Merchandise; Bank Accounts

(a) Proceeds. For purposes of this Agreement, "Proceeds" shall mean the total amount (in dollars) of all sales of Merchandise made under this Agreement
(exclusive of sales, excise and gross receipt taxes, customer credits and layaway redemptions), plus the proceeds of Agent's insurance, if any, for loss or damage to the Merchandise or robbery of cash to the extent of insurance coverage of Agent, plus all revenues received in connection with Agent's operation of the restaurants, plus license fees payable to Merchant in connection with Agent's operation of the Leased Shoe Departments. All sales will be made only for cash, checks and by credit cards currently accepted by Merchant.

(b) Pre-Sale Credits; Pre-Sale Returned Goods. The Agent shall accept Merchant's gift certificates and Store credits issued prior to the Sale Commencement Date ("Pre-Sale Credits") in exchange for Merchandise (and the amount of such Pre-Sale Credits will not be included in the calculation of Proceeds) conditioned upon arrangements satisfactory to Agent that such amounts will be reimbursed to Agent by Merchant. Agent also shall accept returns of goods sold prior to the Sale Commencement Date ("Pre-Sale Returned Goods") in accordance with Merchant's return policy that was in effect at the time of the sale of such merchandise, conditioned upon arrangements satisfactory to Agent that amounts reimbursed to the customer for returns will be paid by Merchant to Agent. If requested by Merchant, Agent shall purchase such returned goods that are resalable as provided for in Section 5(a) hereof. Any such Pre-Sale Returned Goods which is not included in Merchandise shall be disposed of by Agent in accordance with instructions received from Merchant, at Merchant's expense. All returns must be noted and described in a detailed log (the "Returned Merchandise Log") to be maintained by Agent which shall be in a form acceptable to Merchant. Agent shall provide Merchant with a copy of the Returned Merchandise Log on a weekly basis during the Sale. Agent shall not be entitled to any adjustment, credit or payment for Pre-Sale Returned Goods which is not properly noted and described in the Returned Merchandise Log.

(c) Bank Accounts. All cash Proceeds shall be deposited in Merchant's accounts, which Proceeds will be transferred, on a daily basis, into Merchant's existing concentration account. To the extent Merchant's credit card facilities are used, all credit card Proceeds will be settled daily and netted against Expenses and reimbursed weekly (less credit card fees) upon such procedures mutually accepted by Agent and Merchant. Merchant shall have the right to audit and review all entries, records, and other documents relating to such bank and credit card accounts.

5.  Guaranteed Amount and Other Payments

(a)           Guaranteed Amount
As a guarantee of performance by Agent hereunder, and irrespective of the actual Proceeds (if any) realized from the Sale, Merchant shall receive from Agent forty percent (40%) of the Retail Price of the Merchandise and Adjusted Retail Price of Defective Goods, Display Goods and Holiday Seasonal Goods. Except as otherwise provided for in the following sentence, with respect to non-Defective Pre-Sale Returned Goods to be included in the Sale pursuant to Section 4(b) hereof, Agent also shall pay for such non-Defective Pre-Sale Returned Goods in an amount determined by multiplying the Retail Price by the product of the following: .40 by a fraction, (x) the numerator of which is the price payable by the consumer for that item or type of good when the non-Defective Pre-Sale Returned Goods is returned to the Store, and (y) the denominator of which is the price payable by the consumer for the item or type of good on the Sale Commencement Date. Notwithstanding the foregoing, with respect to all non-Defective Pre-Sale Returned Goods for which Merchant exercises the option to include in the Sale, which are delivered to the Agent on or before January 15, 1999, then the Merchant shall receive from the Agent the sum of forty percent (40%) of the Retail Price of such goods. All of the foregoing payments by Agent to the Merchant in respect of Merchandise, including the non-Defective Pre-Sale Returned Goods, are hereinafter collectively referred to as the "Guaranteed Amount". In addition, to the extent that Proceeds from the Sale exceeds sixty-two percent (62.00%) of the Retail Price of Merchandise and Adjusted Retail Price of Defective Goods, Display Goods and Holiday Seasonal Goods (such excess Proceeds, the "Excess Proceeds"), then Merchant shall receive from Agent
(i) forty-five percent (45%) of such Excess Proceeds between sixty-two percent (62%) and sixty-three percent (63%) and (ii) fifty-five percent (55%) of such Excess Proceeds in excess of sixty-three percent (63%) (such additional payment to Merchant, the "Recovery Amount.")

(b)           Time of Payment

              (i) All Proceeds shall be collected through Merchant's accounts and applied to payment of the Guaranteed Amount (without offset or other deduction other than expressly provided for above for the payment of Expenses) and the Recovery Amount (if any, after a final reconciliation). Merchant shall receive weekly payments of that portion of the Guaranteed Amount relative to Pre-Sale Returned Goods upon reconciliation by Agent and Merchant of the quantities and Retail Price thereof, which reconciliations shall be done by each Wednesday for deliveries to the Stores during the prior week. In addition to the Guaranteed Amount, Agent shall reimburse Merchant as of the start of business on the Sale Commencement Date for all cash in the Stores. Agent shall purchase, on a dollar for dollar basis, all cash located in Merchant's bank accounts which are used by Agent hereunder, which shall be determined, and paid for, as of the Sale Commencement Date.

              (ii)All amounts required to be paid by Agent or Merchant under any provision of this Agreement shall be made by wire transfer of immediately available funds which shall be wired by Agent or Merchant, as applicable, no later than 2:00 p.m. (Eastern Time) on the date that such payment is due; providing, however, that all of the information necessary to complete the wire transfer has been received by Agent or Merchant, as applicable, by 9:00 a.m. (Eastern Time) on the date that such payment is due. In the event that the date on which any such payment is due is not a business day then such payment shall be made by wire transfer on the next business day.

              (iii) Merchant and Agent shall establish mutually agreeable procedures to track all Sale receipts (inclusive of cash, credit card and credit sales) from and after the Sale Commencement Date. The aggregate of all such Sale receipts at the Stores (less sales tax) shall be considered Proceeds for all purposes of this Agreement.

              (iv)In order to secure all of Agent's obligations under this Agreement, including the unpaid portion of the Guaranteed Amount, payment of Expenses and other obligations hereunder, and in addition to Agent's indemnification obligations under this Agreement, the Agent shall furnish to Merchant, within two (2) Business Days of the Sale Commencement Date, an irrevocable standby Letter of Credit in the original face amount equal to $50 million ($50,000,000), and substantially in the form of Exhibit 5(b)(iv) hereof (the "Letter of Credit"), for the benefit of Merchant and its officers, directors and other "responsible persons" (as such term or similar term is defined under the law of the applicable taxing jurisdiction), issued by a national bank acceptable to Merchant. The Letter of Credit shall have an expiry date of no earlier than October 15, 1999. At Agent's request (which request shall not be made more frequently than bi-weekly and shall not be made by Agent until Merchant has received an amount equal to the difference between the Guaranteed Amount and the original face amount of the Letter of Credit), Merchant shall take all actions reasonably required to reduce the amount available to be drawn under the Letter of Credit by amounts credited against the Guaranteed Amount; provided however that the Letter of Credit shall not be reduced below twenty million dollars ($20,000,000).

(c) Agent's Payments. The Merchant shall not be entitled to the payment of any other monies from the Sale or otherwise, except as specified in this Agreement. All remaining Proceeds (after payment of sales, excise and gross receipts taxes, Expenses, the Guaranteed Amount, and all other payments due to Merchant hereunder, including the Recovery Amount) shall belong to Agent in consideration of goods and services provided by Agent hereunder. If the Agent has been unable to sell any Merchandise during the Sale Term, all Merchandise remaining at the conclusion of the Sale shall become the property of Agent, and Agent shall promptly remove all such remaining Merchandise from the Stores and the Warehouse; provided however that any unsold Merchandise sold by Agent to a third party after the conclusion of the Sale shall constitute "Proceeds" hereunder.

(d) Final Accounting. Merchant and Agent shall jointly prepare a final accounting within thirty (30) days of the Sale Termination Date for all Stores, on a Store by Store basis, of (i) all Proceeds from the Sale, (ii) all sales, excise and gross receipts taxes, collected during the Sale, and (iii) any other accountings required hereunder, including the Expenses and whether there is any Recovery Amount.

6.            Conditions and Covenants

              The Agent's and Merchant's willingness to enter into the transaction contemplated hereunder and Agent's and Merchant's obligations hereunder are directly conditioned upon the satisfaction, compliance, and completion of the following at the time or during the time periods indicated unless specifically waived in writing by both parties:

              (a) The Merchant having received the Letter of Credit on or before the Sale Commencement Date.

              (b) The Merchant, by the Sale Commencement Date, having full and complete title to the Merchandise, free and clear of liens, other than the liens of Bank America Business Credit, Inc. (as agent) ("BABC").

              (c) The Merchant, by the Sale Commencement Date, having obtained all consents and approvals for Merchant to execute and perform this Agreement and it being understood that Merchant shall not be obligated to seek any consent of any landlord that would be required under any Lease.

              (d) Purchaser shall have accepted for payment Shares (as defined in the Merger Agreement) tendered pursuant to the Offer (as defined in the Merger Agreement).

              (e) The aggregate Retail Price of the Merchandise (including the Adjusted Retail Price for Defective Goods, Display Goods and Holiday Seasonal Goods), but excluding any Merchandise in the Ames Stores, is at least $625 million; provided however that, if the aggregate Retail Price of such Merchandise is less than $625 million, then the percentage applicable to the Guaranteed Amount shall be adjusted as provided for on Exhibit 6(e).

              (f) Merchant shall maintain, consistent with its ordinary course of business and past practices, its systems in and relating to the Warehouse for processing and accounting for delivery of the On Order Goods.

7.            Representations and Warranties

(a) Merchant hereby makes the following representations and warranties to the Agent, which shall survive the execution and delivery of this Agreement:

         (i) Merchant is a corporation, duly organized, validly existing and in good standing under the laws of the State of its incorporation, and Merchant has the corporate power and authority to own, lease and operate its assets, properties and business in its Stores and to carry on its business in its Stores as now being conducted.

         (ii) Merchant has the right, power and authority required to execute, deliver and perform fully its obligations hereunder, subject to the terms of its Leases. This Agreement has been duly executed and delivered by Merchant and constitutes the valid and binding obligation of Merchant enforceable in accordance with its terms. No court order or decree of any federal, state, or local government authority or regulatory body is in effect that would prevent or impair consummation of the transactions contemplated by this Agreement.

          (iii) Merchant is authorized to conduct business in all states in which the Stores are located and to its knowledge has all licenses, permits and authorizations of governmental bodies necessary therefor other than those which, if not possessed, would not have a material adverse affect on Merchant's business.

         (iv) No actions or proceedings have been instituted by or against the Merchant, or have been threatened, which question the validity of this Agreement or any action taken or to be taken by the Merchant in connection with this Agreement or that, if adversely determined, would have a material adverse effect upon the Merchant's ability to perform its obligations under this Agreement.

         (v) Merchant has the right, subject to the terms of applicable Leases, to the unencumbered use and occupancy of, and peaceful and quiet possession of, each of the Stores and the Warehouses; provided however that, to the extent that the failure to comply with this representation does not have a materially adverse impact on the Sale, such failure to comply will not constitute a breach of this representation.

         (vi) The following representations shall only apply to Ames if and to the extent such an Ames Store is included in the Sale (at Ames' option to include such Ames' Stores in the Sale):

(A) From and after the Sale Commencement Date, Ames (i) will have operated the applicable Ames Stores in the ordinary course of business consistent with Ames' past practices, and (ii) will not have conducted any promotions or advertised sales at the Stores except promotions and sales in the ordinary course of business consistent with past practice and sales for comparable periods last year, and (iii) will not transfer inventory in or out of the Ames Store other than in the ordinary course of business consistent with Ames' past practices.

(B) As of the Inventory Date for such Ames Store when included in the Sale, all normal course permanent markdowns on inventory located at the Ames' Stores will have been taken on a basis consistent with Ames' past practices and policies.

(C) From and after the Sale Commencement Date, Ames will not have marked up or raised the price of any items of Merchandise, or removed or altered any tickets or any indicia of clearance merchandise, except in the ordinary course of business and except for the effects of the termination of promotional events.

(D) Prior to the inclusion of an Ames Store in the Sale, Ames shall continue to operate such Ames Stores in the normal and ordinary course and in a manner consistent with past practices and the practices at Ames' stores which are not included in the Sale.

(b)  The  Agent   represents   and  warrants  to  Merchant  as  follows,   which
representations and warranties shall survive the execution of this Agreement:

         (i) Gordon Brothers is a limited liability company duly organized, validly existing and in good standing under the laws of the state of Delaware, and Nassi is a limited liability company, duly organized, validly existing and in good standing under the laws of the state of California, and each has the power and authority to consummate the transactions contemplated hereby.

         (ii) The Agent has the right, power and authority to execute and deliver this Agreement and perform its obligations hereunder and has taken all necessary action required to authorize the execution, delivery, and performance of this Agreement and no further approval is required for the Agent to enter into and deliver this Agreement and to perform its obligations hereunder.

         (iii) This Agreement has been duly executed and delivered by the Agent and constitutes the legal, valid and binding obligation of the Agent enforceable against the Agent in accordance with its terms. No court order or decree of any federal, state, or local governmental authority or regulatory body is in effect that would prevent or impair or is required for the Agent's consummation of the transactions contemplated by this Agreement and no consent of any third party is required therefor. No contract or other agreement to which the Agent is a party or by which the Agent is otherwise bound will prevent or impair the consummation of the transactions contemplated by this Agreement.

         (iv) To its knowledge, Agent has or will have all licenses, permits and authorizations of governmental bodies necessary therefor other than those which, if not possessed, would not have a material adverse affect on the Agent's business.

         (v) No actions or proceedings have been instituted by or against the Agent, or have been threatened, which question the validity of this Agreement or any action taken or to be taken by the Agent in connection with this Agreement or that, if adversely determined, would have a material adverse effect upon the Agent's ability to perform its obligations under this Agreement.

         (vi) Any rights conferred upon or granted to Agent hereunder, including the right to establish and implement advertising and promotion programs subject to this Agreement, shall be exercised by Agent in compliance with all federal, state and local laws, including the GOB Laws, and the terms of the Leases, subject to Merchant's reasonable cooperation if such cooperation is needed to comply with such laws and Lease terms.

            (vii) No broker contributed to the transaction contemplated by this Agreement, nor is any broker entitled to any commission thereon. Agent shall hold Merchant harmless from and against all claims, demands, suits and judgments for brokers fees arising out of this Agreement and attributable to the actions of Agent.

8.  Insurance

(a) Until the expiration of the End Date, the Merchant shall continue in force the insurance coverages it currently has with respect to the Merchandise and the Stores. The Agent shall reimburse the Merchant for costs of inventory insurance, as an Expense, during the Sale upon receipt of an invoice therefor from the Merchant. The Agent shall be named as an additional named insured and loss payee as its interests may appear. Agent shall be responsible for the payment of all deductibles, retentions or self-insured amounts under such policies.

(b) Until the End Date, the Agent shall maintain, at its cost, comprehensive public liability insurance for injury to persons and property in accordance with
Exhibit 8(b) hereto, naming Merchant as additional named insured and loss payee as its interests may appear. Such insurance shall have limits in the amount of one million dollars ($1,000,000) per occurrence, two million dollars ($2,000,000) general aggregate per location, with excess umbrella coverage with limits of six million dollars ($6,000,000), which shall include, but not be limited to, comprehensive public liability policies covering injuries to persons and property in or in connection with Agent's operation of the Stores. No later than two days after the Sale Commencement Date, Agent shall deliver to Merchant certificates evidencing such insurance policies, setting forth the duration thereof and the naming of Merchant as an additional named insured and loss payee, as its interests may appear, in accordance with the provisions hereof, all in form and substance reasonably satisfactory to Merchant.


9.  Defaults

The following shall be "Events of Default" hereunder:

(a) The Merchant or Agent shall fail to perform any material obligation hereunder if such failure remains uncured seven days after receipt of written notice thereof; or

(b) Any representation or warranty made by Merchant or Agent proves untrue in any material respect as of the date made and, to the extent curable, shall continue uncured seven (7) days after written notice to the defaulting party.

              Any party's damages or entitlement to equitable relief on account of an Event of Default shall be determined by a court of competent jurisdiction in the State of New York.

10. Reporting; Right of Access. Agent shall furnish Merchant with weekly reports including, without limitation, reports that comply with the Merchant's current weekly cash reporting to its central office, reflecting the progress of the Sale which shall specify the Proceeds received to date and shall furnish Merchant with such other information regarding the Sale as Merchant reasonably requests. The Agent will maintain and provide to Merchant sales records to permit calculation of and compliance with any percentage rent obligations under Leases. During the course of the Sale, Merchant shall have the right to have representatives continually act as observers of the Sale in the Stores so long as they do not interfere with the conduct of the Sale. In addition, Merchant shall have access to the Stores during the Sale to commence renovations and remodeling of the Stores so long as such access does not unreasonably interfere with the conduct of the Sale. The Agent shall cooperate in facilitating such access, including relocating Merchandise in the Stores to permit such renovations and remodeling as may reasonably be requested by Merchant.

11. Fixtures. If requested by Merchant at its sole option, Agent agrees to sell the Fixtures in one or more of the Stores for a commission of twenty percent (20%) of the sales price, not including sales, excise and gross receipts taxes. Agent's right to the use of Fixtures during the Sale shall be subject to the sale of such Fixtures in accordance with this Section 11.

12.           Miscellaneous

(a) Agent shall have the right to direct the transfer of all Merchandise included in the Sale among the Stores and between the Stores and the Warehouse, subject to the provisions of this Agreement.

(b) All communications provided for pursuant to this Agreement must be in writing, and mailed by Federal Express or other overnight delivery services, as follows:


If to the Agent:                    Gordon Brothers Retail Partners, LLC
                                    40 Broad Street
                                    Boston, MA 02109
                                    Attn:   Robert Sager
                                    Bradley Snyder, Esq.
                                    Telecopy No.  (617) 422-6288

                                            AND

                                    The Nassi Group LLC
                                    23622 Calabasas Road
                                    Suite 333
                                    Calabasas, California 91302
                                    Attn:   Albert Nassi
                                            Dan Kane
                                    Telecopy No. (818) 591-8437

                                    With copies to:

                                    Wachtell Lipton Rosen & Katz
                                    51 West 52nd Street
                                    New York, New York 10019
                                    Attn:   Scott Charles, Esq.
                                    Telecopy No. (212) 403-2000

If to the Merchant:                 Ames Department Stores Inc.
                                    2418 Main Street
                                    Rocky Hill, Connecticut 06067
                                    Attn:   David Lissy, Esq.
                                    Telecopy No. (860) 257-5160

                                    With copies to:
                                    Weil, Gotshal & Manges, LLP
                                    Attorneys for the Merchant
                                    767 Fifth Avenue
                                    New York, New York 10153
                                    Attn:   Jeffrey J. Weinberg, Esq.
                                            Adam C. Rogoff, Esq.
                                    Telecopy No. (212) 310-8007

Merchant reserves the right to notify Agent, as provided for in this Section 12(b), of a change of the address for notices to be sent to Merchant.

 (c) Agent may not contact any of the landlords for the Leases without Merchant's prior approval and must coordinate any such discussions with Merchant's authorized representative.

(d) This Agreement shall not inure to the benefit of, nor shall it be assignable to, any person or entity other than Merchant or Agent.

(e) Each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any Federal court located in the State of New York or any New York state court in the event any dispute arises out of this Agreement or any of the transactions contemplated hereby, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement or any of such transactions in any court other than a Federal or state court sitting in the State of New York.

(f) This Agreement contains the entire agreement between the parties hereto, and no variations shall be binding upon any party unless set forth in a document duly executed by and on behalf of such party.

(g) The headings of the sections of this Agreement are inserted for convenience only and shall not be considered for the purpose of determining the meaning or legal effect of any of the provisions of this Agreement.

(h) No consent or waiver, express or implied, by any party, to or of any breach or default by the other in the performance by the other of its obligations hereunder shall be deemed or construed to be a consent or a waiver to or of any other breach or default in the performance by such other party of the same or any other obligations of such party. Failure on the part of any party to complain of any act or failure to act by the other party or to declare the other party in default, irrespective of how long such failure continues, shall not constitute a waiver by such party of its rights hereunder (except as expressly provided for herein).

(i) This Agreement may be executed in any number of counterparts and by the different parties hereto, by facsimile signature, in separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

(j) All references to "Agent" hereunder shall mean Gordon Brothers and Nassi jointly and severally.

(k) All reference to "Group" Stores means those Stores scheduled to be turned over to Merchant in three groups (e.g., one, two or three) as identified on
Exhibit 1(a).

IN WITNESS WHEREOF, the Agent and Merchant hereby execute this Agreement by their duly authorized representative as a sealed Instrument as of the day and year first written above.


GORDON BROTHERS RETAIL PARTNERS, LLC

By:_______________________________
Name:
Its:

THE NASSI GROUP, LLC

By:_______________________________
Name:
Its:

HILLS STORES COMPANY

By:_______________________________
Name:
Its:


HILL DEPARTMENT STORES COMPANY

By:_______________________________
Name:
Its:

AMES MERCHANDISING CORPORATION

By:_______________________________
Name:
Its:

[NAME OF ISSUING BANK]
[ADDRESS]
Date:  January __, 1999
Irrevocable Standby Letter of Credit Number: _____________
BENEFICIARY:               Hills Stores Company,
                           Hills Department Stores Company and
                           Ames Merchandising Corporation
                           2418 Main Street
                           Rocky Hill, Connecticut  06067
                           Credit Number:
                           Opener's Reference No:
Gentlemen:
BY ORDER OF:               Gordon Brothers Retail Partners, LLC
                           40 Broad Street
                           Boston, MA 02109

                                    And

                           The Nassi Group LLC
                           23622 Calabasas Road
                           Suite 333
                           Calabasas, California 91302



We hereby open in your favor our Irrevocable Standby Letter of Credit for the account of Gordon Brother Retail Partners, LLC and The Nassi Group, LLC for a sum or sums not exceeding a total of $_________ U.S. Dollars (_____ Million Dollars) available by your draft(s) at SIGHT on OURSELVES effective immediately and expiring at OUR COUNTERS on _______ __, 1999, or such earlier date on which the beneficiary shall notify us in writing that this Standby Letter of Credit shall be terminated accompanied by the original Letter of Credit (the "Expiry Date").

Draft(s) must be accompanied by a signed statement in the form attached as Exhibit A, and the original Letter of Credit.

The face amount of this letter of credit may be reduced upon delivery of the beneficiary's signed statement in the form of Exhibit B.

Partial and/or multiple drawings are permitted.

Each draft must bear upon its face the clause "Drawn under Letter of Credit No. __________ dated ___________ 1999 of [NAME AND ADDRESS OF ISSUING BANK]."

Except so far as otherwise expressly stated herein, this Letter of Credit is subject to the "Uniform Customs and Practices for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500".

We hereby agree that drafts drawn under and in compliance with the terms of this letter of credit will be duly honored if presented to the above mentioned drawee bank on or before the Expiry Date.

We hereby engage with drawers and/or bona fide holders that drafts and documents drawn and negotiated in accordance with the terms of this Letter of Credit will be duly honored on presentation to us.

Kindly address all correspondence regarding this letter of credit to the attention of our Letter of Credit Operations, [ADDRESS OF L/C DEPARTMENT OF ISSUING BANK] attention ________, mention our reference number as it appears above. Telephone inquiries can be made to ________ at _________________.

                                                               Very truly yours,



                                                             Authorized official

                                    EXHIBIT A

TO IRREVOCABLE STANDBY LETTER OF CREDIT NO. ___________

                                       Re: Drawing for Amounts Due to:
                                            Hills Stores Company,
                                     Hills Department Stores Company and
                                       Ames Merchandising Corporation
                                              2418 Main Street
                                        Rocky Hill, Connecticut 06067

Ladies and Gentlemen:

I refer to your Letter of Credit No. _______ (the "Letter of Credit"). The undersigned, duly authorized officers of Hills Stores Company, Hills Department Stores Company and Ames Merchandising Corporation (collectively the "Merchant") hereby certifies to you that:

              (i) Gordon Brother Retail Partners, LLC and The Nassi Group, LLC (the "Agent") has not made a payment when due of or for the Guaranteed Amount, Expenses of Sale, or any other amounts due by Agent to Merchant pursuant to, and as such terms are defined in, that certain Agency Agreement dated as of April 8, 1997 between the Merchant and Agent.

              (ii)The amount to be drawn is $_________ (the "Amount Owing").

              (iii) Payment is hereby demanded in an amount equal to the lesser of (a) the Amount Owing and (b) the amount available on the date hereof to be drawn under the Letter of Credit.

              (iv)The Letter of Credit has not expired prior to the delivery of this letter and the accompanying sight draft.

              (v) The payment hereby demanded is requested to be made no later than two (2) business days after the date of delivery of this certificate, by wire transfer to the following account:

                                    [Bank Name]
                                    [Bank Address]
                                    ABA No: _______
                                    Further Credit to: [Account Title]
                                    [Account No.]

IN WITNESS WHEREOF, I have executed and delivered this certificate as of this day of ________ 199_.
                                            Very truly yours,



                                            HILLS STORES COMPANY

                                            By:
                                            Title: ___________________________


                                            HILL DEPARTMENT STORES COMPANY

                                            By:
                                            Title: _____________________________


                                            AMES MERCHANDISING CORPORATION

                                            By:
                                            Title: _____________________________

                                    EXHIBIT B

TO IRREVOCABLE LETTER OF CREDIT NO. ___________

                          Re: Reduction of Face Amount:
                              Hills Stores Company,
                       Hills Department Stores Company and
                         Ames Merchandising Corporation
                                2418 Main Street
                          Rocky Hill, Connecticut 06067
Ladies and Gentlemen:

I refer to your Letter of Credit No. ________ (the "Letter of Credit"). The undersigned, duly authorized officers of Hills Stores Company, Hills Department Stores Company and Ames Merchandising Corporation hereby certifies to you that the face amount of the Letter of Credit No. _______________ hereby shall be reduced from its original face amount to a new face amount of $________.

IN WITNESS WHEREOF, I have executed and delivered this letter as of this ___ day of ______, 199_.

                                         Very truly yours,


                                         HILLS STORES COMPANY
                                         By:
                                         Title: ____________________________


                                         HILL DEPARTMENT STORES COMPANY
                                         By:
                                         Title: ______________________________


                                         AMES MERCHANDISING CORPORATION
                                         By:
                                         Title: _______________________________







                               EXHIBIT 3(b)(i)(G)
                         Central Administrative Services


1.  Daily sales information, including:
*   Net sales and discount by category
*   sales tax reporting
*   sales by store and by week only for comparable periods last year
2.  Daily cash reporting, including:
*   cash management on a daily basis
*   credit card processing (if applicable)
*   daily deposit reporting from POS information
3.  Weekly payroll processing.
4. Management of POS to manage the sales process, including downloading of discounts (by SKU and/or by department) throughout the term of the Sale.
5. Access of current SKU, price and cost files, including all information on which reports are based.